SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                          Commission File No. 000-29913

                           AMENDMENT NO. 2 TO FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                                 Starfest, Inc.
             (Exact name of registrant as specified in its charter)

  California                           7372                          95-4442384
--------------           ----------------------------              -------------
  (state of              (Primary Standard Industrial              (IRS Employer
incorporation)            Classification Code Number)               I.D. Number)




                            4602 East Palo Brea Lane
                              Cave Creek, AZ 85331
                                  480-551-8280
                  (Address and telephone number of registrant's
                          principal executive offices)


                                 Michael Huemmer

                            4602 East Palo Brea Lane
                              Cave Creek, AZ 85331
                                  480-551-8280
            (Name, address and telephone number of agent for service)

                                   Copies to:
                              Thomas J. Kenan, Esq.
                      201 Robert S. Kerr Avenue, Suite 1000
                             Oklahoma City, OK 73102

        Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                          Calculation of Registration Fee

      Title of                        Proposed       Proposed
     each class                        maximum        maximum
    of securities        Amount       offering       aggregate        Amount of
        to be            to be         price         offering       registration
     registered       registered      per unit         price             fee
    -------------     ----------      --------       ---------      ------------

    Common Stock      96,957,713       $0.001         $32,320          $8.54(1)

(1) These 96,957,713 shares are to be offered in exchange for all the issued and outstanding shares of capital stock of Concierge, Inc. in a proposed merger. Concierge, Inc. has an accumulated capital deficit. The registration fee is based upon one-third of the par value (96,957,713 shares times $0.001 par value times one-third) of the securities to be received in the merger transaction.

        Regulation 230.457(f)(2).


        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

                                                      PROSPECTUS-PROXY STATEMENT



                                 Starfest, Inc.


                        96,957,713 Shares of Common Stock



Starfest, Inc. offers these shares of common stock only to the stockholders of Concierge, Inc. We propose that Concierge merge into our company.





                               -------------------

    Our common stock trades on the OTC Bulletin Board. Its symbol is "SFST."
                               -------------------







The approval of the merger of Concierge      Neither the Securities and Exchange
into our company is equivalent to a          Commission nor any state securities
purchase of our securities.  This involves   commission has approved or
a high degree of risk.  See "Risk            disapproved these securities or
Factors," beginning on page 3.               determined if this prospectus-proxy
                                             statement is truthful or complete.
                                             Any representation to the contrary
                                             is a criminal offense.




                                 Starfest, Inc.
                            4602 East Palo Brea Lane
                              Cave Creek, AZ 85331
                             Telephone 480-551-8280


                                December __, 2000

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Summary of Proposed Transaction............................................   1

Risk Factors                 ..............................................   3
Risks That Are Specific to the Concierge Stockholders
        1.     If you approve the merger, you will suffer
               an immediate 19.2 percent dilution in your
               percentage ownership and book value of
               Concierge ..................................................   3
        2.     Starfest could have unknown or contingent liabilities
               not reflected in its financial statements ..................   3
Risks That Are Specific to the Starfest Shareholders

        3.     Concierge lacks an operating history, has never
               operated at a profit, has never generated any
               significant revenues, has a limited operating
               history, and has only limited cash available
                                       for working capital ................   3

        4.     Starfest will lose most of the income tax benefits
               of its net operating loss carryforward .....................   4

        5.     Concierge's bylaws will become the bylaws of the
               post-merger company.  Certain of those bylaws
               could adversely affect the Starfest shareholders ...........   4

Risks That Apply to the Shareholders of Both Companies

       6.    The auditors of both Starfest and Concierge have
             added a "going concern"  paragraph to their most
             recent audit reports..........................................   4
         7.    It is likely that trading in our stock will

               be volatile and limited ...................................    5

        8.     Trading in the common stock of the post-merger
               company will most likely be subject to the
               inhibiting effects of the Commission's
               "penny stock" trading rules ...............................    5

        9.     Concierge has contingent liability of $467,500
               for possible violations of registration requirements
               of the Securities Act .....................................    6

        10.    Concierge may need additional funding .....................    6


        11.   Our success depends on our ability to retain
               Allen E. Kahn and other key personnel ....................     7

        1 2.   Management and their affiliates will control all

               matters submitted to shareholder votes ...................     7

        1 3.   One year after the proposed merger should become

               effective,  certain trading  restrictions  will be relaxed on the
               53.7 percent interest in the post-merger company to be owned by Concierge's present affiliates, which could result in a disruptive force in an orderly

               trading market in the company's shares ...................     7

        1 4.   The liquidation value of the post-merger

               company is far less than its market value.

               A collapse of the market price of the post-merger company's common stock would likely occur in the event of the company's

               liquidation ..............................................     8

          15.         The technology for Concierge's product, the

               Personal Communications Attendant, is not patented by Concierge and is available to

               competitors.  Strong competition is expected .............     8

          16.         Should a change in management seem necessary, it


               will be difficult for the non-management

               stockholders to do this ..................................     8


Terms of the Transaction.................................................     8

        Material Conditions to the Merger ...............................     8

        Terms of the Merger..............................................     9

        Reasons for the Merger ..........................................    10

        Description of Securities........................................    11

               Common Stock..............................................    11

                      Voting Rights......................................   1 1

                      Dividend Rights....................................   1 1

                      Liquidation Rights.................................   1 1

                      Preemptive Rights..................................   1 1

                      Registrar and Transfer Agent.......................   1 1

                      Dissenters' Rights.................................   1 1

                      Change in Control .................................   1 1

               Preferred Stock...........................................   1 2

        Differences Between Rights of Stockholders of
               Starfest and of Concierge ................................   1 2

        Accounting Treatment of Proposed Merger .........................   1 2


Federal Income Tax Consequences..........................................   1 3

        The Merger           ............................................   1 3

               Stockholders of Concierge.................................   1 3

        Agreement of Merger .............................................   1 3

        Pro Forma Financial Information and Dilution.....................   1 7


Material Contacts Among the Companies....................................   1 9

        Background of the Transaction ...................................   1 9


Interests of Named Experts and Counsel ..................................   2 1


Indemnification .........................................................   2 2


Penny Stock Regulations .................................................   2 3


Information About Starfest...............................................   2 5

        Business Development ............................................   2 5

        Business of Starfest ............................................   2 6

        Plan of Operation ...............................................   2 7

        Description of Property .........................................   2 8

        Legal Proceedings................................................   2 8


        Market for Starfest's Common Stock and Related

               Stockholder Matters.......................................   2 8

        Rule 144 and Rule 145 Restrictions on Trading....................   2 8

               Dividends     ............................................    30

               Reports to Stockholders ..................................    30

               Registration Statement ...................................    30

               Stock Certificates .......................................    31

        Financial Statements.............................................    31

        Management's Plan of Operation ..................................    31


        Changes in and Disagreements with Accountants on

               Accounting and Financial Disclosures .....................    31


Information About Concierge..............................................   3 1

        Overview ........................................................   3 2

        Concierge's Plan of Operation....................................   3 2

        Description of the PCATM ........................................   3 2

        The Market ......................................................   3 4

        Distribution Methods ............................................   3 4

        Production Costs ................................................   3 5

        Government Approval of Principal Products .......................   3 7

        Government Regulations ..........................................   3 7

        Properties ......................................................   3 7

        Dependence on Major Customers and Suppliers .....................   3 7

        Seasonality .....................................................   3 7

        Research and Development ........................................   3 7

        Environmental Controls ..........................................   3 7

        Year 2000 Computer Problem ......................................   3 8

        Number of Employees .............................................   3 8

        Venue of Sales ..................................................   3 8

        Patents, Trademarks, Copyrights and Intellectual Property .......   3 8

        Legal Proceedings ...............................................   3 8

        Concierge Management's Plan of Operation ........................   3 8

        Liquidity .......................................................   3 8

        Product Research and Development ................................   3 9

        Other Expected Developments .....................................   3 9

        Market for Common Equity and
               Related Stockholder Matters ..............................   3 9

        Market Information ..............................................   3 9

        Holders .........................................................    40

        Dividends .......................................................    40


        Changes in and Disagreements with Accountants on Accounting

               and Financial Disclosures ................................    40

        Financial Statements.............................................    40


Voting and Management Information........................................    41

        Date, Time and Place Information ................................    41

               Starfest      ............................................    41

               Concierge     ............................................    41

               Voting Procedure..........................................    41

        Revocability of Proxy............................................    42

        Effect of the Merger ............................................    42

        Dissenters' Rights of Appraisal..................................   4 3

        Persons Making the Solicitation..................................   4 4


        Voting Securities and Principal Holders Thereof..................   4 4


        Security Ownership of Certain Beneficial Owners and

               Management................................................   4 5

        Directors, Executive Officers and Significant Employees..........   4 8

        Executive Compensation ..........................................    50

               Other Arrangements .......................................    50

               Stock Options ............................................    51

        Certain Relationships and Related Transactions...................    51

               Transactions with Insiders and Promoters..................    51


Financial Statements Index ..............................................   5 4



Appendix A - Agreement of Merger.........................................   A-1

                         SUMMARY OF PROPOSED TRANSACTION

        Our company, Starfest, Inc., proposes to merge with another company, Concierge, Inc. The merger will occur only if the holders of a majority of the outstanding shares of common stock of each company approve it. A vote to approve or reject the merger will be taken soon at special stockholders' meetings of each company.


        Starfest sold all its assets on December 31, 1999 and today has no business. Concierge was organized in 1996, has not yet received any revenue from its business, and is a development stage company. Both Starfest and Concierge received opinions from their auditors noting facts that raise substantial doubts about the companies' abilities to continue as going concerns. Starfest is a company that files periodic reports with the Securities and Exchange Commission and whose stock is publicly held and is listed on the OTC Bulletin Board. Concierge is a closely-held company whose stock is not listed on any public stock exchange.

        Concierge has developed computer software, called the "Personal Communications AttendantTM," that responds to the user's spoken commands to read, verbalize and manage e-mail traffic stored on the user's personal computer. The spoken commands can be made from a remote telephone. Concierge commenced initial delivery of its product during September 2000.

        Should the stockholders of Starfest and Concierge approve the merger between the two companies, Starfest will be the surviving entity but its business and management will be that of Concierge. Starfest will change its name to "Concierge Technologies, Inc." The surviving company will have Starfest's articles of incorporation but Concierge's bylaws.

        Should each company approve the merger, each Concierge stockholder will receive 70.444 shares of Starfest common stock for each share owned of Concierge's outstanding 1,376,380 shares of common stock. This amounts to 96,957,713 shares of Starfest stock and would represent 80.8 percent of the outstanding stock after the merger. The Starfest stockholders will retain their shares of stock in Starfest, without increase or decrease. Their 23,000,000 shares of Starfest common stock will represent 19.2 percent of the outstanding stock after the merger.

        Starfest's address and telephone number is on the cover page of this Prospectus. The address and telephone number of Concierge is as follows:

               Concierge, Inc.
               6033 West Century Boulevard, Suite 1278
               Los Angeles, CA   90045
               Telephone 310-216-6334

        The table below compares the hypothetical values of a single share of common stock and the aggregate value of all issued shares of common stock of each of Starfest and Concierge on two dates:

        o the last trading day before the public announcement of the proposed merger, and

        o the most recent date of financial statements of the two companies included in this Prospectus-Proxy Statement:

                                                Starfest             Concierge
                                              ------------           ----------
                                              Market Value           Book Value
                                              ------------           ----------
        January 14, 2000 - the last
        trading date preceding the
        public announcement of the
        proposed merger:
               Per share                      $      0.29           $
               ---------                      -----------           --------
               All issued shares              $ 6,670,000           $(4,610)
          -----------------                   -----------           --------

        September 30, 2000 - the most
        recent date of financial
        statements of the two companies:
               Per share                      $      0.38           $   0.24
               ---------                      -----------           --------
               All issued shares              $ 8,740,000           $336,654
               -----------------              -----------           --------

        The market value of Starfest's common stock in the above table represents the closing bid price of its common stock on the indicated dates as reported by the OTC Bulletin Board. The book value of Concierge's common stock represents, for all its issued shares, the value of total stockholders' equity as reflected on its financial statements. The book value of a single share of Concierge common stock represents total stockholders' equity divided by the number of shares outstanding on the indicated dates.

        A majority vote of all outstanding shares by each company is required for approval of the proposed merger. The percentage of outstanding shares of each company that its directors, executive officers and their affiliates are entitled to vote are as follows:

                 Starfest                     Concierge
                 --------                     ---------

                   3.7%                          66.5%

        The directors, executive officers and affiliates of Starfest have agreed to vote in favor of the merger. Concierge's directors, executive officers and their affiliates have agreed to vote in favor of the merger only if the other Concierge shareholders, by their majority vote, vote in favor of the merger.

        There are no federal or state regulatory requirements that must be complied with or approval obtained in connection with the proposed merger.

        Dissenters' rights of appraisal exist for the stockholders of each of the two companies. See "Voting and Management Information - Dissenters' Rights of Appraisal."

        Based upon the opinion or our tax counsel, Thomas J. Kenan of Oklahoma City, Oklahoma, it is our opinion that the merger will qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code and, accordingly, there are no adverse federal income tax consequences to stockholders of either company should the merger be approved. Mr. Kenan's opinion is filed as Exhibit 8 to the Form S-4 registration statement of which this Prospectus-Proxy Statement is a part.

                                  RISK FACTORS

        Approval of the merger involves certain risks specific to Starfest shareholders and other risks specific to Concierge shareholders. There are additional risks that both companies' shareholders are exposed to. Voting to approve the merger is an investment decision that involves a high degree of risk. You should carefully consider the following risk factors as well as the terms of the merger in determining whether to approve the merger:

Risks That Are Specific to the Concierge Stockholders.

        1. If you approve the merger, you will suffer an immediate 19.2 percent dilution in your percentage ownership and book value of Concierge.

               The Starfest shareholders own 23 million shares of common stock and will continue to own these shares after the merger. Concierge shareholders will convert their 1,376,380 Concierge shares, pro rata, into 96,957,713 shares of Starfest common stock, or 80.8 percent of the outstanding shares after the merger. This 19.2 percent dilution -

               o       purchases no tangible assets,

               o       acquires no additions to management, and

               o       adds nothing to Concierge's business.

        2. Starfest could have unknown or contingent liabilities not reflected in its financial statements.


               Starfest has been an operating company. It failed in its business endeavors. Starfest's present management believes that its financial statements accurately reflect Starfest's liabilities at $397,462 on September 30, 2000. Nevertheless, there is always the possibility that a dormant corporation, such as Starfest, that earlier operated as a business concern may have real or contingent liabilities that are not known to its present management and that could surface once the company becomes viable. Your investment in Concierge is exposed to this risk if the merger is approved.


Risks That Are Specific to the Starfest Shareholders.


        3. Concierge lacks an operating history, has never operated at a profit, has never generated any significant revenues, has a limited operating history, and has only limited cash available for working capital.

               Concierge was incorporated in the state of Nevada on September 20, 1996 and commenced operations on that date. It devoted its activities primarily to product development and has begun selling its product. It has lost $1,901,017 since inception, which is the amount of its accumulated deficit. Sales and shipment of its initial product commenced in September 2000. It had available on September 30, 2000, for working capital, cash of approximately
$107,559 and prepaid expenses of $245,800, representing prepaid royalties and product manufacturing expense.


        4. Starfest will lose most of the income tax benefits of its net operating loss carryforward.

               Starfest had a net operating loss carryforward of $2,656,857 at December 31, 1999. This may be used to offset otherwise taxable income for several years in the future. However, under present tax laws if the ownership of more than 50 percent in value of the stock of Starfest changes during a three-year period, this limits severely the amount of taxable income of any "post-change year" that may be offset using "pre-change losses." The merger with Concierge will effect an immediate 80.8 percent change in such ownership and will of itself trigger such a restriction. Virtually all of the benefits of offsetting future taxable income against the $2,656,857 operating loss carryforward will be lost.

        5. Concierge's bylaws will become the bylaws of the post-merger company. Certain of those bylaws could adversely affect the Starfest shareholders.

               The ability of the shareholders to call special meetings will increase from 10 percent to 25 percent of the shares then outstanding.

               Directors will become able to be removed for cause by action of the other directors, which is in addition to the shareholders' right of removal by a majority vote.

               The obligatory indemnification of directors, officers and agents of the corporation, against their reasonable expenses in defending themselves in actions brought against them, will increase significantly. Starfest limits this to instances where an agent of the company has been successful on the merits in defense of such a proceeding. Concierge's bylaws provide for this indemnification in all instances except where the agent actually is adjudged to be liable for gross negligence or misconduct in the performance of his duties.

Risks That Apply to the Shareholders of Both Companies.


        6. The auditors of both Starfest and Concierge have added a "going concern" paragraph to their most recent audit reports.

               Starfest sold all its assets on December 31, 1999 and has no business. Concierge has not yet received any significant revenue from its business. A "going concern" paragraph added by a company's auditor to its audit report does not represent any qualification of the auditor's report. It does, however, reflect the fact that the auditor has identified conditions or events that indicate there could be reasonable doubt about the company's ability to continue as a going concern for a reasonable period of time, not to exceed one year.


        7. It is likely that trading in our stock will be volatile and limited.

               The OTC Bulletin Board trading in Starfest's common stock has always been limited and volatile. During 1998 and the first two months of 1999, Starfest conducted no business and there was virtually no trading in its stock. The following table shows the high and low bid and asked prices, as reported by the OTC Bulletin Board, for 1998 and 1999 and the first three quarters of 2000. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                                               Average Daily
                                   High           Low          Shares Traded
                                   ----           ---          -------------
        1998:
               1st Qtr.            0.02          0.005            12,592
                                                                 -------
               2nd Qtr.            0.01          0.005             1,675
                                                                 -------
               3rd Qtr.            0.03          0.005            22,348
                                                                 -------
               4th Qtr.            0.021         0.01             24,909
                                                                 -------

        1999:
               1st Qtr.            0.1000        0.0050          108,072
                                                                 -------
               2nd Qtr.            0.5938        0.0200          138,705
                                                                 -------
               3rd Qtr.            0.2000        0.0600          105,733
                                                                 -------
               4th Qtr.            0.1050        0.0450           95,998
                                                                 -------

        2000:
               1st Qtr.            2.3125        0.075           852,552
                                                                 -------
               2nd Qtr.            2.9688        0.3700          215,654
                                                                 -------
               3rd Qtr.            0.7813        0.35            108,162
               --------            ------        ------          -------

               The computer software industry, in which Concierge will operate, is also volatile. For instance, the Computer Technology Index ("XCI") closed on November 16, 2000 at 1,160. During the 52 weeks prior to this date, the closing price of this index ranged from 1,078 to 1,820. The Computer Technology Index is a widely recognized and used index. It is compiled by the American Stock Exchange and represents a cross section of widely-held corporations involved in various phases of the computer industry. It is market-value weighted, based on the aggregate market value of its 27 component stocks.

        8. Trading in the common stock of the post-merger company will most likely be subject to the inhibiting effects of the Commission's "penny stock" trading rules.

               Stocks that trade on the OTC Bulletin Board, such as Starfest's, are subject to certain rules governing stocks that trade at less than $5 a share. These rules prescribe certain procedures a broker-dealer must follow before a broker-dealer can recommend these stocks to their customers. Not only do these rules prevent broker recommendations of a penny stock in many instances, they tend to delay or to frustrate the execution of "buy" orders of penny stocks when they are recommended by the broker-dealers. Starfest's common stock is a "penny stock" and may remain so for an indeterminate time after the merger should the merger with Concierge be effected.

        9. Concierge has contingent liability of $467,500 for possible violations of registration requirements of the Securities Act.

               After Starfest filed on June 8, 2000, the registration statement of which this Prospectus-Proxy Statement is a part, Concierge, Inc., with whom Starfest proposes to merge, sold $467,500 worth of its common stock to seven persons. Concierge believed that such offering was exempt from registration under Section 5 of the Securities Act of 1933 (the "Act") by reason of the provisions of Section 4(2) of the Act and Regulation D, Rule 506 thereunder. It is possible - but not conceded by either Starfest or Concierge - that such exemptions from registration were not available to Concierge because of the public nature of the registration statement and also because the relationships between Concierge and some of the purchasers in such offering may not have satisfied the requirement of the Commission that such relationships be of a pre-existing, substantive nature.

               Should no exemption from Section 5 registration have been available for such offering, Concierge - and Starfest, should the proposed merger be approved and effected - as well as the persons controlling Concierge at the time of such sales of securities could be held liable under Section 12(1) of the Act to the seven purchasers of such common stock for their purchase price, with interest thereon, less any income received thereon, upon the tender of their shares of common stock, or for damages if they no longer own the securities. Such an action would have to be brought in a court within one year after the purchase of the securities.

               To the extent that any such actions should be filed and successfully litigated, Concierge's and, should the merger be approved and effected, starfest's operations, plans and ability to finance business operations would be adversely affected.

        10.    Concierge may need additional funding.

               Should the proposed merger be approved, the post-merger company may require additional funding to achieve its plan of operations for the next twelve months. Even should Concierge's operations become profitable, Concierge's contingent liability for possible violations of the registration requirements of the Securities Act of 1933 (see Risk Factor No. 9 immediately above) could impose a future requirement for additional funding. If additional funding is needed, whether during the next twelve months or later, the source of this funding has not been identified or committed, and no assurance can be given that the needed funds could be obtained. Failure to obtain the funds could result in a contraction of future advertising, an inability to fill orders for merchandise, a loss of sales, poor relations with business customers and possible failure of the business. See "Information About Concierge Concierge Management's Plan of Operations; - Liquidity."

        11. Our success depends on our ability to retain Allen E. Kahn and other key personnel.

               Should the merger occur, the post-merger company will be reliant on the continued services of several key personnel. The loss of any of them could adversely affect future operations. These persons are Allen E. Kahn, chief executive officer of Concierge; and F. Patrick Flaherty, executive vice president . Concierge has no employment agreements with any of these persons.

        12. Management and their affiliates will control all matters submitted to shareholder votes.

               Should the merger be approved, the post-merger company's management and their affiliates will own approximately 53.7 percent of the company's common stock. They will be able to elect all of the directors. They will also control all other matters submitted to the shareholders for a vote, such as -

               o       potential mergers,

               o       increases in the authorized capital,

               o the sale of all or substantially all of the company's assets, and

               o       the liquidation of the company.

        13. One year after the proposed merger should become effective, certain trading restrictions will be relaxed on the 53.7 percent interest in the post-merger company to be owned by Concierge's present affiliates, which could result in a disruptive force in an orderly trading market in the company's shares.

               All shareholders of Concierge will convert their shares of Concierge common stock into shares of Starfest common stock that will have been registered with the Commission. Despite this registration, the Commission's Rule 145 imposes trading restrictions on the post-merger shares of those persons who are affiliates of Concierge at the time Concierge votes on the merger. Generally, these trading restrictions are the same as those of Rule 144 and, in particular, limit for one year the amount of shares that can be sold into the open market by any such person during any three-month period. These restrictions apply for one year even if such an affiliate is no longer an affiliate of the post-merger company. To the extent any of Concierge's affiliates at the time of the vote on the merger are no longer affiliates of the post-merger company one year after the merger becomes effective, a large block of stock could become eligible for unlimited sale into the trading market of the company's shares. See "Rule 144 and Rule 145 Restrictions on Trading" on page 28.

        14. The liquidation value of the post-merger company is far less than its market value. A collapse of the market price of the post-merger company's common stock would likely occur in the event of the company's liquidation.


        15.         The  technology   for   Concierge's   product,  the Personal

Communications Attendant, is not patented by Concierge and is available to competitors. Strong competition is expected.

               The essential speech recognition and text-to-speech technology for Concierge's product is patented by Motorola and fonix Corp., to whom Concierge will pay royalties and who will license this technology to other companies.

        16. Should a change in management seem necessary, it will be difficult for the non-management stockholders to do this.


               Should the proposed merger be approved, the company's officers and directors and their affiliates will own approximately 53.7 percent of the common stock of the company. This amount may enable them to determine the outcome of any vote affecting the control of the company.

                            TERMS OF THE TRANSACTION

Material Conditions to the Merger.

        Starfest and Concierge have entered into an agreement of merger between Starfest and Concierge. For the merger to occur, each of the following must occur:


        o Registration statements must be filed with and become effective at the Securities and Exchange Commission and appropriate state securities regulatory agencies. The registration statements cover the following:


               o       the 96,957,713 merger shares - the shares Starfest offers
                      to the stockholders of Concierge.

       o The stockholders of each of Starfest and of Concierge must, by a majority vote of the shares outstanding, approve the merger. In this regard, the Concierge directors, officers and other affiliates, who will be able to vote 66.5 percent of the outstanding Concierge shares at the Concierge stockholders'
               meeting, have agreed that they will vote their shares in accordance with the outcome of the vote of the other shareholders.

Terms of the Merger.
-------------------

        The terms of the proposed merger are as follows:

        1.     Concierge shall merge into Starfest.


        2. Each share of Concierge's 1,376,380 outstanding shares of common stock shall be converted into 70.444 shares of common stock of Starfest. The 96,957,713 Starfest merger shares shall be distributed to the Concierge shareholders on a pro-rata basis.


        3. There shall be no fractional shares issued. Otherwise fractional shares shall be rounded up or down to the nearest whole number.

        4. The present business of Concierge shall be conducted after the merger by Starfest, into which Concierge shall have merged. However, Concierge's management and directors shall become the management and directors of the combined company.

        5. The articles of incorporation of Starfest will be amended to provide the following:

               o      Its name will be changed to "Concierge Technologies, Inc."

               o Its authorized capital will be increased from 65 million shares of Common Stock, no par value, to 190 million shares of Common Stock, $0.001 par value, and 10 million shares of Preferred Stock, $0.001 par value.

               There will be  approximately  120 million  shares of common stock outstanding after the merger. The board of directors will have the authority to issue the remaining 70 million authorized but unissued shares of common stock without shareholder approval. The issuance of all of these common shares would result in a 58 percent dilution in the present ownership of each shareholder, although the amount, if any, of any economic dilution to existing shareholders would depend upon the consideration received for the issuance of the additional shares.

               Similarly, the issuance of the newly authorized 10 million shares of preferred stock poses a potential percent dilution in book value for existing shareholders, although the economic dilution, if any, would depend upon the consideration received for the preferred shares.

               The fact that there will be 70 million shares of common stock and 10 million shares of preferred stock available for issuance by the post-merger board of directors has an anti-takeover impact. Any corporation or persons considering making a tender offer for the post-merger company's shares will be inhibited by the recognition that the issuance of these authorized but unissued shares could increase the total cost of a tender offer and even defeat it.

               The class of preferred stock that will be authorized will have no stated or defined preferences. Rather, the board of directors will be able, by board resolution to be filed with the Secretary of State of California, to designate series of the preferred stock with specific preferences or attributes. Examples of preferences or stock attributes could be -

               o a series of the preferred stock could be preferred over the common stock or other series of preferred stock in the event of the liquidation of the company,

               o a series of the preferred stock could be preferred over the common stock in the company's declaration and payment of dividends,

               o a series of the preferred stock could be convertible into common stock at a stated conversion price,

               o a series of the preferred stock could be given the right to elect a majority of the members of the board of directors in the event of the non-payment of dividends to the holders of the preferred stock, or

               o      combinations of the above or other preferences.

        6. The Bylaws of the post-merger company will be the Bylaws of Concierge. Although not a term of the merger, Concierge seeks approval of its shareholders to amend its bylaws to increase the number of its directors to eleven.

        7. Should the stockholders of Concierge not approve the merger, neither of Starfest or Concierge shall be liable to the other.

Reasons for the Merger.
----------------------

        The Starfest stockholders will benefit by becoming, once again, an operating company with a business. The directors of Starfest believe that the unified messaging product of Concierge has great potential due to the increasing number of mobile-based e-mail users both domestically and globally.

        Concierge's stockholders will benefit from converting their present stock in a closely-held corporation to stock of a corporation for which there is a public market for their stock. Concierge could register its own common stock with the Securities and Exchange Commission and then seek an NASD member firm to apply to the OTC Bulletin Board for trading privileges for its stock. Concierge's management feels, however, that its shareholders will benefit from the broader shareholder base and considerably larger public float - 53,258,472 shares immediately after the merger - to be obtained from the merger with Starfest.

        Finally, the management of both Starfest and Concierge believe that the existence of a public market will facilitate the raising of expansion funds for the post-merger company. There is no assurance that such will occur.


        Effectively, the stockholders of Concierge will suffer a 19.2 percent dilution in their equity in Concierge solely for the perceived, but not assured, benefits of having a public market for their securities.

Description of Securities.
-------------------------

        Common Stock. Starfest is a California corporation, and Concierge is a Nevada corporation. Starfest is authorized to issue 65 million shares of common stock. It has 23 million shares of common stock now issued and outstanding. Concierge is authorized to issue 10 million shares of common stock. It has 1,376,380 shares of its common stock now issued and outstanding. There are no material differences in the common stock of our two companies.


               Voting rights. Stockholders have one vote a share on all matters submitted to a vote of the stockholders. Shares of common stock do not have cumulative voting rights. This means that the holders of a majority of the shares voting for the election of the board of directors are able to elect all members of the board of directors.

               Dividend rights. Stockholders receive dividends when and if declared by the board of directors out of funds of the corporation legally available therefor.

               Liquidation rights. Upon any liquidation, dissolution or winding up, stockholders receive pro rata all of the assets of the corporation available for distribution to stockholders, subject to the prior satisfaction of the liquidation rights of the holders of outstanding shares of preferred stock.

               Preemptive rights. Stockholders do not have preemptive rights to subscribe for or purchase any stock, obligations or other securities of the corporation.

               Registrar and transfer agent. Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501, is the transfer agent and registrar of the common stock of Starfest. Concierge serves as its own registrar and transfer agent.

               Dissenters' rights. A stockholder has "dissenters' rights" which, if properly exercised, may require the corporation to repurchase its shares. Dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the corporation's certificate of incorporation.

               Change in Control. There are no provisions in the articles of incorporation or bylaws that would delay, defer or prevent a change in control of either Starfest or Concierge.

        Preferred Stock. The post-merger company will be authorized to issue 10 million shares of preferred stock. The preferred stock may be issued from time to time by the directors as shares of one or more series. The description of shares of each series of preferred stock, including any preferences, conversion and other rights, voting powers, and conditions of redemption must be set forth in resolutions adopted by the directors.

        There are no presently outstanding shares of preferred stock of Starfest.

Differences Between Rights of Stockholders of Starfest and of Concierge.
-----------------------------------------------------------------------

        There are several material differences between the bylaws of Starfest and of Concierge. The bylaws of Concierge will become the bylaws of the surviving company. The material differences are -

        o A Concierge bylaw provides that special meetings of the shareholders can be called at the request of 25 percent of the shares then outstanding. A Starfest bylaw designates 10 percent of the shares then outstanding for this same purpose.

        o A Concierge bylaw provides that there shall ben five directors. A Starfest bylaw designates not less than four nor more than five directors.

               At the special meeting of Concierge shareholders called to approve or disapprove the proposed merger with Starfest, the Concierge shareholders will also consider a proposal of its directors to increase to eleven the number of its directors.

        o A Concierge bylaw provides that special meetings of the directors can be called on one day's actual notice by any director or the president. A Starfest bylaw provides that special directors' meetings can be called on two-days' actual notice by two directors, the president, any vice president or the secretary.

        o A Concierge bylaw provides that any director may be removed for cause by action of the board of directors. No Starfest bylaw provides for removal of directors by the board of directors.

        o A Concierge bylaw provides that any director, officer or employee shall be indemnified by the company against the reasonable expenses incurred in the defense of any proceeding brought against him by reason of his being a director, officer or employee except in instances where he actually is adjudged to be liable for gross negligence or misconduct in the performance of his duties. A Starfest bylaw authorizes indemnification but limits obligatory indemnification to instances where an agent of the company has been successful on the merits in defense of any such proceeding.

Accounting Treatment of Proposed Merger.
---------------------------------------

        The transaction will be accounted for as a reverse acquisition that is, the acquisition of Starfest by Concierge as Concierge will have the controlling votes of the combined entities.

Federal Income Tax Consequences of the Transaction.
--------------------------------------------------

        The  Merger.   The  merger   will   qualify  as  a  type  "A"  tax  free
reorganization for both corporations under Section 368(a)(1) of the Internal Revenue Code.

               Stockholders of Concierge. There will be no recognition of taxable gain or loss to the stockholders of Concierge by reason of the merger. Each stockholder of Concierge will have a carryover tax basis and a tacked holding period for the Starfest securities received in the merger.

               Concierge itself will not recognize any taxable gain or loss, because its liabilities are not in excess of the tax basis of its assets.

               The above discussion is not based upon an advance ruling by the Treasury Department but upon an opinion of Thomas J. Kenan, esquire, in his capacity as tax counsel to Starfest (which tax opinion is one of the exhibits to the registration statement of which this Prospectus- Proxy Statement is a part). Mr. Kenan's opinion is based upon U.S.

federal income tax law, including legislation, regulations, administrative rulings and court decisions.

Agreement of Merger.
-------------------

        The Agreement of Merger between Starfest and Concierge appears herein as "Appendix A - Agreement of Merger."

        In addition to the terms of the merger described earlier under "Terms of the Transaction - Terms of the Merger," the Agreement of Merger contains the following principal provisions:

               Representations by Starfest.   Starfest makes  representations to
Concierge in regard to -

        o its good standing in California and in each state where it is required to obtain authorization to transact business,

        o its right, power, legal capacity and authority to enter into the Agreement of Merger and to perform its obligations under the agreement,

        o the validity of all documents, instruments and certificates delivered pursuant to the agreement's terms,


        o the consummation of the merger not resulting in a breach or violation by it of its corporate charter or any agreements to which it is a party,

        o      the accuracy of its financial statements,

        o the non-existence of any person's right to acquire capital stock of Starfest other than as disclosed in the agreement,


        o the disclosure of all material liabilities of it not reflected on the financial statements,

        o      the disclosure of any material claims against it,

        o      the filing by it of all tax returns required to be filed by it,

        o its compliance with all federal, state or local laws and ordinances,

        o      the non-existence of any employee pension benefit plan,

        o its non-infringement of any patents, trademarks, service marks or trade names,

        o      the non-existence of any collective bargaining agreement,

        o the legality of its earlier issuance of unrestricted shares pursuant to Regulation D, Section 504.

               Representations   by   Concierge.   Concierge   makes   the  same
representations to Starfest as those described above that Starfest makes to Concierge.

Conditions Precedent to Starfest's Obligation to Consummate the Merger. The obligation of Starfest to consummate the merger is subject to its satisfaction that the following conditions have been met:

        o Concierge shall have performed all of the following covenants, conditions and obligations required of it to be performed by the closing date:

               o Concierge will have filed all income, franchise, property, sales, employment and other tax returns required of it by any taxing authority and will have paid or accrued all taxes required to be paid by it,

               o there shall be no undisclosed claims against Concierge or affecting its business and no undisclosed pending or threatened proceedings or governmental investigations involving Concierge, its assets or its business,

               o Concierge shall have obtained all permits or other authorizations necessary for the conduct of its business and shall not be in violation of any such permit or other authorization,

               o all parties to all material contracts to which Concierge is a party are in compliance in all material respects with the terms of the contracts, and

               o Concierge has never infringed any patents, trademarks, service marks or trade names used by it in its business nor has it claimed any such infringement.

        o all representations made by Concierge shall be materially true, correct and complete,

        o prior to closing the merger, Concierge shall have suffered no material adverse change affecting it or sustained any loss that materially affects its ability to conduct its business,

        o there shall be no pending legal proceeding seeking to restrain or prohibit or to obtain damages or other relief in connection with the merger,

        o      a majority of the Starfest shareholders shall have approved

               o       the merger,

               o       the   change   of   name   of   Starfest   to  "Concierge
                       Technologies, Inc."

               o       the   change   of   management   to  that of  Concierge's
                       management, and

               o an increase in the authorized capital to 190 million shares of common stock and 10 million shares of preferred stock,

        o Concierge shall have obtained any consents necessary to perform its obligations under the Agreement of Merger, and

        o Starfest shall have obtained all required approvals under the securities laws to issue the merger shares to Concierge's shareholders.


Conditions Precedent to Concierge's Obligation to Consummate the Merger. The obligation of Concierge to consummate the merger is subject to its satisfaction that Starfest has met the same conditions as those listed above and imposed on Concierge that are conditions precedent to Starfest's obligation to consummate the merger.


The Closing.   At the  closing of  the  merger transaction, the  following shall occur:

        o each party shall deliver to the other party certificates of good standing from the states where each is required to be qualified to do business,


        o each company's secretary shall deliver to the other company a secretary's certificate certifying that all necessary corporate action has taken place to approve the merger,

        o Starfest shall deliver the necessary documents needed to be filed with the Secretaries of State of California and Nevada to effect the merger, and the officers of the two companies shall execute the documents and deliver them for filing to the Secretaries of State, and

        o Concierge shall deliver to Starfest a list of Concierge shareholders, certified by Concierge's secretary, setting forth the names, addresses and number of shares of Starfest each is to receive in the merger, and Starfest shall send the list to Starfest's stock transfer agent with instructions to issue the 96,957,713 merger shares to the Concierge shareholders in accordance with the list.

Termination of the Agreement of Merger. The agreement may be terminated prior to closing by either party if any one or more of the conditions to its obligation to close have not been fulfilled, or by mutual agreement of the parties.

Survival of Representations and Indemnification. The representations of the parties to the agreement shall survive the closing for two years.
Each party indemnifies the other party against its loss arising from breaches of representations, but only if the losses exceed $10,000 and the total indemnification obligation shall not exceed $200,000.

Post-Closing Covenants. The post-merger company shall not reverse split its stock for at least two years without the written consent of Gary Bryant of Indian Wells, California, who will represent the interests of the present Starfest shareholders. Mr. Bryant is the record owner of 1,310,000 shares of Starfest common stock and will receive an additional 5,083,300 shares of common stock, through his ownership of 75,000 shares of Concierge common stock, should the merger be approved. He will be the owner of the largest number of shares of the post-merger company of any present Starfest shareholder. For this reason, he was chosen by the Starfest directors to represent the interests of the present Starfest shareholders in regard to possible reverse stock splits that might be proposed by the post-merger directors.

                               Starfest    Concierge
                                 Inc.         Inc.       Pro Forma    Pro Forma
                             (Historical) (Historical)  Adjustments   Combined
                             ------------ ------------  -----------   ---------
ASSETS

Current assets                $    1,105  $   430,905   $ (100,000) $   332,010

Property and equipment                 -        4,692            -        4,692

Goodwill                               -            -      362,441      362,441
                               ---------   ----------   ----------   ----------

TOTAL ASSETS                  $    1,105  $   435,597               $   699,143
                               =========   ==========                ==========



LIABILITIES AND
STOCKHOLDERS' EQUITY

Current liabilities           $   363,546 $    39,155   $  100,000  $   302,701

Long term liabilities                   -           -            -            -
                               ----------  ----------    ----------  ----------

     Total liabilities        $   363,546      39,155               $   302,701
                               ----------  ----------                ----------

Stockholders' equity:

   Common stock                 2,647,353      13,764    2,647,353       13,764

   Additional paid-in capital           -   1,741,407            -    1,741,407

   Retained earnings (deficit) (3,009,794) (1,358,729)  (3,009,794)  (1,358,729)
                               ----------  ----------   ----------   ----------

     Total stockholders'
       equity                    (362,441)    396,442            -      396,442
                               ----------  ----------   ----------   ----------

TOTAL LIABILITIES AND         $     1,105 $   435,597  $         -  $   699,143
                               ==========  ==========   ==========   ===========
STOCKHOLDERS' EQUITY

                               Starfest    Concierge
                                 Inc.         Inc.       Pro Forma    Pro Forma
                              (Historical) (Historical)  Adjustments   Combined
                              ------------ ------------  ----------- ----------

Sales                         $         -  $         -  $        -  $         -

Cost of Sales                           -            -           -            -
                               ----------   ----------   ---------    ---------

     Gross profit                       -            -           -            -

Operating expenses                352,137      259,335           -      611,472
                               ----------   ----------   ---------    ---------

Loss from operations             (352,137)    (259,335)          -     (611,472)

Income (loss) before taxes       (352,137)    (259,335)          -     (611,472)
                               ----------   ----------   ---------    ---------

Provision for taxes                   800          800           -       (1,600)
                               ----------   ----------   ---------    ---------

NET INCOME (LOSS)                (352,937)    (260,135)          -     (613,072)
                               ==========   ==========   =========    =========

EARNINGS PER SHARE

     Net income (loss)        $  (352,937) $  (260,135) $        -  $  (613,072)

     Weighted-average number
     of shares outstanding     23,000,000   96,957,713           -  119,957,713

     (Loss) per share         $     (0.02) $     (0.00)          -  $    (0.01)
                               ==========   ==========   =========   =========

                MATERIAL CONTACTS BETWEEN STARFEST AND CONCIERGE

Background of the Transaction.


        On December 14, 1999, at the initiation of John Everding and Gary Bryant, financial consultants doing business as Newport Capital Consultants, Inc., a meeting was held in Irvine, California in the offices of Grant Bettingen Company. Attending the meeting were John Everding, Gary Bryant, Grant Bettingen and two representatives of Concierge - Allen Kahn and Patrick Flaherty. The subjects discussed were a merger between Concierge and Starfest proposed by John Everding and Gary Bryant, the business plans of Concierge as revealed by Allen Kahn and Patrick Flaherty, Starfest's history as revealed by Gary Bryant, how the equity of such a post-merger company would be allocated between the shareholders of Starfest and Concierge and how Gary Bryant and John Everding would be compensated if such a merger should occur. Mr. Bryant proposed that the equity of the post-merger company be allocated in the manner set forth in this Prospectus- Proxy Statement. Allen Kahn and Patrick Flaherty indicated that they would seek the approval of the Concierge directors to the merger and to this allocation.

        The subject of compensation to Gary Bryant and John Everding was deferred to a later date. Grant Bettingen asked for no compensation for providing a meeting place for the December 14, 1999 meeting, and he is to receive no compensation. Gary Bryant asked to be compensated for bringing Starfest to the proposed transaction. John Everding asked to be compensated for assisting Concierge in locating prospective investors in Concierge.


        The directors of Concierge and Starfest each met and approved the proposed merger and its terms. An agreement of merger was drafted by Starfest's counsel and was executed on January 26, 2000 by the officers of Starfest and Concierge. No joint meeting of the directors of the two companies was ever held.

        The matter of compensation to be paid to Gary Bryant and John Everding was raised several times in telephone conversations with Allen Kahn initiated by either John Everding or Gary Bryant. Finally, on May 5, 2000 the directors of Concierge agreed to the compensation proposed by Gary Bryant and John Everding - 75,000 shares of pre-merger common stock of Concierge to Gary Bryant - which will convert into 5,283,300 shares of post-merger Starfest common stock - and 37,500 shares of pre-merger Concierge common stock to John Everding - which will convert into 2,641,650 shares of post-merger Starfest common stock. The 75,000 shares of Concierge common stock that were issued to Gary Bryant were valued by Concierge's directors at $24,000, the book value of the shares when they were issued. The 37,500 shares of Concierge common stock that were issued to John Everding were valued by Concierge's directors at $12,000, the book value of the shares when they were issued. There is no provision for delayed vesting of the issued shares, repurchase rights or other mechanisms whereby Concierge may recover its fee paid to Bryant and Everding in the event the proposed transaction with Starfest is not approved by the shareholders of either company.

        At the time the agreement of merger was executed on January 26, 2000, Starfest's common stock was traded through the OTC Bulletin Board. However, it was subject to delisting if Starfest did not register its common stock with the Securities and Exchange Commission by April 2000 and become a "reporting company" - a company obligated to file periodic reports with the Commission. Starfest's counsel, who was drafting the registration statement for the merger, advised the officers of Starfest and of Concierge, Gary Bryant and John Everding that the registration statement would not be able to be filed and processed by the Commission's staff prior to the April 2000 deadline and that it therefore faced delisting from the OTC Bulletin Board.


        In early March 2000 Gary Bryant advised Michael Huemmer, the president of Starfest; Allen Kahn, the president of Concierge; and Thomas Kenan, Starfest's counsel who was drafting the registration statement for the merger shares, that he had been advised by a friend, Jim Stubler of Capistrano Beach, California that a certain Aaron Tsai of Evansville, Indiana, had registered with the Commission at least twenty startup, no-operations, shell corporations for the purpose of enabling companies, such as Starfest, that were facing delisting from the Bulletin Board, to take advantage of the Commission's Rule 12g(3). This rule provides, generally, that a corporation that acquires a reporting corporation, by purchase, merger or otherwise, also acquires the legal obligation to file periodic reports with the Commission for the combined companies. Mr. Bryant stated that one of these reporting shell corporations of Mr. Tsai, a company named MAS Acquisition XX Corp., was available for purchase by Starfest for $100,000 cash and 150,000 shares of common stock of Starfest. This consideration was to be divided between Mr. Tsai and Mr. Stubler in some proportion known only to them.


        The acquisition by Starfest of Mr. Tsai's 96.83 percent of the outstanding shares of MAS Acquisition XX Corp. would enable Starfest to become a reporting company upon filing a proper Form 8-K with the Commission to report the acquisition. This would avoid Starfest's delisting from the OTC Bulletin Board. Mr. Bryant maintained that such a delisting would result in Starfest's common stock being reduced to trading through the Pink Sheets, a trading medium inferior to that of the Bulletin Board, and that such would almost inevitably result in a lower market value of Starfest's common stock. He argued that the likelihood of obtaining approval of the merger by Concierge's shareholders would be lessened if Starfest were a "Pink Sheet company," that the payment of 150,000 shares of Starfest and $100,000 cash was justified when measured against the approximately 120 million shares to be outstanding of the post-merger company should the merger occur and the lost time and costs of processing the proposed merger to a vote of shareholders that would vote against the proposed merger because of the Pink Sheet status of Starfest.

        Mr. Bryant's arguments were accepted by the management of Starfest and Concierge. Starfest did not have $100,000 to pay to Mr. Tsai and Mr. Stubler. Concierge loaned the $100,000 to Starfest. Starfest's counsel drafted an acquisition agreement, which agreement was executed on March 6, 2000. The required consideration was paid and delivered, and on March 10, 2000 Starfest filed a Form 8-K12G3 with the Commission reporting its acquisition of 96.83 percent of the outstanding shares of common stock of MAS Acquisition XX Corp. and Starfest's assumption of the obligation to file future reports with the Commission. The Form 8- K12G3 was accepted without review by the Commission. Starfest was not delisted from the OTC Bulletin Board.

        As stated, the $100,000 cash portion of the consideration paid to acquire MAS Acquisition XX Corp. was loaned to Starfest by Concierge. This loan is carried on Starfest's balance sheet as a "related party note payable." It is payable on demand and is interest-free. Should the merger occur, the obligor and the obligee of the loan will have merged into the same person, an event which will extinguish the obligation. Should the merger not occur, Starfest will owe Concierge $100,000 on demand.

        Other than having an interest in the proposed merger by reason of (1) his or her ownership of common stock of Starfest or Concierge or (2) election to office of the surviving company, there is no substantial interest in the merger, direct or indirect, of any Starfest or Concierge director or executive officer since the beginning of the last fiscal year, nominee for election as a director or associate of any of the foregoing persons.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

        Thomas  J.  Kenan,  Esquire,  counsel  to  Starfest,  is  named  in this
Prospectus-Proxy Statement as having given an opinion on legal matters concerning the registration or offering of the securities described herein. From February 17, 1999 until April 6, 1999, Mr. Kenan was the sole officer and director of Starfest. Mr. Kenan's spouse, Marilyn C. Kenan, is the trustee and sole beneficiary of the Marilyn C. Kenan Trust, a testamentary trust that presently owns 760,000 shares of common stock of Starfest. Mr. Kenan disclaims any beneficial ownership in the securities beneficially owned by his spouse's trust. Mr. Kenan owns, in his own name, 600,000 shares of common stock of Starfest and 2,840 shares of common stock of Concierge which shares of Concierge he received as compensation for his legal services and counsel in connection with the negotiation and preparation of the agreement of merger, his legal services in the negotiation and drafting of a Stock Purchase Agreement dated March 6, 2000 with the controlling shareholder of MAS Acquisition XX Corp. and Mr. Kenan's subsequent drafting of a Form 8-K12G3 filed with the Commission on March 10, 2000, his drafting of Starfest's annual Form 10-KSB, and the drafting of the registration statement of which this Prospectus-Proxy Statement is a part.

                                 INDEMNIFICATION


        Starfest, a California corporation, will be the surviving corporation to the merger. Under California corporation law, a corporation is authorized to indemnify officers, directors, employees and agents who are parties or threatened to be made parties to any civil, criminal, administrative or investigative suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the corporation or are or were acting in the same capacity for another entity at the request of the corporation. Such indemnification includes reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

        With  respect  to  any  criminal   action  or  proceeding,   these  same
indemnification authorizations apply if these persons had no reasonable cause to believe their conduct was unlawful.


        In the case of any action by the corporation against such persons involving a breach of duty to the corporation or its shareholders, California law authorizes the corporation to provide similar indemnification but only if -

       o      the articles  of incorporation authorize such, or

       o
                          the court conducting the proceeding determines that
               such persons are nevertheless fairly and reasonably entitled
               to indemnification.             Concierge's articles of

               incorporation do not authorize such indemnification for acts of directors and officers involving a breach of duty to the corporation or its shareholders.



        To the extent any such persons are successful on the merits in defense of any such action, suit or proceeding, California law provides that they shall be indemnified against reasonable expenses, including attorney fees. A corporation is authorized to advance anticipated expenses for such suits or proceedings upon an undertaking by the person to whom such advance is made to repay such advances if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

        Indemnification and payment of expenses provided by California law are not deemed exclusive of any other rights by which an officer, director, employee or agent may seek indemnification or payment of expenses or may be entitled to under any by-law, agreement, or vote of stockholders or disinterested directors. In such regard, a California corporation may purchase and maintain liability insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation.

        As a result of such corporation law, the post-merger company may, at some future time, be legally obligated to pay judgments (including amounts paid in settlement) and expenses in regard to civil or criminal suits or proceedings brought against one or more of the officers, directors, employees or agents, as such, of either of the two pre-merger companies with respect to matters involving the proposed merger or, should the merger be effected, matters that occurred prior to or after the merger.


        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                             PENNY STOCK REGULATIONS

        There is no way to predict a price range within which Starfest's common stock would trade after the proposed merger. It presently trades on the OTC Bulletin Board at a price less than $5 a share and is subject to the rules governing "penny stocks."

        A "penny stock" is any stock that:

        o      sells for less than $5 a share.

        o is not listed on an exchange or authorized for quotation on The Nasdaq Stock Market, and

        o is not a stock of a "substantial issuer." Starfest is not now a "substantial issuer" and cannot become one until it has net tangible assets of at least $2 million, which it does not now have and will not have solely as a result of the proposed merger with Concierge.

        There are statutes and regulations of the Securities and Exchange Commission (the "Commission") that impose a strict regimen on brokers that recommend penny stocks.

               The Penny Stock Suitability Rule
               --------------------------------

        Before a broker-dealer can recommend and sell a penny stock to a new customer who is not an institutional accredited investor, the broker-dealer must obtain from the customer information concerning the person's financial situation, investment experience and investment objectives. Then, the broker-dealer must "reasonably determine" (1) that transactions in penny stocks are suitable for the person and (2) that the person, or his advisor, is capable of evaluating the risks in penny stocks.

        After making this determination, the broker-dealer must furnish the customer with a written statement setting forth the basis for this suitability determination. The customer must sign and date a copy of the written statement and return it to the broker-dealer.

        Finally the broker-dealer must also obtain from the customer a written agreement to purchase the penny stock, identifying the stock and the number of shares to be purchased.

        The above exercise delays a proposed transaction. It causes many broker-dealer firms to adopt a policy of not allowing their representatives to recommend penny stocks to their customers.

        The Penny stock Suitability Rule, described above, and the Penny Stock Disclosure Rule, described below, do not apply to the following:

        o      transactions not recommended by the broker-dealer,

        o      sales to institutional accredited investors,

        o transactions in which the customer is a director, officer, general partner, or direct or indirect beneficial owner of more than 5 percent of any class of equity security of the issuer of the penny stock that is the subject of the transaction, and

        o transactions in penny stocks by broker-dealers whose income from penny stock activities does not exceed five percent of their total income during certain defined periods.

               The Penny Stock Disclosure Rule
               -------------------------------

        Another Commission rule - the Penny stock Disclosure Rule requires a broker-dealer, who recommends the sale of a penny stock to a customer in a transaction not exempt from the suitability rule described above, to furnish the customer with a "risk disclosure document." This document is set forth in a federal regulation and contains the following information:

        o A statement that penny stocks can be very risky, that investors often cannot sell a penny stock back to the dealer that sold them the stock,

        o A warning that salespersons of penny stocks are not impartial advisers but are paid to sell the stock,

        o The statement that federal law requires the salesperson to tell the potential investor in a penny stock -

               o      the "offer" and the "bid" on the stock, and

               o the compensation the salesperson and his firm will receive for the trade,

        o An explanation that the offer price and the bid price are the wholesale prices at which dealers are willing to sell and buy the stock from other dealers, and that in its trade with a customer the dealer may add a retail charge to these wholesale prices,

        o A warning that a large spread between the bid and the offer price can make the resale of the stock very costly,

        o Telephone numbers a person can call if he or she is a victim of fraud,

        o      Admonitions -

               o       to use caution when investing in penny stocks,

               o       to understand the risky nature of penny stocks,

               o to know the brokerage firm and the salespeople with whom one is dealing, and

               o       to be cautious if ones salesperson leaves the firm.

Finally, the customer must be furnished with a monthly statement including prescribed information relating to market and price information concerning the penny stocks held in the customer's account.

               Effects of the Rule
               -------------------

        The above penny stock regulatory scheme is a response by the Congress and the Commission to known abuses in the telemarketing of low-priced securities by "boiler shop" operators. The scheme imposes market impediments on the sale and trading of penny stocks. It has a limiting effect on a stockholder's ability to resell a penny stock.

        Starfest's merger shares likely will trade below $5 a share on the OTC Bulletin Board and be, for some time at least, shares of a "penny stock" subject to the trading market impediments described above.

                        INFORMATION ABOUT STARFEST, INC.

Business Development

        Starfest, Inc. was incorporated in California on August 18, 1993 as "Fanfest, Inc." On August 29, 1995 its name was changed to Starfest,
Inc.

        Pursuant to a Stock Purchase Agreement (the "Purchase Agreement") dated March 6, 2000 between (1) MAS Capital, Inc., an Indiana corporation, the controlling shareholder of MAS Acquisition XX Corp. ("MAS XX"), an Indiana corporation, and (2) Starfest, approximately 96.83 percent (8,250,000 shares) of the outstanding shares of common stock of MAS Acquisition XX Corp. were exchanged for $100,000 and 150,000 shares of common stock of Starfest in a transaction in which Starfest became the parent corporation of MAS XX.

        At the time of this transaction, the market price of Starfest's common stock was $1.50 bid at closing on March 7, 2000 on the OTC Bulletin Board. Accordingly, the consideration Starfest paid for the 96.83 percent interest was valued at $325,000. Concierge loaned to Starfest the $100,000 cash portion of the consideration evidenced by a no-interest, demand note. Michael Huemmer, the president of Starfest, loaned to Starfest the 150,000 shares of common stock of Starfest that was the stock portion of the consideration.

        Upon execution of the Purchase Agreement and the subsequent delivery of $100,000 cash and 150,000 shares of common stock of Starfest on March 7, 2000, to MAS Capital Inc., pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Starfest became the successor issuer to MAS Acquisition XX Corp. for reporting purposes under the Securities and Exchange Act of 1934 and elected to report under the Act effective March 7, 2000.

        MAS Acquisition XX had no business, no assets, and no liabilities at the time of the transaction. Starfest entered into the transaction solely for the purpose of becoming the successor issuer to MAS Acquisition XX Corp. for reporting purposes under the 1934 Exchange Act. Prior to this transaction, Starfest was preparing to register its common stock with the Commission in order to avoid being delisted by the OTC Bulletin Board. By engaging in the Rule
12g-3(a) transaction, Starfest avoided the possibility that its planned registration statement with the Commission would not be fully reviewed by the Commission's staff before an April 2000 deadline, which would result in Starfest's common stock being delisted on the OTC Bulletin Board.

Business of Starfest.
--------------------

        Starfest's initial business was the production and promotion of theme events involving numerous artists and performers and designed to attract mass audiences of fans drawn by the theme. In 1994 and 1995 it produced "Fanfest," which was held at the Fairplex at the Los Angeles County Fairgrounds, and which won the Airplay International Award as the "Country Music Event of the Year." In 1995 the event won the Country Music Associations of America's award as the "Best Country Event of the Year." The two events lost money, however. By the end of 1995, Starfest had no business and a retained deficit of $1,228,703. In 1996 the event was renamed "Starfest" and was again held in Los Angeles.

        In 1997 the event was planned but was cancelled before being held. The company was essentially dormant in 1998, losing only $2,366 for the year, with its activities being limited to dealing with creditors and to attempting to raise capital for the resumption of business.

        In 1999, with no business, Starfest turned the management of the company over to three individuals involved in the adult entertainment business - Billy Harbour, John Whitley and Pamela Miller of southwestern Virginia. Under this new direction the company bought three websites on the Internet - www.starfest.com, www.adultstar.com and www.adultstars.com. Starfest also purchased and paid $12,000 for twelve additional websites on the Internet, but the written transfer of the websites was never obtained, and the right to obtain the transfer of those websites has been sold and transferred to unrelated third parties. Stockholders owning a majority of the outstanding stock of Starfest regained control of the management of the company by obtaining the resignations of directors associated with the Virginia management and having the remaining directors elect Michael Huemmer as president and Janet Alexander as secretary of the company. On December 31, 1999, pursuant to the written consent of persons holding a majority of the outstanding shares of common stock of the company, Starfest sold all the remaining assets of the company associated with the adult entertainment business for $10,000. The assets consisted of the three adult entertainment websites and the right to obtain the additional twelve websites. Starfest applied this and its other cash assets to the payment of outstanding liabilities. Starfest suffered a loss of $518,606 for the year of 1999.

        On January 18, 2000, Starfest and Concierge executed a letter of intent to submit to their stockholders a proposal to merge. The agreement of merger was executed on January 26, 2000. Starfest will be the surviving corporation of the merger, but the business and management of the merged companies will be that of Concierge. Pending approval of the merger, Starfest has no business.

        Starfest has no employees. Starfest's present management consists of two persons, Michael Huemmer, president, and Janet Alexander, secretary.

Plan of Operation
-----------------

        Starfest's sole plan of operation at present is to progress toward a closing of the proposed merger with Concierge. Should the merger be consummated, the company's plan of operation for the next twelve months shall then be the plan of operation that Concierge's management has for its company.

        Until the merger should be consummated or abandoned, Starfest has no paid employees. Its officers and directors are contributing their time without compensation.

        Should the merger with Concierge not be consummated, Starfest's management will seek another merger partner. Starfest has sufficient cash to meet any anticipated cash requirements that will arise before the merger with Concierge is consummated. Should the merger with Concierge not be consummated, Starfest will likely find it necessary to raise additional funds in connection with any other merger it might negotiate with another merger partner. It would propose to require the other party to the merger to provide such funds.

Description of Property.
-----------------------

        Starfest has no property.

Legal Proceedings.
-----------------

        Neither  Starfest  nor its  property  is a party to, or the  subject of,
pending  legal   proceedings.   Starfest  is  aware  of  no  proceeding  that  a
governmental authority is contemplating.

Market for Starfest's Common Stock and Related Stockholder Matters.
-------------------------------------------------------------------

        Starfest's common stock presently trades on the OTC Bulletin Board. Information on the high and low bid prices for Starfest's common stock during 1997, 1998, 1999 and the first three quarters of 2000 appears in Risk Factor No. 5 on page 4. The volatility of the stock price is apparent, not only from year-to-year but within each quarter. The volume of trading in the stock is also highly volatile. From the third quarter of 1997 until the second quarter of 1999, there was practically no trading in the stock. Weeks could pass without a single transaction. Then, during the second and third quarters of 1999 almost daily trading recommenced based upon Starfest's public announcements that it was entering the adult Internet entertainment business. Trading slowed to almost a stop with the lack of results of this new business venture. Then, in January 2000 the trading volume surged with the announcement of the proposed merger with Concierge. Daily volumes since late January 2000 are quite erratic. In March 2000, for instance, daily volume ranged from 3,110,300 to 172,500.


        There are approximately 96 record holders of Starfest's common stock. Some 19,013,657 of its shares are held in the single name of "Cede & Co.," which is the record holder for shares held in numerous brokerage accounts.

Rule 144 and Rule 145 Restrictions on Trading.
---------------------------------------------

        Should the merger with Concierge be approved and effected, all shares of common stock of the post-merger company issued in the merger to the stockholders of Concierge shall have been issued pursuant to registration with the Commission. Nevertheless, there will be certain restrictions on the transfer for value of the shares received in the merger by the affiliates of Concierge, who may be deemed to be underwriters.

        Securities and Exchange Commission rules define as "affiliates" a corporation's executive officers, directors and other persons who, by any manner, exercise control over the corporation's direction and policies. The affiliates of Concierge at the time of the vote on the merger, in order to sell their shares received in the merger, must either register them for resale or comply with the resale provisions set forth in paragraph (d) of the Commission's Rule 145, unless some other exemption-from-registration provision is available. The resale provisions of paragraph (d) of Rule 145 refer to certain provisions of the Commission's Rule 144 and require, for sales of the shares by such affiliates, that:

               o the company must have been subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act for at least 90 days (which is the case, here),

               o the company must have filed all reports with the Commission required by such rule during the twelve months preceding such sale (or such shorter period that the company was required to file such reports),

               o transfers for value by such affiliates can occur only either (1) through broker transactions not involving the solicitation of buyers or (2) directly to market-makers, and

              o each such affiliate can transfer for value, during a 90-day period, no more shares than the greater of one percent of all issued and outstanding shares of common stock of the company (119,957,713 shares immediately after the merger) or the average weekly volume of trading in such common stock reported through the automated quotation system of Nasdaq or the Bulletin Board during the four calendar weeks prior to placing the sell order with a broker-dealer.

        The above resale provisions of Rule 145 shall continue for such affiliates for one year after the merger. Then, only the company's reporting requirement shall continue. When any such affiliate has ceased to be an affiliate of the post-merger company for at least three months, and provided at least two years have elapsed since the date of the merger, then even the requirement that the company file reports with the Commission will no longer be required for such a former affiliate to sell any of the shares acquired in the merger.

        The following table allocates the post-merger company's common stock between restricted and non-restricted stock for Concierge's and Starfest's affiliates at the time of the merger:

                                                                Percent of      No. of Shares Restricted
     Post-Merger Company                     No. of Shares     Total Issued       by Rules 144 and 145
     -------------------                     -------------     ------------     ------------------------

Authorized shares                             190,000,000             -                         -

Issued and outstanding shares                 119,957,713         100.0                65,297,240

Issued and outstanding shares to be                                                    Rule 145:
controlled by Concierge's affiliates           64,437,240          53.7                64,437,240

Issued and outstanding shares to be                                                    Rule 144:
controlled by Starfest's affiliates               860,000           0.7                   860,000

Pre-merger restricted shares of Starfest
issued during 2000 to persons other than                                               Rule 144:
its affiliates                                  1,402,001           1.2                 1,402,001

Shares in the "public float," subject to no
restrictions on trading                        53,258,472          44.4                         -

                                              119,957,713         100.0                65,297,240

        The 860,000 shares controlled by Starfest's affiliates were issued in 2000 and will continue to be "restricted" shares until they have been held for two years. The same is true of the 542,001 other shares of Starfest issued in 2000. After such shares have been held for one year, they may be sold pursuant to the provisions of Rule 144, the principal ones of which are set forth above on page 27 as "bullet points" in the second paragraph of this heading.

        No equity of Starfest is subject to outstanding options or warrants to purchase, or securities convertible into, equity of the company.

        Dividends. Starfest has had no earnings and has declared no dividends on our capital stock. Concierge has never earned a profit and may not do so in the future. Under California law, a company - such as our post-merger company - can pay dividends only

        o      from retained earnings, or

        o      if after the dividend is made,

               o its tangible assets would equal at least 11/4 times its liabilities, and

               o its current assets would at least equal its current liabilities, or

               o if the average of its earnings before income taxes and before interest expenses for the last two years was less than the average of its interest expenses for the last two years, then its current assets must be equal to at least 11/4 times its current liabilities.


        The post-merger directors' strategy on dividends is to declare and pay dividends only from retained earnings and when the directors deem it prudent and in the best interests of the company to declare and pay dividends.

        Reports to Stockholders. Starfest is required to file reports with the Securities and Exchange Commission. These reports are annual 10- KSB, quarterly 10-QSB and periodic 8-K reports, although none of such filed reports are incorporated herein by reference. Starfest will furnish stockholders with annual reports containing financial statements audited by independent public or certified accountants and such other periodic reports as we may deem appropriate or as required by law.

        Registration Statement. Starfest has filed with the Securities and Exchange Commission ("SEC") in Washington, D.C., a Registration Statement under the Securities Act of 1933, with respect to the common stock offered by this Prospectus-Proxy Statement. The public may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Starfest is an electronic filer, and the SEC maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of such site is http://www.sec.gov.

        Stock Certificates. Certificates for the securities offered hereby will be ready for delivery within one week after you approve the merger.

Financial Statements.
--------------------

        See "Financial Statements - Starfest, Inc." for the independent auditor's report dated February 9, 2000, with respect to Starfest's balance sheet as of December 31, 1999, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 1999 and December 31, 1998, and the notes to such financial statements as well as the interim (unaudited) balance sheet at June 30, 2000, statement of operations and accumulated deficit, and statement of cash flows for the six months periods ended June 30, 2000 and June 30, 1999.

Management's Plan of Operation.
------------------------------

        Should the stockholders of the two companies not approve the merger, Starfest will seek another partner. Its sole "asset" is its status as a public company whose stock trades on the OTC Bulletin Board.

Changes  In  and  Disagreements  With  Accountants  on  Accounting and Financial
--------------------------------------------------------------------------------
Disclosures.
-----------

        On March 8,  2000  Starfest's  principal  independent  accountant,  Jaak
(Jack) Olesk, Beverly Hills, California, resigned. His reports on the Company's financial statements from inception onward contained no adverse opinions or disclaimers of opinions and were not modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Jaak (Jack) Olesk, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Jaak (Jack) Olesk's satisfaction, would have caused him to make reference to the subject matter of the disagreements in connection with his reports.

        Starfest has not yet engaged a new independent accountant to audit its financial statements.

                        INFORMATION ABOUT CONCIERGE, INC.

Overview

        Concierge was incorporated on September 20, 1996, in the State of Nevada. Its principal office is at 6033 West Century Boulevard, Suite 1278, Los Angeles, California 90045. Its telephone number is 310- 216-6334.

Concierge's Plan of Operation
-----------------------------

        Concierge has developed a "unified messaging" product - the Personal Communications Attendant ("PCATM"). Concierge commenced marketing the PCATM in September 2000. It had expected to bring the PCATM to market in early April, announced this expectation in an interview on a television program and set up a toll-free line with contract personnel available to take telephone orders. Approximately 50 orders were received. Unfortunately, Concierge's initial marketing effort was precipitous. The company Concierge had hired to write the programming code to implement Concierge's design, technical specifications and program logic did not timely meet its contractual commitments. The product was not ready. The initial marketing effort was terminated.

        On May 12, 2000 the responsibility for writing the programming code was reassigned to Dave Cook Consulting of Mercer Island, Washington. That company's work was overseen by Concierge. Detailed technical development of the initial PCATM product, packaging design, documentation, field testing and attendant tasks were completed, and the PCATM is now available for direct purchase online at www.pcahome.com.

        Limited shipments began in September 2000. Advertising and marketing campaigns were held in abeyance until technical problems in automatic credit card verification and funds transfer could be addressed. These problems are believed to have been resolved. Extensive system testing and certification are currently underway. Testing is expected to be completed by late October, at which time full direct marketing efforts are planned to commence together with shipments to fill any orders. Concierge is also involved in negotiations with several reseller, merchandising and manufacture representative organizations, which negotiations it hopes will culminate in agreements leading to sales of the PCATM.

        Description of the PCATM. Concierge's PCATM provides a means by which any user of Internet e-mail can have e-mail messages spoken to him or her over any touch-tone telephone or wireless phone in the world.

        The PCATM responds to the user's voice commands to read, verbalize and manage e-mail traffic stored on a personal computer. The PCATM is "trained" to respond only to the voice commands and personal voice password of the individual user, thus guaranteeing that each user's personal messages cannot be accessed by anyone else. Responding to spoken instructions, the PCATM can verbalize e-mail (with future fax and voice-mail capabilities) over the phone and save or delete those messages as directed by the user.


        The PCATM software executes on a personal computer operating under Windows 95 or Windows 98 and using Microsoft Outlook or Outlook Express as an e-mail client. It requires 350 megabytes of available hard disk space. The Internet connection may be effected by any standard means, including dial-up or dedicated telephone line, cable or DSL, but voice interaction between the user and the PCATM software requires a dial-up phone line and a voice-capable modem. Generally, although not invariably, many available 56 KB modems are voice-capable. The initial product being offered for sale is a stand-alone, single-user version and is not designed to function in a LAN or WAN environment. There are no set-up costs associated with the product other than assuring that the minimum hardware and software requirements are present.


        The initial product can verbalize only a user's e-mail. It is, however, implemented with "hooks" for the addition of fax and voice-mail modules. "Hooks" means that the programs have been written to facilitate the future inclusion of additional features such as fax and voice-mail capabilities. The date of availability of these features will depend upon decisions still to be made by Concierge management regarding the assignment of priorities to product introduction. Among future products planned are the "Pro" version, which will enable the user to access by telephone the user's fax and voice-mail messages; a multi-user, server-based version for corporate/enterprise users; and various "nationalized", that is, non-English, versions. An assessment of individual market segments and other considerations will enter into the decision of Concierge's management as to how its available resources might best be utilized. Expansion of the initial product's capabilities to add fax and voice-mail retrieval capabilities will not be a major effort; however, it may or may not be the best application of Concierge's capabilities from a strategic marketing standpoint.

        The e-mail version will retail at $39.95. With a $19.95 upgrade, the planned pro version will monitor and collect fax, voice mail and e-mail messages. A user's personal computer will then become a universal communications center. All the user's incoming communications, be they fax, voice- or e-mail, will reside on the user's own computer and will be readily accessible from any telephone.

        There  will  be  no  monthly  service  fee.    No device  other  than an
ordinary telephone is needed to access the PCA(TM). The PCATM also includes an auto pager that notifies the user by phone or pager when new e-mail is received.


        The underlying technology is the subject of patents, and Concierge is required to pay royalties of $0.85 a delivered PCATM unit to Lexicus, a subsidiary of Motorola, for its Clamor Automatic Speech Recognition software and $1.00 a delivered unit to fonix for its text-to-speech software. Concierge has paid advance royalties to Lexicus for 50,000 units and advance royalties to fonix for 180,000 units.

        Concierge intends to "nationalize" the product to accommodate several foreign languages, possibly including Japanese, Korean, German, Latin American Spanish, French and Brazilian Portuguese. fonix has advised Concierge that its text-to-speech software will be available in up to seven foreign languages commencing in the first quarter of 2001. "Nationalizing" the PCATM will also require the translation of PCA-generated voice prompts, packaging for the product and preparation of the user documentation. The voice recognition component of the PCA is "language independent" and requires no revision - once trained by the user, it accepts any sound as signifying any corresponding instruction provided the sound is uttered consistently and in context.

        Concierge anticipates that it will complete the first nationalization of the PCATM within 45 days after it receives from fonix the nationalized text-to-speech development materials.

        The Market. In a study published May 12, 2000 and entitled "Communications Software and Services," Donaldson Lufkin & Jenrette reported on the past, present and future estimated users of the Internet and of wireless communications devices. Referring to several sources for its information, DLJ reported the following estimates of users:

                                              In Millions
                                              -----------
                             Wireline          Wireless             Source of
   No. of Users              Internet        Communication           Estimate
   ------------              --------        -------------          ---------
U.S.A.:
     End of 1998                30                                    I.D.C.
     End of 2002                67                                    I.D.C.
Global:
     End of 1999               196                                    I.D.C.
     End of 2003               503                                    I.D.C.
U.S.A.:
     End of 1999                                     87             DLJ and WTDR

     End of 2002                                    160             DLJ and WTDR

     End of 2005                                    200             DLJ and WTDR

Global:
     End of 1999                                    425             DLJ and WTDR

     End of 2002                                  1,000             DLJ and WTDR


        DLJ estimated that by 2005, over 70 percent of all wireless users in the U.S. will access the Internet - better than 50 percent of the nation's population, or 150 million users. It stated, "The ability to send messages, retrieve e-mail . . . is all within the grasp of a mobile device and at the touch of our fingertips or at the tone of our voice."

        Concierge believes that it has positioned itself, with its PCATM, to provide a valuable service to a growing market segment.

        Distribution Methods. Concierge's marketing methods will include direct, high-volume, e-mail advertising promulgated on the Internet. Lists of e-mail addresses are readily available for purchase. Such lists typically contain from millions to tens of millions of valid e-mail addresses. The lists may cost from a few hundred dollars to one or two thousand dollars, depending upon the specificity of the target audience.

        In the case of Concierge's PCATM product, any e-mail user who communicates in English and has a need to retrieve e-mail messages while away from his or her personal computer may legitimately be considered a prospect. The lists to be utilized by Concierge will be unfiltered lists, generally restricted geographically to English-speaking North America. Concierge has elected not to use its in-house server capacity to perform the actual bulk mailings but will employ an outside service for this function. Both list sources and mailing services advertise extensively on the Internet and can also be easily identified through any comprehensive search engine such as www.dogpile.com.

        In addition to direct e-mail Internet marketing, Concierge's marketing plan includes the cultivation of Internet Service Providers (ISPs) as a sales channel for the PCATM. Under discussion are strategic alliances to provide PCAs with personal computer systems and sales through direct marketing organizations. Concierge has participated and will continue to participate, in radio and television business-oriented shows designed to expose companies and their products to a mass audience. Approximately 50 percent of Concierge's present resources will be allocated to advertising, marketing and product promotion.

        Production Costs. The PCATM will be manufactured and produced for Concierge by XeTel Corp. A service order fulfillment contract has been executed with eAssist.com of San Diego, California, an unaffiliated third party corporation. Dave Cook Consulting of Mercer Island, Washington will provide product development services to implement products designed by Concierge.

               Manufacturing Services Agreement. XeTel Corporation of Austin, Texas will manufacture the PCATM software for Concierge at its San Ramon, California plant and ship it F.O.B. San Ramon at Concierge's direction.

               Concierge furnishes to XeTel the design of the PCATM and a twelve-month forecast of sales. They then negotiate the unit price to be charged Concierge during such period based on the forecast. Concierge also furnishes to XeTel an approved list of vendors for all component parts of the PCATM.

               The first four months of the twelve-month forecast must be firm purchase orders. Each month the twelve-month forecast is updated, as are the four months of purchase orders.

               Should the actual orders fall short of those forecast for a twelve-month period for which a price was negotiated, Concierge is subject to XeTel's supplier billbacks. As of October 15, 2000, Concierge had prepaid $49,890 to XeTel for PCAsTM to be manufactured for Concierge. Concierge also had in its inventory at that date 2,000 PCAsTM manufactured for it by XeTel and paid for.

               XeTel warrants the products for 90 days after it ships them. Should a product be defective because of Concierge's design, Concierge still must pay XeTel the full purchase price for the product. Should a product be defective because of XeTel's workmanship or material furnished by XeTel, XeTel will replace the goods at its expense if the goods are returned to it within 30 days after XeTel's 90-day warranty period.

               Either party can terminate the agreement for its convenience on 180 days' notice or for cause on 30 days' notice.

               Service Order Fulfillment Agreement.   eAssist.com  will  provide
multimedia,  customer-relationship-management  services  via  the  Internet   to
Concierge.  eAssist.com will provide -

               o       outsourced e-mail management services and software,

               o       chat management services and software, and

               o       voice-based call handling.

All  services are  to  be  provided 24 hours a day, 7 days a week.   eAssist.com
agrees to provide -

               o       90% of its automatic e-mail responses within 10 minutes,

               o       90% of its personalized e-mail responses within 8 hours,

               o       80% of its chat requests within 120 seconds, and

               o       80% of calls answered within 120 seconds.

               e-Assist.com will charge Concierge a one-time installation and set-up services fee and then a flat-rate monthly management fee to be negotiated after eAssist.com's and Concierge's technical staffs have completed the setup, implementation and integration of customized software applications for -

               o      one-to-one chat interaction,

               o processes for integrating web pages directly with eAssist. com's chat server,

               o      automated and personalized e-mail,

               o      VoIP (voice-over Internet Packets), and

               o multimedia, customer-relationship, management services via the Internet to Concierge.

               The term of the agreement is two years - March 29, 2002. Either party can terminate the agreement on 60 days' notice.

               Product  Development  Agreement.  Dave Cook  Consulting of Mercer
Island,   Washington  provides  product   development   consulting  services  to
Concierge. Payment for the services is based upon hourly charges.

               After a previous consultant hired to perform program coding implementation of Concierge's design of the PCATM failed to perform as required by March 22, 2000, Concierge hired Dave Cook Consulting to perform the work. Dave Cook Consulting restructured the fundamental systems architecture of the PCATM, rewrote the basic programming code of major modules of the software package, and revised the user interface.

               Mr. Cook, together with Lisa Monte of Creative Web Works, recommended major changes that were made in Concierge's web site (www.pcahome.com) and helped equip the site to handle on-line entry order, credit card verification and order fulfillment.

               The intellectual property rights associated with the work product of Dave Cook Consulting will be owned by Concierge.

               The term of the March 17, 2000 agreement is one year. Concierge can terminate the agreement without cause on 30 days' notice. Dave Cook Consulting can terminate the agreement on 30 days' notice if Concierge materially breaches any obligation of the agreement.

        Governmental Approval of Principal Products. No governmental approval is required in the U.S. for Concierge's products.

        Government Regulations.   There are  no governmental regulations  in the
U.S. that apply to Concierge's products.

        Properties. Concierge leases approximately 1,100 square feet of office space at Suite 1278, 6033 West Century Boulevard, Los Angeles, California 90045. The lease is a one-year lease that expires June 1, 2001. The space is deemed adequate for the present time. Ample space is available for any needed expansion in the vicinity of its present space and elsewhere in the Los Angeles area.

        Dependence  on  Major  Customers  and  Suppliers.   Concierge  does  not
anticipate that it will be dependent on any major customers or suppliers.

        Seasonality. There should be no seasonal aspect to Concierge's business other than possible increased sales anticipated in the fourth calendar quarter associated with the year-end holidays.

        Research and Development. Concierge expended approximately $188,663 on research and development in 1998 and $50,431 in 1999. It anticipates that it will expend approximately $150,000 on research and development in 2000 and approximately $200,000 in 2001.

        Environmental  Controls.   Concierge  is  subject  to  no  environmental
controls or restrictions that require the outlay of capital or the obtaining of a permit in order to engage in business operations.

        Year 2000 Computer Problem. Concierge has determined that it does not face material costs, problems or uncertainties about the year 2000 computer problem. This problem stems from the fact that many existing computer programs use only two digits to identify a year in the date field and do not consider the impact of the year 2000. Concierge presently uses off-the-shelf and easily replaceable software programs and has determined that all software is year 2000 compliant.

        Number of Employees. On October 1, 2000 Concierge employed two persons full time and two persons part time.

        Venue of Sales. Concierge anticipates that some of its initial sales will be attributable to exports to English-speaking countries.

        Patents, Trademarks, Copyrights and Intellectual Property. Concierge has
trademarked  its  Personal Communications Attendant.   It has no  patents on the
product.

        Legal Proceedings. Neither Concierge nor any of its property is a party to, or the subject of, any material pending legal proceedings other than ordinary, routine litigation incidental to its business.

Concierge Management's Plan of Operation
----------------------------------------

        Concierge's management proposes to devote the company's cash assets and the time and efforts of its officers and staff for the next twelve months to the promotion, sale and continued improvement of its Personal Communications Attendant.


        Liquidity. As of September 30, 2000, Concierge had cash assets of $107,559 plus prepaid expenses of $295,800 in prepaid royalties and product manufacturing. In this regard, Concierge had raised $467,500 through the sale of shares of its common stock during the period from July 31 through September 6, 2000. The circumstances of the sale of these shares were such that there may not have been an exemption from registration available for the sales. See "Risk Factors - 9. Concierge has contingent liability of $467,500 for possible violations of registration requirements of the Securities Act." Concierge does not concede that no exemption from registration was available, but the contingency exists that the purchasers of these shares could seek - and might prevail in seeking - rescissions of their purchases of stock and a return of their purchase amounts plus interest and attorney fees. Should a demand for rescission be made by the purchasers of the stock sold for $467,500, Concierge would simultaneously oppose such a demand for rescission, seek to raise additional capital to cover the contingency that rescissions might have to be made, but continue to use its cash assets to pursue its business objectives, as outlined above.

        Concierge expects that it will not have to raise additional funds . As of November 30, 2000 it had in inventory 2,000 copies of the compact disk containing the PCATM software product and 15,000 of the more-costly-to-manufacture packages for the compact disks and user manuals. The compact disks containing the software are replicable at extremely low costs. The additional 13,000 PCAsTM needed, for the 15,000 packages and user manuals on hand as of November 30, 2000, will cost Concierge approximately $32,500 and can be paid for by Concierge out of cash on hand. The sale of 15,000 PCAsTM would produce revenues approaching $600,000, an amount that would make unnecessary the raising of additional capital by Concierge. Should the need arise for some reason during the next twelve months for additional capital, Concierge will attempt to raise this capital in an offering exempt from registration.

        Product Research and Development. Concierge's initial PCATM (audio e-mail version) is designed to execute on a personal computer operating under Windows 95/98 and using Microsoft Outlook or Outlook Express as an e-mail client. Future versions are expected to operate in the same or successor environments, although the server-based, multi-user, versions will most likely function under Microsoft NT or its derivative, Windows 2000. The initial PCATM, however, is available for purchase and became available on October 3, 2000.

        A June 3, 2000 and other projected product release dates were predicated upon the fulfillment of firm commitments made to Concierge by outside contractors. Some of those contractors failed to meet their commitments, and Concierge was forced to delay product introduction. Due to the complexity of the PCATM product line, numerous specialized technical skills are essential to successful implementation. However, very few of these niche skills warrant full-time employment of qualified specialists. It has thus always been the intention of Concierge's management to outsource narrowly-focused, technical functions to the greatest extent possible.

        Support for Eudora and other e-mail clients is expected to be available in the next version, whose release date is yet to be determined. Since Eudora comprises less than ten percent of the Windows-based e-mail users, it is not considered to be a significant impediment to the market appeal of the product.

        Other Expected Developments. Concierge does not expect to purchase any plant or significant equipment. It outsources the implementation of product designs for its products that it develops, through the collaboration of its president, Allen Kahn, and outside providers.

        Concierge does expect to increase the number of its employees during the next twelve months by adding approximately three employees, which would include administrative and executive personnel.

        Market for Common Equity and Related Stockholder Matters.
        --------------------------------------------------------

        Market Information. There is no established public trading market for Concierge's common stock. None of its authorized shares of common stock are subject to outstanding options or warrants to purchase, or securities convertible into, common stock.

        Concierge's outstanding 1,376,380 shares of common stock will be converted to 96,957,713 shares of common stock of Starfest on the basis of
70.444 shares to Starfest common stock to be exchanged for each share of Concierge common stock. All 96,957,713 shares will be eligible for sale, but the 64,437,240 shares to be distributed to Concierge's officers and directors will be subject to the resale provisions of paragraph (d) of Rule 145 discussed above under "Information About Starfest - Rule 144 and Rule 145 Restrictions on trading."

        Holders.  There are 97 holders of record of Concierge's common stock.

        Dividends. Concierge has declared no cash dividends on its common stock since its inception. There are no restrictions that limit Concierge's ability to pay dividends on its common stock or that are likely to do so in the future.

Changes  In  and  Disagreements  With  Accountants  on  Accounting and Financial
--------------------------------------------------------------------------------
Disclosures.
-----------

        During the last two fiscal years and the period since June 30, 1999, there have been no changes in Concierge's principal independent accountant.

Financial Statements.
--------------------

        See "Financial Statements - Concierge, Inc." for the independent auditor's report dated August 23, 2000 with respect to Concierge's balance sheet as of June 30, 2000 and the related statements of operations and deficit accumulated, changes in shareholders' deficit and cash flows for the fiscal years ended June 30, 2000 and June 30, 1999, and the notes to such financial statements.

                        VOTING AND MANAGEMENT INFORMATION

        Starfest's management and Concierge's management will each solicit the proxy of their company's stockholders with respect to the proposed merger described herein.

Date, Time and Place Information.
--------------------------------

        Starfest. Starfest's stockholders will vote on three proposals at a special meeting of the stockholders of Starfest to be held at 11:00 A.M., ________________, ________________, 2000, at 4602 East Palo Brea

Lane, Cave Creek, AZ 85331:

        o      to approve the merger with Concierge,

        o to increase the authorized capital of Starfest from 65 million shares of common stock, no par value, to 190 million shares of common stock, $0.001 par value, and 10 million shares of preferred stock, $0.001 par value, and

        o      to change the name of Starfest to "Concierge Technologies, Inc."

The merger is conditioned upon approval of all three proposals.

        Starfest's officers, directors and affiliates are entitled to vote 3.7 percent of the outstanding shares entitled to vote. They have indicated that they will vote to approve the merger.

        Concierge. Stockholders of Concierge will vote on two proposals at a special meeting of the stockholders of Concierge to be held on 11:00 A.M., __________, ___________________, 2000, at ____________
---------------------------------------------------------:

        o      to approve the merger with Starfest, and

        o to amend the bylaws to increase to eleven the number of directors of Concierge.

        Concierge's officers, directors and their affiliates are entitled to vote 66.5 percent of the outstanding shares entitled to vote. They will vote their shares to approve or disapprove the merger in accordance with the majority vote cast by the other Concierge stockholders.

        Voting Procedure. Voting by Starfest's stockholders and by Concierge's stockholders may be by written ballot at the meetings or by written proxy. Starfest stockholders of record as of ________________, 2000 shall be entitled to vote at their meeting. Concierge stockholders of record as of the day before the date of this Prospectus-Proxy Statement shall be entitled to vote at their meeting. Provided a quorum is present in person or by proxy (as determined by the aggregate voting rights of the common stock, considered as a whole), abstentions by stockholders present in person at the meeting shall be counted as a vote for rejecting the merger. None of the shares of

Concierge are held of record by brokers. Some 19,013,657 of the 23 million shares of Starfest are held by brokers. Broker non-votes shall be counted as votes disapproving the proposed merger.


Revocability of Proxy.
---------------------

        A person giving a proxy has the power to revoke it. A revocation of a proxy earlier given can be accomplished either (1) by written notification by the giver of the proxy of an intent to revoke it, or (2) by attendance at the special stockholders' meeting called to vote on the proposed merger and either oral or written instruction to the person counting ballots on the merger vote of an intention to revoke the earlier given proxy.

Effect of the Merger.
--------------------

        Should the merger be approved and effected -

        o the Concierge entity merges into the Starfest entity, and the separate existence of the Concierge entity ceases;

        o the title to any real estate and other property owned by Concierge is vested in Starfest without reversion or impairment;

        o      Starfest has all the liabilities of Concierge;

        o Any proceeding pending against Concierge may be continued as if the merger had not occurred or Starfest may be substituted in the proceeding for Concierge;

        o the articles of incorporation of Starfest are amended to the extent provided in the plan of merger, to-wit:

               o Starfest's authorized capital is increased from 65 million shares of common stock, no par value, to 190 million shares of common stock, par value $0.001, and ten million shares of preferred stock, par value, $0.001, and

               o Starfest's name is changed to "Concierge Technologies, Inc.";

        o the Concierge shareholders' interest in the Concierge common stock are converted to interests in Starfest common stock, as described in the Agreement of Merger, appended hereto as "Appendix A," and in the Prospectus-Proxy Statement, to-wit: each share of Concierge common stock will be converted into 70.444 shares of common stock of Starfest; and

        o the shareholders of Concierge and of Starfest do not become personally liable for the debts, liabilities or obligations of the surviving entity by reason of the merger.

Dissenters' Rights of Appraisal.
-------------------------------

        Stockholders of Starfest and of Concierge who do not vote for or consent in writing to the proposed merger, and who continuously hold their shares through the effective date of the merger (should it be effected), are entitled to exercise dissenters' rights of appraisal. Generally, any stockholder of either Starfest or Concierge is entitled to dissent from consummation of the plan of merger and to obtain payment of the fair value of his shares should the merger be consummated.

        The notices of the special meetings of stockholders of Starfest and of Concierge, at which the votes shall be taken whether to approve the proposed merger, must state that all stockholders are entitled to assert dissenters' rights. The notices must be accompanied by a copy of the relevant portions of California corporation law for the stockholders of Starfest and of Nevada corporation law for the stockholders of Concierge, describing dissenters' rights, the procedure for exercise of dissenters' rights, and the procedure for judicial appraisal of the value of the shares of common stock of Starfest or Concierge, as the case may be, should a dissenter and his or her corporation not agree on the value of such shares.

        All stockholders of Starfest or Concierge who desire to consider whether their dissenters' rights should be exercised should carefully read the relevant portions of the California corporation law or the Nevada corporation law that will accompany the notice of the special meeting of stockholders. You should especially be alert to the following requirements if you wish to assert your dissenters' rights:

       o       You must deliver to the secretary of the corporation, by mail,

               special courier or personal delivery at the corporation's

               address before the vote is taken, written notice of your

               intent to demand payment for your shares if the merger is approved. Delivery of this notice can also be made to the corporate secretary at the special stockholders' meeting

               before the vote is taken on the merger.  The notice may state simply, "I intend to demand payment for my shares should the merger between Starfest and Concierge be approved."  It should be signed and dated.  You will not be furnished a separate form for this purpose with the delivery of the proxy card or this Prospectus-Proxy Statement.


        o You must not vote your shares in favor of, or consent in writing to, the merger, although you will not lose your dissenter's rights by failing to vote. A mere vote against the merger does not satisfy the requirement of delivering written notice before the meeting of your intent to demand payment for your shares if the proposed merger is effectuated.

        o If the merger is authorized, the corporation must send you a written notice within ten days after the merger is effected. The notice must tell you where and by when you must demand payment for your shares and where and when your stock certificates must be deposited. For Starfest shareholders, the notice must also state the price Starfest has determined to be the fair market price.

        o You must then demand payment, certify whether you acquired beneficial ownership of your shares before the date set forth in the written notice to you, and deposit your certificates, if any, in accordance with the notice. If you fail to do this, you will lose your right to payment for your shares.

        o Within 30 days after your demand for payment, the company must pay you the amount it estimates to be the fair value of your shares, plus interest.

        o If you disagree with the corporation's estimate of the fair value of your shares, you may notify the corporation in writing within 30 days of your estimate of the fair value of your shares, plus interest, and demand payment of this amount.

        o If a demand for payment remains unsettle, for a Concierge dissenting shareholder, Concierge must commence a proceeding in court within 60 days after receiving your demand for payment. The court will determine the fair value of your shares. If the corporation fails to commence this proceeding within the 60-day period, it must pay you the amount you demanded.

        o If a demand for payment remains unsettled for a Starfest dissenting shareholder, such shareholder must commence an action in court within six months after the date on which notice of the approval of the merger was mailed by Starfest or lose his or her appraisal rights. If an action is timely filed, the court will settle the valuation issue.


Persons Making the Solicitation.
-------------------------------

        Members of management of each of Starfest and of Concierge will solicit proxies for that entity. MANAGEMENT OF EACH COMPANY RECOMMENDS THAT THE PROPOSED MERGER BE APPROVED.

        They will solicit  proxies by the mails,  by  telephone,  or by personal
solicitation.   Starfest  and   Concierge   will  each  bear  its  cost  of  its
solicitation.

        Management of each of Starfest and of Concierge will vote signed but otherwise unmarked proxies to approve the merger.

Voting Securities and Principal Holders Thereof.
-----------------------------------------------

        The merger must be approved by an affirmative vote of the holders of a majority of the outstanding shares of common stock of each of Starfest and of Concierge.

        There are presently outstanding 23 million shares of common stock of Starfest held of record by 96 stockholders. Each share is entitled to one vote on the proposed merger.

        There are presently outstanding 1,376,380 shares of common stock of Concierge held of record by 97 stockholders. Each share is entitled to one vote on the proposed merger.


        The record date for determining the right to vote on the proposed merger is _______________, 2000 for Starfest shareholders and the day before the date on the cover of this Prospectus-Proxy Statement for Concierge shareholders.


Security Ownership of Certain Beneficial Owners and Management.
--------------------------------------------------------------

        The following table sets forth certain information regarding the beneficial ownership of the common stock of Starfest as of October 15, 2000 by each individual who is known to Starfest to be the beneficial owner of more than five percent of Starfest's common stock, its only voting security.

        Name and Address                  Amount and
         Of Beneficial                    Nature of                 Percent of
            Owner                    Beneficial Ownership              Class
        ----------------             --------------------           ----------

        Thomas J. Kenan                1,360,000 shares(1)              5.9%
        212 N.W. 18th St.
        Oklahoma City, OK 73103

        Gary Bryant                    1,310,000 shares(2)              5.7%
        46471 Manitou
        Indian Wells, CA 92210

-------------------------

(1) 760,000 of these shares are held of record by the Marilyn C. Kenan Trust, of which trust Marilyn C. Kenan, the spouse of Thomas J. Kenan, is the trustee and beneficiary. Mr. Kenan disclaims any beneficial ownership of any of the shares held in the trust.


(2) 570,000 of these shares are held of record by Suzanne Bryant, Mr. Bryant's spouse, and 370,000 are held of record by Newport Capital Corporation, a corporation under the control of Mr. Bryant. Mr. Bryant disclaims any beneficial ownership of any of the shares held by Mrs. Bryant.

        The table below sets forth the ownership, as of October 15, 2000, by all directors and nominees, and each of the named executed officers of Starfest, and directors and executive officers of Starfest as a group, of the common stock of Starfest, its only voting security.

        Name and Address                  Amount and
         Of Beneficial                    Nature of                 Percent of
            Owner                    Beneficial Ownership              Class
        ----------------             --------------------           ----------


       Michael Huemmer                 760,000 shares                   3.3%

      4602 East Palo Brea Lane
      Cave Creek, AZ 85331

      Janet Alexander                  100,000 shares                   0.4%
      Suite C
      120 East Andreas Road
      Palm Springs, CA 92262

      Officers and Directors
        as a Group (2 persons)         860,000 shares                   3.7%

        There are no arrangements which may result in a change in control of Starfest other than the proposed merger described herein. There are no known voting trusts, pooling arrangements or similar agreements in place between or among any of the shareholders.


        The following table sets forth certain information regarding beneficial ownership of the common stock of Concierge as of October 15, 2000 by each individual who is known to Concierge to be the beneficial owner of more than five percent of Concierge's common stock, its only voting security.

                                                                               Amount of Post-
                                                                               Merger Company
                                      Amount and Nature                         Shares To Be
   Name and Address of                  of Beneficial        Percent of        Owned If Merger       Percent of
    Beneficial Owner                      Ownership            Class             Is Approved            Class
   -------------------                -----------------      ----------        ---------------       ----------

Allen E. Kahn                          370,000 shares           26.9%            26,064,280             21.7%
7547 W. Manchester Ave., No. 325
Los Angeles, CA 90045

Samuel C.H. Wu                        403,500 shares(1)         29.3%            28,424,154             23.7%
1202 Tower 1, Admiralty Centre
18 Harcourt Road
Hong Kong, China

Polly Force Co., Ltd.                 160,000 shares(1)         11.6%            11,271,040              9.4%
1202 Tower 1, Admiralty Centre
18 Harcourt Road
Hong Kong, China

East Asia Strategic Holdings, Ltd.    109,500 shares(2)          8.0%             7,713,618              6.4%
1202 Tower 1, Admiralty Centre
18 Harcourt Road
Hong Kong, China

Gary E. Bryant                          75,000 shares            5.1%           6,593,300(3)             5.3%
3 Gavina
Monarch Beach, CA 92629

-------------------------

(1) Mr. Wu is the record owner of 110,000 shares of common stock of Concierge and is deemed to be the beneficial owner of the following number of shares held of record by the following corporations of each of which Mr. Wu is a director: Polly Force, Ltd.-160,000 shares, East Asia Strategic Holdings, Ltd. - 109,500 shares, and Link Sense, Ltd. - 24,000 shares.

(2) The beneficial ownership of these shares is also attributed to Samuel C.H. Wu. See footnote (1) above.

(3) This number includes 1,310,000 shares of Starfest owned beneficially by Mr. Bryant prior to the vote on the proposed merger.


        The table below sets forth the ownership, as of October 15, 2000, by all directors and nominees and each of the named executive officers of Concierge, and of directors, director nominees and executive officers of Concierge as a group, of the common stock of Concierge, its only voting security.

                                                                               Amount of Post-
                                                                               Merger Company
                                      Amount and Nature                         Shares To Be
                                        of Beneficial        Percent of        Owned If Merger       Percent of
 Name and Address of Owner                Ownership            Class             Is Approved            Class
 -------------------------            ----------------       ----------        ---------------       ----------

Allen E. Kahn                          370,000 shares           26.9%            26,064,280             21.7%
7547 W. Manchester Ave., No. 325
Los Angeles, CA 90045

F. Patrick Flaherty                    70,000 shares(1)          5.1%             4,931,080              4.1%
637 29th Street
Manhattan Beach, CA 90266

Donald V. Fluken                        2,130 shares(5)          (2)                150,046              (2)
                                                    ---
313 Pagosa Way
Fremont, CA 94539

James E. Kirk                           57,500 shares            4.2%             4,050,530              3.4%
1401 Kirby, N.E.
Albuquerque, NM 87112

Herbert Marcus, III                        500 shares            (2)                 35,222              (2)
5505 Wenonan Drive
Dallas, TX 75209

Harry F. Camp                              500 shares            (2)                 35,222              (2)
1150 Bayhill Drive
San Bruno, CA 94066

David W. Neibert                       10,600 shares(3)          (2)                746,706              (2)
24028 Clarington Drive
West Hills, CA 91304

Samuel C.H. Wu                        403,500 shares(4)         29.3%            28,424,154             23.7%
1202 Tower 1, Admiralty Centre
18 Harcourt Road
Hong Kong, China

Officers and Directors
  as a Group (8 persons)               914,730 shares           66.5%            64,437,240             53.7%

-------------------------

(1) The shares attributed to Mr. Flaherty include 10,000 shares held of record by each of Mr. Flaherty's sons, Ryan Flaherty and Cole Flaherty.

(2)     Less than one percent.

(3) The shares attributed to Mr. Neibert include 200 shares issued to his son, Ryan Neibert, and 100 shares issued to his daughter, Megan Neibert.

(4) Mr. Wu is the record owner of 110,000 shares of common stock of Concierge and is deemed to be the beneficial owner of the following number of shares held of record by the following corporations of each of which Mr. Wu is a director: Polly Force, Ltd.-160,000 shares, East Asia Strategic Holdings, Ltd. - 109,500 shares, and Link Sense, Ltd. - 24,000 shares.

(5)     The  shares  attributed  to  Mr. Fluken are held of record by Connection
        L.L.C.


Directors, Executive Officers and Significant Employees.
-------------------------------------------------------

Set forth below are the names and terms of office of each of the persons who will serve as a director or an executive officer of the company should the merger be approved and a description of the business experience of each during the past five years.

                                                                             Office Held         Term of
       Person                                         Office                    Since            Office
       ------                                         ------                 -----------         -------

Allen E. Kahn, 63                        Chief Executive Officer, President,    1996              2001
                                         Director, and Chairman of the
                                         Board of Directors


F. Patrick Flaherty, 62                  Executive Vice President                 1999            2001
                                                                                  ----


Donald V. Fluken, 58                     Vice President of Finance, Chief       2000              2001
                                         Financial Officer

James E. Kirk, 64                        Secretary                              1999              2001
                                         and Director                           1996              2001

Herbert Marcus, III, 61                  Director                               2000              2001

Harry F. Camp, 77                        Director                               2000              2001

David W. Neibert, 4 5                    Director                               2000              2001
                    -

Samuel C.H. Wu, 52(1)                    Director Nominee                       2000              2001

-------------------------

        (1) Mr. Wu has agreed to serve as a director should the merger occur.

        Allen E. Kahn. Mr. Kahn invented the company's initial product, the Personal Communications Attendant, and formed Concierge in 1996. Immediately prior to that time, he had been employed as president of Advanced Imaging Centers, an organization formed to establish Ultrafast CT medical imaging centers in San Diego and Las Vegas.

        F. Patrick Flaherty. Mr. Flaherty was the president of Manhattan Resources of Manhattan Beach, California, a distributor of computer hardware and software products, from April 1994 to January 1998. He became employed in January 1998, and was employed until recently, as the regional manager of W.
Quinn Associates, Inc. of Reston, Virginia, a publisher of and vendor of mainframe software. In December 1999 he became employed as the executive vice president of Concierge.


        Donald V. Fluken. Mr. Fluken was employed from May 1991 until January 1997 as the managing director of Results Management of Fremont, California, a company engaged in financial consulting. From January 1997 until June 1999 he was employed as the chief financial officer of Chemtrak, Inc. of Sunnyvale, California, a company that manufactured and marketed medical testing devices. After Mr. Fluken terminated his employment with Chemtrak, it filed a voluntary chapter 11 petition under the U.S. Bankruptcy Code. From June 1999 he became employed and is still employed as the part-time chief financial officer of CFO Connection, L.L.C. of San Jose, California, a company engaged in financial consulting. He became employed in February 2000 as the part-time chief financial officer of Concierge. He estimates he devotes approximately 95 percent of his time on Connection, L.L.C.'s affairs and approximately five percent of his time on Concierge's affairs.


        James E. Kirk.   Mr. Kirk  has   been   a   self-employed  attorney   in
Albuquerque, New Mexico for the last five years.

        Herbert Marcus, III. Mr. Marcus has been employed since January 1991 as the senior vice president of Burgess Management Corp. of Dallas, Texas, a real estate management company.

        Harry F. Camp. Mr. Camp founded the Harry Camp Company in 1948, a company that operated retail women's accessory departments inside department and retail stores and operated boutique stores in major shopping centers. It was sold in 1975. In 1971 Mr. Camp co-founded Identicator, Inc., which designs, develops, manufactures and markets inkless identification systems. Mr. Camp serves today as chairman of the board of directors of Identicator, Inc. A division of the company merged with Identix, Inc. in April 1999. In 1982 Mr. Camp founded Camp Investors, Ltd. a limited partnership that provided venture capital financing to start-up and emerging growth technology companies.


        David W. Neibert. Mr. Neibert was employed from June 1993 until October 1997 as the president and chief operating officer of Roamer One, a national wireless service provider, based in Torrance, California. From February 1994 until March 1999 he served as a director of Roamer One's parent company, Intek Global Corp., and several of its subsidiaries including Midland, USA of Kansas City, Missouri and Roamer One. From October 1997 until March 1999 he was employed as the executive vice president of business development of Intek Global Corp. (now named "Securicor Wireless"), a multinational wireless technology provider of New York, New York. From April 1999 until the present he has been employed as the president and general partner of The Wallen

Group of West Hills, California, a consulting organization in the wireless and other high technology industries.

        Samuel C.H. Wu. Mr. Wu is a graduate of the University of California, Berkeley, where he received a BSEE degree in electronics and computer sciences and an MBA degree. After being employed from 1976 to December 1983 with the Bank of America in several positions leading up to its senior marketing and credit officer - World Banking Division in Tokyo, London and Hong Kong, he founded in January 1984 and still directs Hong Kong-based Woodsford Shipping & Trading Co., Ltd., an import-export and financial services company.

        Harry F. Camp, a director, is the uncle of Herbert Marcus, III, a director.

Executive Compensation.
----------------------

        The following information concerns the compensation of Concierge's chief executive officer for the last three completed fiscal years. No other executive officers or individuals received total annual salary and bonus that exceeded $100,000 during the last three completed fiscal years.

                                                                  Restricted
Name of Chief Executive Officer      Year        Cash Salary     Stock Awards
-------------------------------      ----        -----------     ------------

Allen E. Kahn                        1999           None             None
                                     1998           None             None
                                     1997           None            $2,600


        Other than as stated above, no cash or stock compensation, deferred compensation or long-term incentive plan awards were issued or granted to Concierge's management during or with respect to the last fiscal year. The restricted stock award in 1997, valued at $2,600, consisted of 260,000 "founders" shares of common stock of Concierge, valued at $0.01 a share, its par value.

        Other Arrangements. There are no employment contracts, compensatory plans or arrangements, including payments to be received from Starfest, with respect to any director or executive officer of Starfest which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with Starfest or its subsidiaries, any change in control of Starfest, or a change in the person's responsibilities following a change in control of Starfest.

        Stock Options.
        -------------

        Starfest has adopted a stock option plan which shall survive the merger, the major provisions of which Plan are as follows:

        Options granted under the plan may be "employee incentive stock options" as defined under Section 422 of the Internal Revenue Code or non-qualified stock options, as determined by the option committee of the board of directors at the time of grant of an option. The plan enables the option committee of the board of directors to grant up to 500,000 stock options to employees and consultants from time to time.
The option committee has granted no options.

        Concierge has no stock option plan and no outstanding options. On June 21, 1997, the directors of Concierge granted Allen Kahn, president and a director of Concierge, an option to buy 70,000 shares of common stock of Concierge at $10 a share, an exercise price far greater than the fair value of the shares at the time. The option was to expire on June 21, 2000. Had Mr. Kahn exercised the option, the 70,000 shares of Concierge common stock would convert in the merger with Starfest to 4,931,000 shares of Starfest common stock, which would have been purchased by Mr. Kahn at an effective price of $0.14 a share. On May 3, 2000 the directors of Concierge voted to issue such 70,000 shares of Concierge common stock directly to Mr. Kahn in exchange for (1) his surrendering his stock option and (2) services he had performed for Concierge valued by the directors at $22,400, which was the book value - $0.32 a share - of the 70,000 shares at the time of their issuance. Should the merger with Starfest be approved, these 70,000 shares of Concierge stock will convert to 4,931,000 shares of Starfest common stock at an effective price to Mr. Kahn of $22,400 in services rendered, or $0.005 a share of Starfest stock. The market value of these 4,931,000 shares will be determined by the trading price of Starfest's common stock at the time of the merger. On October 23, 2000 the closing price of Starfest's common stock was $0.35 bid and $0.39 asked.

Certain Relationships and Related Transactions.
----------------------------------------------

        With respect to Starfest, Concierge and each person who will serve as a director or executive officer of the company should the proposed merger be approved, there have been no transactions during the last two years, or proposed transactions, in which any of them had or is to have a direct or indirect material interest.

        Transactions with Promoters. The persons, whose names are set forth below, may be deemed to be "promoters" of the company. Set forth opposite the name of each is (1) a description of the nature and amount of anything of value (including money, stock, property, contracts, options, or rights of any kind) that was, or is to be received by each promoter, directly or indirectly, either from Starfest or Concierge and (2) the nature and amount of any assets, services or other consideration (therefore received) or to be received by Starfest or
Concierge:

                             Shares of Common Stock of
                            Concierge Received or To Be                                      Received or To Be
                                  Received by the Person                                    Received by Concierge
                            ----------------------------                                    ---------------------
                                                                  No. of Shares of
                                                                   Starfest Into
                                                                    Which These
                     No. of Pre-     Price Per         Total        Shares Will
       Person       Merger Shares      Share           Value           Convert            Nature           Value
  -------------     -------------    ---------         -----      ----------------        ------           -----

Allen E. Kahn          260,000         $0.01         $  2,600       18,315,440         Services         $  2,600(1)
                                       -----                        ----------
                        40,000         $0.32         $ 12,800        2,817,760         Services         $ 12,800(2)
                                       -----                        ----------
                        70,000         $0.32         $ 22,400        4,931,080       Surrender of       $ 22,400(3)
                                       -----                        ----------
                                                                                    Stock Options and
                                                                                       Services

James E. Kirk           25,000         $0.40         $ 10,000        1,761,000         Services         $ 10,000(4)
                                       -----                         ---------
                        20,000         $1.00         $ 20,000        1,408,880         Services         $ 20,000(5)
                                       -----                        ----------
                        12,500         $0.40         $  5,000          880,550           Cash            $  5,000
                                       -----                        ----------

F. Patrick Flaherty     10,000         $2.00         $ 20,000          704,440           Cash            $ 20,000
                                       -----                           -------
                        10,000         $1.00         $ 10,000          704,440           Cash            $ 10,000
                                       -----                        ----------
                        50,000         $0.32         $ 16,000        3,522,200         Services         $ 16,000(6)
                                       -----                        ----------

Donald V. Fluken         2,130         $0.32         $    682          150,046         Services         $    682(6)
                                       -----                           -------

Herbert Marcus, III        500         $0.32         $    160           35,222         Services         $    160(6)
                                       -----                            ------

Harry F. Camp              500         $0.32         $    160           35,222         Services         $    160(6)
                                       -----                            ------

David W. Neibert        10,600         $0.32         $  3,392          746,706         Services         $  3,392(6)
                                       -----                           -------

Samuel C.H. Wu         378,500        $0.368         $139,200       22,663,054           Cash            $139,200
                                      ------                        ----------
                        25,000         $0.40         $ 10,000        1,761,000         Services         $ 10,000(7)
                                       -----                        ----------

Gary Bryant             75,000         $0.32         $ 24,000        5,283,300         Services         $ 24,000(8)
                                       -----                         ---------

John Everding           37,500         $0.32         $ 12,000        2,641,650         Services         $ 12,000(8)
                                       -----                         ---------

-------------------------

(1) These shares were issued on January 17, 1997 as part of the initial organization of the company and were valued by the board of directors at the shares' par value, $0.01 a share.

(2) Mr. Kahn's services consisted of previously uncompensated services as chief executive officer of Concierge from September 26, 1996 until February 21, 2000, the date of the award of the stock. His services were valued on February 21, 2000 at $0.32 a share of Concierge's common stock, its book value at that time, and were valued by Mr. Kahn and by James E. Kirk, officers and directors of Concierge from 1996 until 2000.

(3) Mr. Kahn was issued 70,000 shares on May 2, 2000 as compensation for his surrendering an option to purchase 70,000 shares of Concierge common stock at $10 a share. The shares were valued at $0.32 a share, their book value. In taking this action, the board also considered Mr. Kahn's services as president and chief executive officer since September 1996.

(4) Mr. Kirk's services consisted of legal services from September 26, 1996 until the date of the proposed merger with Starfest. His services were valued at $0.40 a share of Concierge's common stock and were valued by himself and Allen Kahn, officers and directors of Concierge from 1996 until 2000, and Garth W. Reynolds, a former officer and director of Concierge from 1996 to 1999.

(5) These legal services were performed between September 1996 and May 2000, at a time when shares of stock of Concierge were being sold at prices varying from $0.40 to $3.00 a share.

(6) This person's services consisted of his services as an officer of Concierge rendered during 2000 prior to May 5, 2000. The shares were valued at Concierge's $0.32 book value at the time the services were rendered, and the services were valued by the board of directors of Concierge.

(7) Mr. Wu's services consisted of his raising money for Concierge in Hong Kong, where Mr. Wu lives. The services were valued at $0.40 a share by the board of directors of Concierge.

(8) This person's services consisted of his services as a consultant to the company rendered during 1999 and 2000 prior to May 5, 2000 and in connection with the proposed merger with Starfest. The shares were valued at Concierge's

        $0.32 book value at the time the shares were issued, and the services were valued by the Concierge board of directors.

                           FINANCIAL STATEMENTS INDEX

        The financial statements of Starfest and of Concierge appear as follows:

Starfest, Inc.
        Independent Auditors' Report....................................    F-1
        Balance Sheet as of December 31, 1999...........................    F-2
        Statement of Operations for the years
               ended December 31, 1999 and
               December 31, 1998 .......................................    F-3
        Statement of Changes in Stockholders' Equity
               (Deficit) for the period from
               December 31, 1997 to December 31, 1999 ..................    F-4
        Statements of Cash Flows for the years ended

               December 31, 1999 and December 31, 1998 .................    F-5
        Notes to Financial Statements ..................................    F-6
        Balance Sheet as of September 30, 2000 (Unaudited) .............    F-9
        Statement of Operations for the nine-month
               periods ended September 30, 1999 and
               September 30, 2000 (Unaudited) ..........................   F-10
        Statements of Cash Flows for the nine months ended September 30, 1999 and September 30,

               2000 (Unaudited) ........................................   F-11
        Notes to Financial Statements (Unaudited) ......................   F-12

Concierge, Inc.

        Report of Independent Auditors..................................   F-15
        Balance Sheet as of June 30, 2000 ..............................   F-16
        Statement of Operations and Deficit Accumulated

               for the Years Ended June 30, 2000 and
               June 30, 1999 and the Period from
               September 20, 1996 (Inception Date)

               to June 30, 2000 ........................................   F-17
        Statement of Changes in Shareholders' Equity

               for the Period from
               September 20, 1996 (Inception Date)

               to June 30, 2000 ........................................   F-18
        Statement of Cash Flows for the Years Ended

               June 30, 2000 and June 30, 1999 and
               the Period from September 20, 1996

               (Inception Date) to June 30, 2000 .......................   F-19
        Notes to Financial Statements...................................   F-20
        Balance Sheet as of September 30, 2000 (Unaudited) .............   F-29

        Statement of Operations for the three-month
             periods ended September 30, 1999 and
             September 30, 2000 (Unaudited) ............................   F-30
        Statement of Changes in Shareholders' Equity
             for the Period from September 20, 1996
             (Inception Date) to September 30, 2000
             (Unaudited) ...............................................   F-31
        Statements of Cash Flows for the three-month
             periods ended September 30, 2000 and
             September 30, 1999 (Unaudited) ............................   F-32
        Notes to Financial Statements (Unaudited) ......................   F-33

                                Jaak (Jack) Olesk
                           Certified Public Accountant
                        270 North Canon Drive, Suite 203
                             Beverly Hills, CA 90210
                             Telephone 310-288-0693
                                Fax 310-288-0863
                            e-mail: jaakolesk@aol.com






                          INDEPENDENT AUDITOR'S REPORT




To the Shareholders and Board of Directors
Starfest, Inc.

I have audited the accompanying balance sheet of Starfest, Inc. as of December 31, 1999, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended December 31, 1999 and the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Starfest, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the year ended December 31, 1999 and the year ended December 31, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring significant losses from operations that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Jaak Olesk

Beverly Hills, California

February 9, 2000 (except with respect to Note 4, as to which the date is March 7, 2000)

                                 STARFEST, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1999




                                     ASSETS



Cash                                                              $       481
                                                                  -----------





                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)



Current Liabilities
 Accounts payable                                                 $    17,687
                                                                  -----------
Total current liabilities                                         $    17,687
                                                                  -----------

Stockholders' equity (deficit)
  Common stock: no par value,
  65,000,000 shares authorized;
  21,697,999 shares issued and
  outstanding                                                       2,639,651


  Retained earnings (deficit)                                      (2,656,857)
                                                                  -----------
Total stockholders' equity (deficit)                                  (17,206)
                                                                  -----------
                                                                  $       481
                                                                  ===========


                 See accompanying notes to financial statements.

                                 STARFEST, INC.
                             STATEMENT OF OPERATIONS



                                                     For the Year Ended
                                                  December 31,   December 31,
                                                      1999           1998
                                                  ------------   ------------



Revenues                                          $         -    $        -
                                                  -----------    ----------


General and Administrative
Expenses                                              518,606         2,366
                                                  -----------    ----------

Operating (Loss)                                     (518,606)       (2,366)

Provision for income taxes                                  -             -
                                                  -----------    ----------


NET (LOSS)                                        $  (518,606)  $    (2,366)


Net (Loss)
per common share                                 $       (.04)  $      (.01)


Weighted Average Shares
Outstanding                                        15,893,441     8,301,323






                 See accompanying notes to financial statements.

                                 STARFEST, INC.
             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY/(DEFICIT)


                              Common Stock             Retained
                         Number of       Amount        Earnings
                           Shares         Total        (Deficit)       Total
                         ---------       ------        ---------       -----

Balance,
December 31, 1997        6,236,323     $1,598,072    $(2,135,885)  $ (537,813)

Net (loss) for
year ended
December 31, 1998                -              -         (2,366)      (2,366)
                        ----------     ----------     ----------   ----------

Balance,
December 31, 1998        6,236,323      1,598,072      (2,138,251)   (540,179)

Shares issued
for services             2,313,338         87,200               -      87,200

Shares issued
for assets               2,950,000        118,000               -     118,000

Shares issued
for debt
extinguishment           6,165,005        646,379               -     646,379

Shares issued
for cash                 4,033,333        190,000               -     190,000

Net (loss) for
year ended
December 31, 1999                -              -        (518,606)   (518,606)
                        ----------     ----------     -----------    ---------

Balance,
December 31, 1999       21,697,999    $2,639,651      $(2,656,857)  $ (17,206)




                 See accompanying notes to financial statements.

                                 STARFEST, INC.
                            STATEMENTS OF CASH FLOWS

                                                  Year Ended December 31,
                                                  1999              1998
                                               ----------        ----------
Net Cash From
Operating Activities:
Net (loss)                                     $(518,606)        $  (2,366)
Adjustments to reconcile
 net loss to net cash
 used by operating activities:
Shares issued for services                        87,200                 -
Shares issued for assets                         118,000                 -
Shares issued for
 debt extinguishment                             646,379                 -
Changes in assets
    and liabilities:
  Accounts payable                              (413,692)            2,366
  Other liabilities                             (108,800)                -
                                                --------          --------

Net cash (used)
    by operating activities                     (189,519)                -
 Investing Activities:
Net cash provided (used) by
  Investing Activities                                 -                 -
                                                --------          --------
Cash flows from Financing
Activities
Common stock issued for cash                     190,000                 -
                                                --------          --------
Net cash provided by
Financing Activities:                            190,000
Increase in Cash                                     481                 -
Cash at beginning of period                            -                 -
                                                --------          --------
Cash at end of period                          $     481         $       -

Supplemental cash flow information:
Cash paid during the period for:

   Interest                                    $       -         $       -

   Income taxes                                $       -         $       -

Non cash financing transactions:

Shares for services                            $  87,200         $       -

Shares for debt extinguishment                 $ 646,379         $       -

Shares for assets                              $ 118,000         $       -

                 See accompanying notes to financial statements.

                                 STARFEST, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 -  Summary of Significant Accounting Policies

Nature of Operations

Starfest, Inc. (the "Company"), a California corporation, was incorporated on August 18, 1993 as Fanfest, Inc.. In August, 1995 the Company changed its name to Starfest, Inc.. During the year ended December 31, 1998, the Company was inactive, just having minimal administrative expenses. During the year ended December 31, 1999 the Company attempted to pursue operations in the online adult entertainment field. However, the Company was not successful in this pursuit.

Cash equivalents

        Cash equivalents consist of funds invested in money market accounts and in investments with a maturity of three months or less when purchased. There were no cash equivalents at December 31, 1999.

Loss per share

        The computation of loss per share of common stock is based on the weighted average number of shares outstanding during the periods presented. Fully diluted calculations are not presented since the Company only had losses for all periods presented (thus antidilutive).

Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in financial statements and accompanying notes. Actual results could differ from those estimates.

Issuance of Shares for Services

        Valuation of shares for services is based on the estimated fair market value of the services performed.

Income taxes

        The Company records its income tax provision in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". (See Note 3).

                                 STARFEST, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 1 -  Summary of Significant Accounting Policies(continued)

Fair Value of Financial Instruments

        Pursuant to SFAS No. 107, Disclosures about Fair Value of Financial Instruments, the Company is required to estimate the fair value of all financial instruments included on its balance sheet at December 31, 1999. The Company considers the carrying value of such amounts in the consolidated financial statements to approximate their expected realization and interest rates, which approximate current market rates. During the periods presented and at December 31, 1999 the Company had no financial instruments.

Comprehensive Income (Loss)

        In fiscal 1999, the Company adopted SFAS No. 130, Reporting Comprehensive Income. This statement establishes standards for the reporting of comprehensive income and its components in a financial statement that is displayed with the same prominence as other financial statements. The adoption of SFAS No. 130 required no additional disclosure for the Company and did not have any effect on the Company's financial position, as there was no difference between comprehensive loss and the net loss as reported.

Segment Disclosures

        In Fiscal 1999, the Company adopted SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. This Statement establishes standards for the way companies report information regarding operating segments in annual financial statements. The adoption of SFAS No. 131 required no additional disclosure for the Company as the Company operated in one principal business segment.

Reclassifications

        Certain   items  in  prior  period   financial   statements   have  been
reclassified to conform with 1999 classifications.

NOTE 2 - Basis of presentation and considerations related to continued existence (going concern)

        The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred a net loss of $518,606 for the year ended December 31, 1999. The Company incurred a net loss of $2,366 for the year ended December 31, 1998.

                                 STARFEST, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 2 - Basis of presentation and considerations related to continued existence (going concern) (continued)


        These factors, among others, raise substantial doubt as to the Company's ability to continue as a going concern.

        The Company's management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in this endeavor.

NOTE 3 - Income Taxes

        The Company records its income tax provision in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" which requires the use of the liability method of accounting for deferred income taxes.

        Since the Company did not have taxable income during the periods presented, no provision for income taxes has been provided. At December 31, 1999, the Company did not have any significant tax net operating loss carryforwards (tax benefits resulting from losses for tax purposes have been fully reserved due to the uncertainty of a going concern). At December 31, 1999, the Company did not have any significant deferred tax liabilities or deferred tax assets.

NOTE 4 - Subsequent Events



        On January 18, 2000 the Company issued 1,302,001 of its common shares for January, 2000 services, to three shareholders.

        On January 26, 2000 the Company entered into an agreement of merger with Concierge, Inc., a Nevada corporation, pursuant to which, should the merger be approved by the shareholders of both companies, the presently outstanding 1,376,380 shares of common stock of Concierge, Inc. will be converted into shares of common stock of the Company on the basis of 70.444 shares of Starfest, Inc. to be issued for each share of Concierge, Inc. Concierge, Inc. does not have significant assets or revenues.

        The proposed merger of Starfest, Inc. and Concierge, Inc. will result in a reverse acquisition, i.e. the acquisition of Starfest, Inc. by Concierge, Inc. as Concierge, Inc. will have the controlling voting rights of the combined entity.

        Pursuant to a Stock Purchase Agreement (the "Purchase Agreement") dated March 6, 2000 between (1) MAS Capital, Inc., an Indiana corporation, the controlling shareholder of MAS Acquisition XX Corp. ("MAS XX"), an Indiana
corporation and (2) Starfest, Inc. approximately 96.83 percent (8,250,000 shares) of the outstanding shares of common stock of MAS Acquisition XX Corp. were exchanged for $100,000 and 150,000 shares of common stock of Starfest, Inc. in a transaction in which Starfest, Inc. became the parent corporation of MAS
XX. MAS Capital, Inc. and MAS Acquisition XX Corp. do not have significant assets or revenues.

        Upon execution of the Purchase Agreement and the subsequent delivery of $100,000 cash and 150,000 shares of common stock of Starfest, Inc. on March 7, 2000, to MAS Capital, Inc. pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Starfest, Inc. became the successor issuer to MAS Acquisition XX Corp. for reporting purposes under the Securities and Exchange Act of 1934 and elected to report under the Act effective March 7, 2000.

        The merger transaction with MAS Acquisition XX Corp. is considered to be a capital transaction (i.e. the issuance of stock of MAS Acquisition XX Corp. accompanied by a recapitalization).

                          Starfest, Inc. and Subsidiary
                                  Balance Sheet
                                   (Unaudited)

                               September 30, 2000


                                     Assets
                                     ------

Current Assets:

Cash                                                                $     2,014

        Total Current Assets                                              2,014
                                                                     ----------

                                                                    $     2,014
                                                                     ==========


                      Liabilities And Shareholders' Deficit
                      -------------------------------------


Current Liabilities:

Accounts payable                                                    $    30,460
Note payable to Concierge, Inc.                                         100,000
Payable to shareholders                                                 267,002
                                                                     ----------

        Total current liabilities                                       397,462
                                                                     ----------

Shareholders' Deficit:

    Common stock, no par value,
    65,000,000 shares authorized;
    23,100,000 issued and outstanding                                 2,647,353

Accumulated Deficit                                                  (3,042,801)
                                                                     ----------
        Total shareholders' deficit                                  (  395,448)
                                                                     ----------

                                                                    $     2,014
                                                                     ==========




                       See notes to financial statements.

                          Starfest, Inc. and Subsidiary
                            Statements of Operations
                                   (Unaudited)

                 Three Months and Nine Months Ended September 30

                                 Three Months Ended        Nine Months Ended
                                  2000        1999         2000        1999
                              ----------   ----------  -----------  -----------

Revenues                      $        -   $        -  $         -  $         -
                               ---------    ---------   ----------   ----------

General and Administrative
  Expenses                        33,007       10,640      385,144      188,450
                               ---------    ---------   ----------   ----------

Operating Loss                   (33,007)     (10,640)    (385,144)    (188,450)

Provision for income
  taxes                                -            -          800          800
                              ----------   ----------   ----------   ----------

Net Loss                     $   (33,007) $   (10,640) $  (385,944) $  (189,250)
                              ==========   ==========   ==========   ==========


Net Loss Per Common
  Share                      $      .001  $      .001  $      .017  $      .013

Weighted Average Common
  Shares Outstanding          23,100,000   19,779,956   22,914,876   14,914,931





                       See notes to financial statements.

                          Starfest, Inc. and Subsidiary
                            Statements of Cash Flows
                                   (Unaudited)

                         Nine Months Ended September 30

                                                       2000              1999
                                                   -----------       -----------
Net Cash From
  operating Activities:
Net loss                                           $( 385,944)       $( 224,462)
Adjustments to reconcile
  net loss to net cash
  used by operating activities:
Loss on disposal of equipment                               -             2,216
Shares issued for services                                702               458
Shares issued for debt
  extinguishment                                            -           558,038
Shares issued for assets                                    -           118,000
Changes in assets and
  liabilities:
Accounts payable                                       12,773          (410,190)
Other liabilities                                           -          (113,400)
                                                   ----------         ---------

Net cash used by
  operating activities                               (372,469)          (69,340)

Cash Flows from Investing
  Activities:
Internet assets received in
  exchange for stock                                        -          (118,000)
                                                   ----------         ---------

    Net cash used by
      Investing Activities                                  -          (118,000)
                                                   ----------         ---------

Cash flows from Financing
  Activities:
Loans from Concierge, Inc.                            100,000                 -
Advances from shareholders                            267,002                 -
Common stock issued for cash                            7,000           190,000
                                                   ----------         ---------

Net cash provided by
Financing Activities                                  374,002           190,000

Increase in Cash                                        1,533             2,660
Cash at beginning of period                               481             6,149
                                                   ----------         ---------

Cash at end of period                             $     2,014        $    8,809
                                                   ==========         =========

Supplemental cash flow information:
Cash paid during the period for:

Interest                                          $         -        $        -
Income taxes                                      $         -        $        -

Non cash financing transactions:

Shares for services                               $       702        $      458
Shares for debt extinguishment                    $         -        $  558,038
Shares for purchase of assets                     $         -        $  118,000

                       See notes to financial statements.

                          Starfest, Inc. and Subsidiary
                     Notes To Unaudited Financial Statements
                           September 30, 2000 and 1999



Note 1 - Summary of Significant Accounting Policies

   Nature of operations
   Starfest, Inc. (the Company), a California corporation, was incorporated on August 18, 1993 as Fanfest, Inc. In August, 1995 the Company changed its name to Starfest, Inc. During 1998, the Company was inactive, just having minimal administrative expenses. During 1999 the Company attempted to pursue operations in the online adult entertainment field. There were no revenues from this endeavor. The Company is negotiating an agreement with a company (see Note 3). The purpose of the merger is to effect an online communication retrieval system such as e-mail via the telephone.

   In March 2000, the Company acquired approximately 96.83 percent (8,250,000 shares) of the common stock of MAS Acquisition XX Corp.(MAS XX) for $ 314,688. This amount was expensed in March 2000 as at the time of the acquisition, MAS XX had no assets or liabilities and was inactive. Starfest is now the parent corporation of MAS XX.

   Basis of Preparation:

   The accompanying unaudited condensed consolidated interim financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission for the presentation of interim financial information, but do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. The audited consolidated financial statements for the year ended December 31, 1999 was filed on September 7, 2000 with the Securities and Exchange Commission and is hereby referenced. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the nine-month period ended September 30, 2000 are not necessarily indicative of the results that may be expected for the year ended December 31, 2000.


Note 2 - Merger Negotiations

   On January 26, 2000 the Company entered into an agreement of merger with Concierge, Inc., a Nevada corporation, pursuant to which, should the merger be approved by the shareholders of both companies, the presently outstanding 1,376,380 shares of common stock of Concierge, Inc. will be converted into shares of common stock of the Company on the basis of 70.444 shares of Starfest, Inc. to be issued for each share of Concierge, Inc. The Company is registering 96,957,713 shares of its common stock on a Form S-4 to be filed with the Securities and Exchange Commission to be available should the merger be approved.

                          Starfest, Inc. and Subsidiary
                     Notes To Unaudited Financial Statements
                           September 30, 2000 and 1999



Note 3 - Going concern

   The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred a net loss of $385,944 for the nine months ended September 30, 2000. Accumulated deficit amounted to $3,042,801 at September 30, 2000. At September 30, 2000, the Company had shareholders' deficit of $395,448.These factors, among others, raise substantial doubt as to the Company's ability to continue as a going concern.

   The Company's management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in this endeavor.

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

The Board of Directors and Stockholders
Concierge, Inc.:

We have audited the accompanying balance sheet of Concierge, Inc. (a Nevada Corporation) (the "Company") as of June 30, 2000, and the related statements of operations, stockholders' equity and cash flows for the years ended June 30, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Concierge, Inc. as of June 30, 2000, and the results of its operations and its cash flows for the years ended June 30, 2000 and 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company's did not earn any revenue during the year ended June 30, 2000 and 1999 and the Company has incurred net losses from inception to June 30, 2000 of $1,457,729 including net losses of $986,986 and $89,919 during the fiscal years ended June 30, 2000 and 1999, respectively. These factors, among others, as discussed in Note 3 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/Kabani & Company, Inc.
-------------------------
KABANI & COMPANY, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Fountain Valley, California
October 17, 2000

                                 CONCIERGE, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                  JUNE 30, 2000


                                     ASSETS
                                     ------

CURRENT ASSETS:
     Cash & cash equivalents                                       $    85,105
     Prepaid Expenses                                                  245,800
     Note Receivable - Related Party                                   100,000
                                                                    ----------
               Total current assets                                    430,905

PROPERTY & EQUIPMENT, net                                                4,692
                                                                    ----------
                                                                   $   435,597
                                                                    ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES:
     Accrued expenses                                              $    138,755
     Payroll taxes payable                                                4,400
                                                                    -----------

               Total current liabilities                                143,155

COMMITMENTS (SEE NOTES)

STOCKHOLDERS' EQUITY:
     Common stock, par value $.01 per share; 10,000,000
     shares authorized; issued and outstanding 1,376,380                 13,764
     Additional paid in capital                                         560,617
     Advance Subscriptionns                                           1,175,790
     Deficit accumulated during the development stage                (1,457,729)
                                                                     ----------
               Total stockholders' equity                               292,442
                                                                     ----------

                                                                    $   435,597
                                                                     ==========

   The accompanying notes are an integral part of these financial statements

                                 CONCIERGE, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS
               YEAR ENDED JUNE 30, 2000 & 1999 AND THE PERIOD FROM
                 SEPTEMBER 20, 1996 (INCEPTION) TO JUNE 30, 2000

                                                                 SEPTEMBER 20,
                                           JUNE 30,   JUNE 30,  1996 (INCEPTION)
                                             2000       1999    TO JUNE 30, 2000
                                          ---------   --------  ----------------

REVENUE                                   $       -  $      -      $        -

COSTS AND EXPENSES
     Product launch Expenses                490,078    58,607         847,544
     General & Administrative Expenses      496,108    30,512         606,985
                                          ---------   -------       ---------

           TOTAL COSTS AND EXPENSES         986,186    89,119       1,454,529
                                          ---------   -------       ---------

NET LOSS BEFORE INCOME TAXES               (986,186)  (89,119)     (1,454,529)

     Provision of Income Taxes                  800       800           3,200
                                          ---------   -------      ----------

NET LOSS                                   (986,986)  (89,919)     (1,457,729)
                                          =========   =======       =========

WEIGHTED AVERAGE SHARES OF COMMON STOCK
     OUTSTANDING, BASIC AND DILUTED       1,065,960   994,077       1,166,965
                                          =========   =======       =========

BASIC AND DILUTED NET LOSS PER SHARE     $    (0.93) $  (0.09)     $    (1.25)
                                          =========   =======       =========

   The accompanying notes are an integral part of these financial statements

                                 CONCIERGE, INC.
                          (A Development Stage Company)
      STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) FOR THE PERIOD
                SEPTEMBER 20, 1996 (INCEPTION) TO JUNE 30, 2000.

                                            Common Stock
                                       ----------------------
                                         Number of     Par       Additional       Advance      Accumulated   Stockholders'
                                         shares       value    Paid In Capital  Subscriptions    Deficit    Equity (deficit)
                                       ----------------------  ---------------  -------------  -----------  ----------------

Common Stock issued for cash
through June 30, 1997                     176,306    $   1,763     $ 106,162      $        -   $         -     $  107,925

Common stock issued for services
through June 30, 1997                     621,545        6,215             -               -             -          6,215

Net loss through June 30, 1997                  -            -             -               -       (96,933)       (96,933)

                                       ----------     --------      --------       ---------    ----------      ---------

Balance at June 30, 1997                  797,851        7,978       106,162               -       (96,933)        17,207

Common Stock issued for cash
in the year ended June 30, 1998           137,475        1,375       194,650               -             -        196,025

Common stock issued for services
in the year ended June 30, 1998            22,550          226             -               -             -            226

Net loss for the year ended
  June 30, 1998                                 -            -             -               -      (283,891)      (283,891)

                                        ---------     --------      --------      ----------    ----------       --------

Balance at June 30, 1998                  957,876        9,579       300,812               -      (380,824)       (70,433)

Common Stock issued for cash
in the year ended June 30, 1999           208,000        2,080        58,916               -             -         60,996

Common stock issued for services
in the year ended June 30, 1999               450            4             -               -             -              4

Net loss for the year ended
  June 30, 1999                                 -            -             -               -       (89,919)       (89,919)

                                        ---------     --------      --------      ----------    ----------       --------

Balance at June 30, 1999                1,166,326       11,663       359,728               -      (470,743)       (99,352)

Acquisition and retirement of
  Common share                           (262,000)      (2,620)                                                    (2,620)

Common Stock issued for cash
in the year ended June 30, 2000           117,184        1,172       200,889               -             -        202,061

Common stock issued for services
in the year ended June 30, 2000           354,870        3,549             -               -             -          3,549

Post acquisition stock subscription
funds received net of costs & expenses
of $79,710                                      -           -              -       1,175,790             -      1,175,790

Net loss for the year ended
  June 30, 2000                                 -           -              -               -      (986,986)     (986,986)

                                        ---------     -------       --------      ----------    ----------     ---------

Balance at June 30, 2000                1,376,380    $ 13,764      $ 560,617 $     1,175,790   $(1,457,729)   $  292,442
                                        =========     =======       ========      ==========    ==========     =========


   The accompanying notes are an integral part of these financial statements

                                 CONCIERGE, INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
               YEAR ENDED JUNE 30, 2000 & 1999 AND THE PERIOD FROM
                 SEPTEMBER 20, 1996 (INCEPTION) TO JUNE 30, 2000


                                                                 SEPTEMBER 20,
                                           JUNE 30,   JUNE 30,  1996 (INCEPTION)
                                             2000       1999    TO JUNE 30, 2000
                                          ---------   --------  ----------------


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss                                $ (986,986) $(89,919)     $(1,457,729)
  Adjustments to reconcile net loss to
  net cash used in operating activities:
    Depreciation and amortization              2,350     2,329            8,218
    Stock issued for services                    929         4            7,374
    (Increase)/decrease in current assets:
      Prepaid Expenses                      (245,000)        -         (245,800)
      Other Assets                                 -     1,625                -
    Increase/(decrease) in current
    liabilities:
      Accounts payable                       (70,093)    5,717                -
      Accrued expenses                       118,537    10,784          138,755
      Payroll taxes payable                    4,400         -            4,400
                                          ----------   -------       ----------
        Net cash used in
        operating activities              (1,175,863)  (69,460)      (1,544,782)
                                          ----------   -------       ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Note receivable - related party           (100,000)        -         (100,000)
  Acquisition of property & equipment         (1,266)        -          (12,910)
                                          ----------   -------       ----------
       Net cash used in investing
       activities                           (101,266)        -         (112,910)
                                          ----------   -------       ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from Issuance of Shares            202,061   60,996          567,007
  Proceeds from advance subscriptions       1,255,500        -        1,255,500
  Costs and expenses of advance
    subscription                              (79,710)       -          (79,710)
  Proceeds from (repayments of)
    related party loans                       (22,000)  10,000                -
                                           ----------  -------       ----------

      Net cash provided by
      financing activities                  1,355,851   70,996        1,742,797
                                           ----------  -------       ----------

NET INCREASE IN CASH                           78,722    1,536           85,105

CASH, BEGINNING BALANCE                         6,383    4,847                -
                                           ----------  -------       ----------

CASH, ENDING BALANCE                      $    85,105 $  6,383      $    85,105
                                           ==========  =======       ==========


   The accompanying notes are an integral part of these financial statements

                                 CONCIERGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2000 AND 1999



1.      DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Concierge, Inc. ("the Company"), is a development stage enterprise incorporated in the state of Nevada on September 20, 1996. The Company has undertaken the development and marketing of a new technology, a unified messaging product "The Personal Communications Attendant" ("PCA(TM)"). "PCA(TM)" will provide a means by which the user of Internet e-mail can have e-mail messages spoken to him/her over any touch-tone telephone or wireless phone in the world. The accounting policies of the Company are in accordance with generally accepted accounting principles and conform to the standards applicable to development stage companies.


2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property & Equipment

Property and equipment is carried at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Income taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Basic and diluted net loss per share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of

                                 CONCIERGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2000 AND 1999



SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Stock-based compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company adopted this standard in 1998 and the implementation of this standard did not have any impact on its financial statements.

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Comprehensive income

Statement of financial accounting standards No. 130, Reporting comprehensive income (SFAS No. 130), establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity, except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in financial statements that are displayed with the same prominence as other financial statements. The Company adopted this standard in 1998 and the implementation of this standard did not have a material impact on its financial statements.

Reporting segments

Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131), which superceded statement of financial accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances. The Company adopted this standard in 1998 and the implementation of this standard did not have a material impact on its financial statements.

Pension and other benefits

In February 1998, the Financing accounting standards board issued statement of financial accounting standards No. 132, Employers' disclosures about pension and other post-retirement benefits (SFAS No. 132), which standardizes the disclosure requirements for pension and other post -retirement benefits. The Company adopted this standard in 1998 and the implementation of this standard did not have any impact on its financial statements.

Accounting for the costs of computer software developed or obtained for internal use

In March 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants (ASEC of AICPA) issued Statement of position (SOP) No. 98-1, "Accounting for the costs of computer software developed or obtained for internal use", effective for fiscal years beginning after December 15, 1998. SOP N0. 98-1 requires that certain costs of computer software developed or obtained for internal use be capitalized and amortized over the useful life of the related software. The Company adopted this standard in fiscal 1999 and the implementation of this standard did not have a material impact on its financial statements.

Web site development costs

In March 2000, the Emergency Issues Task Force (EITF) of FASB issued its consensus under EITF-00-02. Per the consensus, certain costs incurred in the development of a Web site should be capitalized. According to the EITF, those costs incurred in developing a software program should be capitalized in accordance with Statement of Position (SOP) 98-1, "Accounting for the costs of Computer Software Developed or obtained for internal use". Capitalization of software development costs begins upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future revenues, estimated economic life, and changes in software and hardware technologies. The Company expenses web site development costs, which are allocated for preliminary project development, web site general and maintenance.

                                 CONCIERGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2000 AND 1999



Costs of start-up activities

In April 1998, the ASEC of AICPA issued SOP No. 98-5, "Reporting on the costs of start-up activities", effective for fiscal years beginning after December 15, 1998. SOP 98-5 requires the costs of start-up activities and organization costs to be expensed as incurred. The Company adopted this standard in fiscal 1999 and the implementation of this standard did not have a material impact on its financial statements.

Research and Development

Expenditures for software development costs and research are expensed as incurred. Such costs are required to be expensed until the point that technological feasibility is established. The period between achieving technological feasibility and the general availability of such software has been short. Consequently, costs otherwise capitalizable after technological feasibility is achieved are generally expensed because they are insignificant.

Revenue Recognition

Revenue Recognition Revenue is recognized when earned. The Company's revenue recognition policies are in compliance with all applicable accounting regulations, including American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 97-2, Software Revenue Recognition, and SOP 98-9, Modification of SOP 97-2, With Respect to Certain Transactions. Revenue from license programs is recorded when the software has been delivered and the customer is invoiced. Revenue from packaged product sales to and through distributors and resellers is recorded when related products are shipped. Maintenance and subscription revenue is recognized ratably over the contract period. Revenue attributable to undelivered elements, including technical support and Internet browser technologies, is based on the average sales price of those elements and is recognized ratably on a straight-line basis over the product's life cycle. When the revenue recognition criteria required for distributor and reseller arrangements are not met, revenue is recognized as payments are received. Costs related to insignificant obligations, which include telephone support for certain products, are accrued. Provisions are recorded for returns, concessions and bad debts. Cost of revenue includes direct costs to produce and distribute product and direct costs to provide online services, consulting, product support, and training and certification of system integrators. Research and development costs are expensed as incurred. The company did not earn revenue in the years ended June 30, 2000 and 1999.

Allowance for doubtful accounts

In determining the allowance to be maintained, management evaluates many factors including industry and historical loss experience. The allowance for doubtful accounts is maintained at an amount management deems adequate to cover estimated losses. The company did not have accounts receivable or allowance for doubtful accounts as of June 30, 2000 and 1999.

                                 CONCIERGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2000 AND 1999


Advertising

The Company expenses advertising costs as incurred.

Accounting developments

In June 1998, the FASB issued SFAS No. 133, "Accounting for derivative instruments and hedging activities", effective for fiscal years beginning after June 15, 1999, which has been deferred to June 30, 2000 by publishing of SFAS No. 137. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. This statement requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. The accounting for changes in the fair value of a derivative instrument depends on its intended use and the resulting designation. The Company does not expect that the adoption of this standard will have a material impact on its financial statements.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") 101, "Revenue Recognition," which outlines the basic criteria that must be met to recognize revenue and provides guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the Securities and Exchange Commission. The effective date of this pronouncement is the fourth quarter of the fiscal year beginning after December 15, 1999. The Company believes that adopting SAB 101 will not have a material impact on its financial position and results of operations.

In March 2000, the FASB issued FASB Interpretation No. 44 ("FIN 44") "Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25". FIN 44 clarifies the application of Opinion 25 for (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence for various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain provisions cover specific events that occur after either December 15, 1998,or January 12, 2000. The adoption of certain other provisions of FIN 44 prior to March 31, 2000 did not have a material effect on the financial statements. The Company does not expect that the adoption of the remaining provisions will have a material effect on the financial statements.

Reclassifications

Certain prior year amounts have been reclassified to conform with the current year presentation.


3.      GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the

                                 CONCIERGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2000 AND 1999



Company as a going concern. However, the Company's did not earn any revenue during the year ended June 30, 2000 and 1999 and the Company has incurred net losses from inception to June 30, 2000 of $1,457,729 including net losses of $986,986 and $89,919 during the fiscal years ended June 30, 2000 and 1999, respectively. The continuing losses have adversely affected the liquidity of the Company. Losses are expected to continue for the immediate future. The Company faces continuing significant business risks, including but not limited to, its ability to maintain vendor and supplier relationships by making timely payments when due.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the fiscal years ended June 30, 2000 and 1999, towards (i) obtaining additional equity (ii) management of accrued expenses and accounts payable (iii) Development of the software "PCA(TM)" and (vi) evaluation of its distribution and marketing methods.

Management believes that the above actions will allow the Company to continue operations through the next fiscal year.


4.      PROPERTY AND EQUIPMENT

                                                             June 30, 2000
                                                             -------------
               Property and Equipment                          $  12,910
               Less: Accumulated depreciation                      8,218
                                                                --------
                                                               $   4,692
                                                                ========


5.      PREPAID EXPENSES

The Company entered into software license agreements with two Delaware Corporations. One Corporation granted permission to the Company to utilize its software for the "PCA(TM)" development. The Corporation was paid $202,500 as initial non-refundable license fee and was considered to be pre-paid royalties. The agreement calls for Concierge, Inc. to pay a royalty of $1.00 for the first million units sold and $.75 for units greater than 1,000,000.

The second software license agreement granted the Company the rights to incorporate its software in the Company's personal communication attendant e-mail device. The Corporation was paid $42,500 by Concierge, Inc. as a

                                 CONCIERGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2000 AND 1999

non-refundable, advance royalty payment. The agreement calls for the Company to pay a royalty of $1.10 for the first 100,000 units, thereafter $.85 per unit.


6.      NOTE RECEIVABLE - RELATED PARTY

The Company has loaned $100,000 to a Corporation with which the Company is planning to merge (see note 9). The Note is due on demand, unsecured and is non-interest bearing.


7.      INCOME TAXES

No provision was made for Federal income tax since the Company has significant net operating loss carryforwards. Through June 30, 2000, the Company incurred net operating losses for tax purposes of approximately $1,450,000. Differences between financial statement and tax losses consist primarily of amortization allowance were immaterial at June 30, 2000. The net operating loss carryforwards may be used to reduce taxable income through the year 2015. Net operating loss for carryforwards for the State of California are generally available to reduce taxable income through the year 2005. The availability of the Company's net operating loss carryforwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company's stock. The provision for income taxes consists of the state minimum tax imposed on corporations.

The net deferred tax asset balance as of June 30, 2000 was approximately $580,000. A 100% valuation allowance has been established against the deferred tax assets, as the utilization of the loss carrytforwards can not reasonably be assured.


8.      STOCKHOLDERS' EQUITY

The Company issued 117,184 shares for cash totaling $202,061 and 354,870 shares for services of $3,549 during the year ended June 30, 2000. During the year ended June 30, 2000, the Company also reacquired and cancelled 262,000 shares, previously issued for services of $2,620 in the year ended June 30, 1997.


9.      ADVANCE SUBSCRIPTIONS

The Company has entered into subscription agreements to issue "post merger" shares in exchange for cash. Through June 30, 2000, the Company has received advanced subscriptions for a gross amount of $1,255,500 before deducting associated costs of $79,710, for 5,928,750 post merger shares. In the event the merger between Concierge, Inc. and Starfest, Inc. is not completed prior to November 31, 2000 the obligation of the Company under this agreement may be satisfied by the issuance of shares in the Company equivalent on a pro-rata basis to the number of shares in "post merger" Corporation that are subject to

                                 CONCIERGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2000 AND 1999



this agreement. As mentioned in Note 10, the Company is involved in a proposed merger transaction with Starfest, Inc. ("SFI"). SFI filed a registration statement with the Securities and Exchange Commission ("the Commission") on June 8, 2000 related to the proposed merger, naming the Company as the entity proposed to be merged into SFI. From July 1, 2000 through September 15, 2000, the Company received additionally $467,500 as advance subscription for 2,127,500 post merger . From July 1, 2000 through September 15, 2000, the Company received additionally $467,500 as advance subscription for 2,127,500 post merger shares in an offering intended to be exempt from registration pursuant to the provisions of Section 4(2) of the Securities Act of 1933 and of Regulation D, Rule 506 of the Commission. It is possible, but not certain, that the filing of the registration statement by SFI and the manner in which the Company conducted the sale of the 2,127,500 post merger shares of common stock constituted
"general advertising or general solicitation" by the Company. General advertising and general solicitation are activities that are prohibited when conducted in connection with an offering intended to be exempt from registration pursuant to the provisions of Regulation D, Rule 506 of the Commission. The Company does not concede that there was no exemption from registration available for this offering. Nevertheless, should the aforementioned circumstances have constituted general advertising or general solicitation, the Company would be denied the availability of Regulation D, Rule 506 as an exemption from the registration requirements of the Securities Act of 1933 when it sold the 2,127,500 post merger shares of common stock after June 8, 2000. Should no exemption from registration have been available with respect to the sale of these shares, the persons who bought them would be entitled, under the Securities Act of 1933, to the return of their subscription amounts if actions to recover such monies should be filed within one year after the sales in question. The financial statements for the year ended June 30, 2000, do not reflect any such amount since the Company received $467,500 as advance subscription for 2,127,500 post merger shares after June 30, 2000.



10.     MERGER AGREEMENT

On January 26, 2000 the Company entered into an agreement of merger with Starfest, Inc., a California Corporation. Under the agreement, the presently outstanding 1,376,380 share of common stock of the Company shall be converted into 96,957,713 common stock of Starfest, Inc. on the basis of 70.444 shares of Starfest, Inc. for each share outstanding of the Company. The 96,957,713 post merger shares shall be distributed to the shareholders of the Company on a pro-rata basis. The transaction will be accounted for as reverse merger and is subject to approval by shareholders of both companies and Securities and Exchange Commission.


11.     SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $1,600 and $0 for income tax in the year ended June 30, 2000 and 1999, respectively. Total amount paid for income taxes from September 20,

                                 CONCIERGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 2000 AND 1999


1996 (inception) through June 30, 2000 amounted to $2,400. The Company paid $ 4,227 and $0 for interest during the years ended June 30, 2000 and 1999, respectively. Total amount paid for interest from September 20, 1996 (inception) through June 30, 2000, amounted to $4,227.

The Cashflow statements do not include effect of issuance of 354,870 shares for $3,549 in the year ended June 30, 2000, and 450 shares for $4 in the year ended June 30, 1999, in exchange of services rendered to the Company. The Cash flow statements do not include effect of acquisition and cancellation of 262,000shares issued for services of $2,620. 737,415 shares have been issued since inception through June 30, 2000, for services amounting $7,374. Valuation of shares is based on the estimated fair market value of the services performed


12.     COMMITMENT

The Company sub-leases office space in Los Angeles, California from Ardent, Ltd. The term of the lease is 26 months with monthly payments of $1541.71. The lease expires on August 31, 2002. Rent was $7,823 and $11,560 for the year ended June 30, 2000 and 1999, respectively. Future minimum lease payments associated with the lease is as follow:

               Year ended June 30                 Amount
               ------------------                 ------
                     2001                        $ 18,501
                     2002                          18,501
                     2003                           3,083
                                                  -------
                     Total                       $ 40,085
                                                  =======

                                 CONCIERGE, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                               SEPTEMBER 30, 2000
                                   (UNAUDITED)

                                     ASSETS
                                     ------

CURRENT ASSETS:
            Cash & cash equivalents                                $   107,559
            Prepaid Expenses                                           245,800
            Note Receivable - Related Party                            100,000
                                                                    ----------
                      Total current assets                             453,359

PROPERTY & EQUIPMENT, net                                                4,082
                                                                    ----------

                                                                   $   457,441
                                                                    ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES:
            Accrued expenses                                       $   119,552
            Payroll taxes payable                                        1,235
                                                                    ----------
                      Total current liabilities                        120,787

COMMITMENTS (SEE NOTES)

SUBSCRIPTIONS RECEIVED FOR COMMON STOCK
    SUBJECT TO CONTINGENCY                                             487,500

STOCKHOLDERS' EQUITY:
            Common stock, par value $.01 per share;
            10,000,000 shares authorized; issued
            and outstanding 1,376,380                                   13,764
            Additional paid in capital                                 560,617
            Advance Subscriptions                                    1,175,790
            Deficit accumulated during the development stage        (1,901,017)
                                                                    ----------
                      Total stockholders' deficit                     (150,846)
                                                                    ----------

                                                                   $   457,441
                                                                    ==========

   The accompanying notes are an integral part of these financial statements

                                 CONCIERGE, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS
           QUARTER ENDED SEPTEMBER 30, 2000 & 1999 AND THE PERIOD FROM
              SEPTEMBER 20, 1996 (INCEPTION) TO SEPTEMBER 30, 2000
                                   (UNAUDITED)

                                                              SEPTEMBER 20, 1996
                                SEPTEMBER 30,  SEPTEMBER 30,    (INCEPTION) TO
                                    2000           1999       SEPTEMBER 30, 2000
                                -------------  -------------  ------------------

REVENUE                          $        -     $         -       $         -

COSTS AND EXPENSES
     Product launch Expenses        241,928           2,647         1,089,472
     General & Administrative
       Expenses                     200,560           2,034           807,545
                                  ---------      ----------        ----------

     TOTAL COSTS AND EXPENSES       442,488           4,681         1,897,017
                                  ---------      ----------        ----------

NET LOSS BEFORE INCOME TAXES       (442,488)         (4,681)       (1,897,017)

     Provision of Income Taxes          800             800             4,000
                                  ---------      ----------        ----------

NET LOSS                           (443,288)         (5,481)       (1,901,017)
                                  =========      ==========        ==========

WEIGHTED AVERAGE SHARES OF
     COMMON STOCK OUTSTANDING,
     BASIC AND DILUTED            1,376,380         907,804         1,166,965
                                  =========      ==========        ==========


BASIC AND DILUTED NET LOSS
     PER SHARE                   $    (0.32)    $     (0.01)            (1.63)
                                  =========      ==========        ==========

   The accompanying notes are an integral part of these financial statements

                                 CONCIERGE, INC.
                          (A Development Stage Company)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
      FOR THE PERIOD SEPTEMBER 20, 1996 (INCEPTION) TO SEPTEMBER 30, 2000.
                                   (UNAUDITED)

                                            Common Stock
                                       ----------------------
                                         Number of     Par       Additional       Advance      Accumulated   Stockholders'
                                         shares       value    Paid In Capital  Subscriptions     Deficit    Equity (deficit)
                                       ----------------------  ---------------  -------------  ------------  ----------------
Common Stock issued for cash
through June 30, 1997                     176,306   $  1,763      $ 106,162      $        -    $        -      $   107,925

Common stock issued for services
through June 30, 1997                      621,545     6,215              -               -             -            6,215

Net loss through June 30, 1997                   -         -              -               -       (96,933)         (96,933)
                                         ---------   -------       --------       ---------     ---------       ----------
Balance at June 30, 1997                   797,851     7,978        106,162               -       (96,933)          17,207

Common Stock issued for cash
in the year ended June 30, 1998            137,475     1,375        194,650               -             -          196,025

Common stock issued for services
in the year ended June 30, 1998             22,550       226              -               -             -              226

Net loss for the year ended
  June 30, 1998                                  -         -              -               -      (283,891)        (283,891)

                                         ---------   -------       --------       ---------     ---------       ----------

Balance at June 30, 1998                   957,876     9,579        300,812               -      (380,824)         (70,433)

Common Stock issued for cash
in the year ended June 30, 1999            208,000     2,080         58,916               -             -           60,996

Common stock issued for services
in the year ended June 30, 1999                450         4              -               -             -                4

Net loss for the year ended June 30, 1999        -         -              -               -       (89,919)         (89,919)

                                         ---------   -------       --------       ---------     ---------       ----------
Balance at June 30, 1999                 1,166,326    11,663        359,728               -      (470,743)         (99,352)

Acquisition and retirement
  of Common share                         (262,000)   (2,620)                                                       (2,620)

Common Stock issued for cash
in the year ended June 30, 2000            117,184     1,172        200,889               -             -          202,061

Common stock issued for services
in the year ended June 30, 2000            354,870     3,549              -               -             -            3,549

Post acquisition stock subscription
  funds received net of costs &
  expenses of $79,710                            -         -              -       1,175,790             -        1,175,790

Net loss for the year ended
  June 30, 2000                                  -         -              -               -      (986,986)        (986,986)
                                         ---------   -------       --------       ---------    ----------       ----------

Balance at June 30, 2000                 1,376,380  $ 13,764      $ 560,617      $1,175,790   $(1,457,729)     $   292,442
                                         =========   =======       ========       =========    ==========       ==========


   The accompanying notes are an integral part of these financial statements

                                 CONCIERGE, INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
           QUARTER ENDED SEPTEMBER 30, 2000 & 1999 AND THE PERIOD FROM
              SEPTEMBER 20, 1996 (INCEPTION) TO SEPTEMBER 30, 2000
                                   (UNAUDITED)


                                                              SEPTEMBER 20, 1996
                                SEPTEMBER 30,  SEPTEMBER 30,    (INCEPTION) TO
                                    2000           1999       SEPTEMBER 30, 2000
                                -------------  -------------  ------------------

CASH FLOWS FROM
OPERATING ACTIVITIES:
   Net Loss                      $  (443,288)   $   (5,481)       $(1,901,017)
   Adjustments to reconcile
   net loss to net cash used
   in operating activities:
     Depreciation and
     amortization                        610           582              8,828
     Stock issued for services             -             -              7,374
     (Increase)/decrease in
     current assets:
       Prepaid Expenses                    -             -           (245,800)
     Increase/(decrease) in
     current liabilities:
       Accounts payable                    -         1,471                  -
       Accrued expenses              (19,203)          800            119,552
       Payroll taxes payable          (3,165)            -              1,235
                                  ----------     ---------         ----------

     Net cash used in
     operating activities           (465,046)       (2,628)        (2,009,828)
                                  ----------     ---------         ----------

CASH FLOWS FROM INVESTING
ACTIVITIES:
  Note receivable -
  related party                            -             -           (100,000)
  Acquisition of property
  & equipment                              -             -            (12,910)
                                 -----------     ---------        -----------

    Net cash used in
    investing activities                   -             -           (112,910)
                                 -----------     ---------        -----------

CASH FLOWS FROM FINANCING
ACTIVITIES:
  Proceeds from Issuance
  of Shares                                -         2,529           567,007
  Proceeds from advance
  subscriptions                            -             -         1,255,500
  Proceeds from subscriptions
  of common stock subject to
  contingency                        487,500             -           487,500
  Costs and expenses of
  advance subscription                     -             -           (79,710)
                                 -----------     ---------        ----------

    Net cash provided by
    financing activities             487,500         2,529         2,230,297
                                 -----------     ---------        ----------

NET INCREASE (DECREASE) IN CASH       22,454           (99)          107,559

CASH, BEGINNING BALANCE               85,105         6,383                 -
                                 -----------     ---------        ----------

CASH, ENDING BALANCE            $    107,559    $    6,284       $   107,559
                                 ===========     =========        ==========

   The accompanying notes are an integral part of these financial statements

                                 CONCIERGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2000 AND 1999


1.      DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Concierge, Inc. ("the Company"), is a development stage enterprise incorporated in the state of Nevada on September 20, 1996. The Company has undertaken the development and marketing of a new technology, a unified messaging product "The Personal Communications Attendant" ("PCA(TM)"). "PCA(TM)" will provide a means by which the user of Internet e-mail can have e-mail messages spoken to him/her over any touch-tone telephone or wireless phone in the world. The accounting policies of the Company are in accordance with generally accepted accounting principles and conform to the standards applicable to development stage companies.


2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property & Equipment

Property and equipment is carried at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Income taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Basic and diluted net loss per share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of

                                 CONCIERGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2000 AND 1999


SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Stock-based compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company adopted this standard in 1998 and the implementation of this standard did not have any impact on its financial statements.

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Comprehensive income

Statement of financial accounting standards No. 130, Reporting comprehensive income (SFAS No. 130), establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity, except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in financial statements that are displayed with the same prominence as other financial statements. The Company adopted this standard in 1998 and the implementation of this standard did not have a material impact on its financial statements.

Reporting segments

Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131), which superceded statement of financial accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial

                                 CONCIERGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2000 AND 1999


statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances. The Company adopted this standard in 1998 and the implementation of this standard did not have a material impact on its financial statements.

Pension and other benefits

In February 1998, the Financing accounting standards board issued statement of financial accounting standards No. 132, Employers' disclosures about pension and other post-retirement benefits (SFAS No. 132), which standardizes the disclosure requirements for pension and other post -retirement benefits. The Company adopted this standard in 1998 and the implementation of this standard did not have any impact on its financial statements.

Accounting for the costs of computer software developed or obtained for internal use

In March 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants (ASEC of AICPA) issued Statement of position (SOP) No. 98-1, "Accounting for the costs of computer software developed or obtained for internal use", effective for fiscal years beginning after December 15, 1998. SOP N0. 98-1 requires that certain costs of computer software developed or obtained for internal use be capitalized and amortized over the useful life of the related software. The Company adopted this standard in fiscal 1999 and the implementation of this standard did not have a material impact on its financial statements.

Web site development costs

In March 2000, the Emergency Issues Task Force (EITF) of FASB issued its consensus under EITF-00-02. Per the consensus, certain costs incurred in the development of a Web site should be capitalized. According to the EITF, those costs incurred in developing a software program should be capitalized in accordance with Statement of Position (SOP) 98-1, "Accounting for the costs of Computer Software Developed or obtained for internal use". Capitalization of software development costs begins upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future revenues, estimated economic life, and changes in software and hardware technologies. The Company expenses web site development costs, which are allocated for preliminary project development, web site general and maintenance.

                                 CONCIERGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2000 AND 1999



Costs of start-up activities

In April 1998, the ASEC of AICPA issued SOP No. 98-5, "Reporting on the costs of start-up activities", effective for fiscal years beginning after December 15, 1998. SOP 98-5 requires the costs of start-up activities and organization costs to be expensed as incurred. The Company adopted this standard in fiscal 1999 and the implementation of this standard did not have a material impact on its financial statements.

Research and Development

Expenditures for software development costs and research are expensed as incurred. Such costs are required to be expensed until the point that technological feasibility is established. The period between achieving technological feasibility and the general availability of such software has been short. Consequently, costs otherwise capitalizable after technological feasibility is achieved are generally expensed because they are insignificant.

Revenue Recognition

Revenue Recognition Revenue is recognized when earned. The Company's revenue recognition policies are in compliance with all applicable accounting regulations, including American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 97-2, Software Revenue Recognition, and SOP 98-9, Modification of SOP 97-2, With Respect to Certain Transactions. Revenue from license programs is recorded when the software has been delivered and the customer is invoiced. Revenue from packaged product sales to and through distributors and resellers is recorded when related products are shipped. Maintenance and subscription revenue is recognized ratably over the contract period. Revenue attributable to undelivered elements, including technical support and Internet browser technologies, is based on the average sales price of those elements and is recognized ratably on a straight-line basis over the product's life cycle. When the revenue recognition criteria required for distributor and reseller arrangements are not met, revenue is recognized as payments are received. Costs related to insignificant obligations, which include telephone support for certain products, are accrued. Provisions are recorded for returns, concessions and bad debts. Cost of revenue includes direct costs to produce and distribute product and direct costs to provide online services, consulting, product support, and training and certification of system integrators. Research and development costs are expensed as incurred. The company did not earn revenue in the quarter ended September 30, 2000 and 1999.

Allowance for doubtful accounts

In determining the allowance to be maintained, management evaluates many factors including industry and historical loss experience. The allowance for doubtful accounts is maintained at an amount management deems adequate to cover estimated losses. The company did not have accounts receivable or allowance for doubtful accounts as of September 30, 2000 and 1999.

                                 CONCIERGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2000 AND 1999


Advertising

The Company expenses advertising costs as incurred.

Accounting developments

In June 1998, the FASB issued SFAS No. 133, "Accounting for derivative instruments and hedging activities", effective for fiscal years beginning after June 15, 1999, which has been deferred to June 30, 2000 by publishing of SFAS No. 137. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. This statement requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. The accounting for changes in the fair value of a derivative instrument depends on its intended use and the resulting designation. The Company does not expect that the adoption of this standard will have a material impact on its financial statements.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") 101, "Revenue Recognition," which outlines the basic criteria that must be met to recognize revenue and provides guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the Securities and Exchange Commission. The effective date of this pronouncement is the fourth quarter of the fiscal year beginning after December 15, 1999. The Company believes that adopting SAB 101 will not have a material impact on its financial position and results of operations.

In March 2000, the FASB issued FASB Interpretation No. 44 ("FIN 44") "Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25". FIN 44 clarifies the application of Opinion 25 for (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence for various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain provisions cover specific events that occur after either December 15, 1998,or January 12, 2000. The adoption of certain other provisions of FIN 44 prior to March 31, 2000 did not have a material effect on the financial statements. The Company does not expect that the adoption of the remaining provisions will have a material effect on the financial statements.

Reclassifications

Certain prior year amounts have been reclassified to conform with the current year presentation.


3.      GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the

                                 CONCIERGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2000 AND 1999


Company as a going concern. However, the Company's did not earn any revenue during the year ended September 30, 2000 and 1999 and the Company has incurred net losses from inception to September 30, 2000 of $1,901,017 including a net loss of $443,288 during the quarter ended September 30, 2000. The continuing losses have adversely affected the liquidity of the Company. Losses are expected to continue for the immediate future. The Company faces continuing significant business risks, including but not limited to, its ability to maintain vendor and supplier relationships by making timely payments when due.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort from inception through the period ended September 30, 2000, towards (i) obtaining additional equity (ii) management of accrued expenses and accounts payable (iii) Development of the software "PCA(TM)" and (vi) evaluation of its distribution and marketing methods.

Management believes that the above actions will allow the Company to continue operations through the next fiscal year.


4.      PROPERTY AND EQUIPMENT

                                                             September 30, 2000
                                                             ------------------

               Property and Equipment                             $ 12,910
               Less: Accumulated depreciation                        8,828
                                                                   -------
                                                                  $ 4,082
                                                                   ======

5.      PREPAID EXPENSES

The Company entered into software license agreements with two Delaware Corporations. One Corporation granted permission to the Company to utilize its software for the "PCA(TM)" development. The Corporation was paid $202,500 as initial non-refundable license fee and was considered to be pre-paid royalties. The agreement calls for Concierge, Inc. to pay a royalty of $1.00 for the first million units sold and $.75 for units greater than 1,000,000.

The second software license agreement granted the Company the rights to incorporate its software in the Company's personal communication attendant e-mail device. The Corporation was paid $42,500 by Concierge, Inc. as a

                                 CONCIERGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2000 AND 1999


non-refundable, advance royalty payment. The agreement calls for the Company to pay a royalty of $1.10 for the first 100,000 units, thereafter $.85 per unit.


6.      NOTE RECEIVABLE - RELATED PARTY

The Company has loaned $100,000 to a Corporation with which the Company is planning to merge (see note 9). The Note is due on demand, unsecured and is non-interest bearing.


7.      INCOME TAXES

No provision was made for Federal income tax since the Company has significant net operating loss carryforwards. Through September 30, 2000, the Company incurred net operating losses for tax purposes of approximately $1,901,017. Differences between financial statement and tax losses consist primarily of amortization allowance, was immaterial at September 30, 2000. The net operating loss carryforwards may be used to reduce taxable income through the year 2015. Net operating loss for carryforwards for the State of California are generally available to reduce taxable income through the year 2005. The availability of the Company's net operating loss carryforwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company's stock. The provision for income taxes consists of the state minimum tax imposed on corporations.

The net deferred tax asset balance as of June 30, 2000 was approximately $580,000. A 100% valuation allowance has been established against the deferred tax assets, as the utilization of the loss carrytforwards cannot reasonably be assured.


8.      STOCKHOLDERS' EQUITY

The Company issued 117,184 shares for cash totaling $202,061 and 354,870 shares for services of $3,549 during the year ended June 30, 2000. During the year ended June 30, 2000, the Company also reacquired and cancelled 262,000 shares, previously issued for services of $2,620 in the year ended June 30, 1997.


9. ADVANCE SUBSCRIPTIONS & SUBSCRIPTIONS RECEIVED FOR COMMON STOCK SUBJECT TO CONTINGENCY

The Company has entered into subscription agreements to issue "post merger" shares in exchange for cash. Through September 30, 2000, the Company has received advance subcriptions for a gross amount of $1,255,500 before deducting associated costs of $79,710, for 5,928,750 post merger shares. In the event the merger between Concierge, Inc. and Starfest, Inc. is not completed prior to November 31, 2000 the obligation of the Company under this agreement may be satisfied by the issuance of shares in the Company equivalent on a pro-rata basis to the number of shares in "post merger" Corporation that are subject to this agreement.

                                 CONCIERGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2000 AND 1999


As mentioned in Note 10, the Company is involved in a proposed merger transaction with Starfest, Inc. ("SFI"). SFI filed a registration statement with the Securities and Exchange Commission ("the Commission") on June 8, 2000 related to the proposed merger, naming the Company as the entity proposed to be merged into SFI. From July 1, 2000 through September 15, 2000, the Company received additionally $467,500 as advance subscription for 2,127,500 post merger shares in an offering intended to be exempt from registration pursuant to the provisions of Section 4(2) of the Securities Act of 1933 and of Regulation D, Rule 506 of the Commission. It is possible, but not certain, that the filing of the registration statement by SFI and the manner in which the Company conducted the sale of the 2,127,500 post merger shares of common stock constituted
"general advertising or general solicitation" by the Company. General advertising and general solicitation are activities that are prohibited when conducted in connection with an offering intended to be exempt from registration pursuant to the provisions of Regulation D, Rule 506 of the Commission. The Company does not concede that there was no exemption from registration available for this offering. Nevertheless, should the aforementioned circumstances have constituted general advertising or general solicitation, the Company would be denied the availability of Regulation D, Rule 506 as an exemption from the registration requirements of the Securities Act of 1933 when it sold the 2,127,500 post merger shares of common stock after June 8, 2000. Should no exemption from registration have been available with respect to the sale of these shares, the persons who bought them would be entitled, under the Securities Act of 1933, to the return of their subscription amounts if actions to recover such monies should be filed within one year after the sales in question. Accordingly, the amounts received by the Company from the sale of these shares are set apart from Stockholders' Equity as "Subscription received for common stock subject to contingency" to indicate this contingency.


10.     MERGER AGREEMENT

On January 26, 2000 the Company entered into an agreement of merger with Starfest, Inc., a California Corporation. Under the agreement, the presently outstanding 1,376,380 share of common stock of the Company shall be converted into 96,957,713 common stock of Starfest, Inc. on the basis of 70.444 shares of Starfest, Inc. for each share outstanding of the Company. The 96,957,713 post merger shares shall be distributed to the shareholders of the Company on a pro-rata basis. The transaction will be accounted for as reverse merger and is subject to approval by shareholders of both companies and Securities and Exchange Commission.


11.     SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $0 and $0 for income tax in the quarter ended September 30, 2000 and 1999, respectively. Total amount paid for income taxes from September 20, 1996 (inception) through September 30, 2000 amounted to $2,400. The Company

                                 CONCIERGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2000 AND 1999


paid $ 0 for interest during the quarters ended September 30, 2000 and 1999. Total amount paid for interest from September 20, 1996 (inception) through September 30, 2000, amounted to $4,227.

The Cash flow statements do not include effect of acquisition and cancellation of 262,000shares issued for services of $2,620. 737,415 shares have been issued since inception through September 30, 2000, for services amounting $7,374. Valuation of shares is based on the estimated fair market value of the services performed


12.     COMMITMENT

The Company sub-leases office space in Los Angeles, California from Ardent, Ltd. The term of the lease is 26 months with monthly payments of $1541.71. The lease expires on August 31, 2002. Rent was $4,631 and $0 for the quarter ended September 30, 2000 and 1999, respectively.

Future minimum lease payments associated with the lease is as follow:

                 Year ended September 30                    Amount
                 -----------------------                    ------

                          2001                             $ 18,501
                          2002                               16,959
                                                            -------
                          Total                            $ 35,460
                                                            =======

                                   APPENDIX A
                               AGREEMENT OF MERGER


        This Agreement of Merger (the "Agreement") is made and entered into as of January 26, 2000 by and among:

           STARFEST, Inc., a California corporation ("STARFEST"); and

              CONCIERGE, Inc., a Nevada corporation ("CONCIERGE").



                                    RECITALS

        WHEREAS, STARFEST's common stock, no par value per share (the "Common Stock"), is currently traded on the OTC Bulletin Board; and

        WHEREAS, STARFEST currently operates an Internet entertainment business; and

        WHEREAS, the parties hereto wish to reorganize STARFEST by merging CONCIERGE into STARFEST, with STARFEST being the surviving corporation of the merger; and

        WHEREAS, as part of the reorganization, STARFEST wishes to sell its Internet entertainment business to a third party in order that the sole business of STARFEST after the merger will be the business of CONCIERGE.

        NOW, THEREFORE, in consideration of the following representations, promises and undertakings, the parties hereto hereby agree as follows:

          1. STARFEST merger with CONCIERGE. Promptly after the execution of this Agreement, the officers and directors of each of STARFEST and CONCIERGE shall cause all corporate actions to occur, including without limitation the holding of any required special meeting of the shareholders of each of STARFEST and CONCIERGE, that are required to approve:

               (a) The merger of STARFEST with CONCIERGE, STARFEST to be the surviving corporation, with the stockholders of CONCIERGE receiving a total of 78 million shares of Common Stock of STARFEST in the merger and the stockholders of STARFEST retaining their presently issued 23 million shares of Common Stock of STARFEST;

               (b)    The  change  of  name  of   the  post-merger  company   to
                      "CONCIERGE TECHNOLOGIES, INC."

               (c)    The change of  management  of the  post-merger  company to
                      that  of  the   directors   and   officers  of   CONCIERGE
                      immediately before the effectiveness of the merger;

               (d) An increase in the authorized capital of the post-merger corporation to 190 million shares of Common Stock, $0.001 a share, and 10 million shares of Preferred Stock, par value $0.001 a share;

               (e) The authorization of the directors of the post-merger corporation to issue no more than 9 million shares of Common Stock (or common stock equivalents or derivatives) to raise the necessary capital to commence its business and to attract additional members of management; and

        2. Representations by STARFEST. STARFEST represents as follows:

               2.1 STARFEST is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is authorized to transact its business and is in good standing in each state in which its ownership of assets or conduct of business requires such qualifications.

               2.2 Subject to shareholder approval of the transactions contemplated by this Agreement, STARFEST has the right, power, legal capacity and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and the documents, instruments and certificates to be executed and delivered by it pursuant to this Agreement. The execution and delivery of and performance of the obligations contained in this Agreement by STARFEST and all documents, instruments and certificates made or delivered by STARFEST pursuant to this Agreement, and the transactions contemplated hereby, have been or as of the Closing will be, duly authorized by all necessary action on the part of STARFEST.

               2.3 Subject to shareholder approval of the transactions contemplated by this Agreement, the terms and provisions of this Agreement and all documents, instruments and certificates made or delivered from time to time by STARFEST hereunder and thereunder shall constitute valid and legally binding obligations of STARFEST, enforceable against STARFEST in accordance with the terms hereof and thereof.

               2.4 The execution of this Agreement by STARFEST does not require any consent of, notice to or action by any person or governmental authority, other than as provided in Exhibit 2.4 hereto. The performance of this Agreement by STARFEST and the consummation by STARFEST of the transactions contemplated hereby will not require any consent of, notice to or action by any person or governmental authority, other than as provided in Exhibit 2.4 hereto.

               2.5 The making and performance of this Agreement by STARFEST and the consummation of the transactions contemplated hereby will not result in a breach or violation by STARFEST of any of the terms or provisions of, or constitute a default under, its Articles of Incorporation, its Bylaws, any indenture, mortgage, deed of trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which STARFEST is bound, any statute, or any judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to STARFEST or any of the properties of STARFEST.

               2.6 Attached hereto as Exhibit 2.6 are financial statements of STARFEST for the annual periods ended December 31, 1998 and December 31, 1999 and as of December 31, 1998 and as of December 31, 1999, which have been audited in accordance with GAAP. These financial statements present fairly the financial condition and results of operations of its business, in accordance with generally accepted accounting principles as of the dates thereof and the periods covered thereby.

               2.7 As of the date hereof, the executive officers and directors of STARFEST are Michael Huemmer and Janet Alexander.

               2.8 STARFEST has authorized capital of 65 million shares of Common Stock, no par value. Of these shares, 23 million are issued and outstanding. Except as described in Exhibit 2.8 hereto, there are no existing agreements, options, warrants, rights, calls or commitments of any kind providing for the issuance of any shares, or for the repurchase or redemption of shares, of STARFEST's capital stock, and there are no outstanding securities or other instruments convertible into or exchangeable for shares of such capital stock and no commitments to issue such securities or instruments. Each person that has such a right shall surrender it to Starfest for no consideration other than that of promoting the Closing of the transaction described in this Agreement. All of the outstanding shares of STARFEST common stock have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of STARFEST common stock were issued in violation of the Securities Act or any state securities laws.

               2.9 Attached hereto as Exhibit 2.9 is a true and correct list of all known material liabilities of STARFEST, contingent or matured, as of December 31, 2000, which are not reflected on the balance sheet dated as of December 31, 1999 and which arose in the ordinary course of business.

               2.10 There is no claim for personal injury, products liability, property or other damages, grievance, action, proceeding or governmental investigation pending or, to STARFEST's knowledge, threatened against STARFEST or affecting its assets or business, other than as listed on Exhibit 2.10 hereto.

               2.11 STARFEST has filed, or will have filed prior to Closing, all income, franchise, real property, personal property, sales, employment and other tax returns required to be filed by any taxing authority and has paid or accrued all taxes required to be paid by it in respect to the periods covered by such returns, whether or not shown on such returns, and STARFEST has no liability for such taxes in excess of the amounts so paid. A true and complete copy of all federal income tax returns for the tax year ended December 31, 1998 as filed with the Internal Revenue Service has been delivered to CONCIERGE, together with all supporting schedules thereto. STARFEST is not delinquent in the payment of any tax, assessment or governmental charge, has not requested any extension of time within which to file any tax returns which have not since been filed, and no deficiencies for any tax, assessment or governmental charge have been claimed, proposed or assessed by any taxing authority. STARFEST's federal income tax return has not been audited. As used herein, the term "tax" includes all governmental taxes and related governmental charges imposed by the laws and regulations of any governmental jurisdiction.

               2.12 STARFEST's business, properties, plant and offices do not exist or operate in violation of any federal, state or local code, law, regulation or ordinance regulating zoning, city planning, fire safety, environmental protection or similar matters. All permits, licenses, franchises, consents and other authorizations necessary for the conduct of STARFEST's business have been timely obtained and are currently in effect. STARFEST is not in violation of any term or provision of any such permit, license, franchise, consent or other authorization.

               2.13 Except as described on Schedule 2.13, STARFEST is not a party as of the date hereof to any written or oral (i) bonus, pension, insurance or other plan providing employee benefits, (ii) contract, or series of related contracts with any one vendor or customer, for purchase, sale or exchange made in the ordinary course of business and in an amount in excess of $1,000, (iii) contract not made in the ordinary course of business, (iv) franchise, licensing or manufacturer's representative agreement, (v) contract with any shareholder of STARFEST or an affiliate of any shareholder of STARFEST within the meaning of the federal securities laws, or (vi) any contract for borrowed money either as borrower or lender. All agreements listed on Schedule 2.13, to the extent that the same give rights to STARFEST, are enforceable by STARFEST, and STARFEST has not received notice of any claim to the contrary. Complete and correct copies of all items listed in Schedule 2.13 have been delivered to CONCIERGE prior to the execution of this Agreement.

               Except as listed in Schedule 2.13, all parties other than STARFEST obligated under the agreements listed on Schedule 2.13 are in compliance in all material respects with the terms thereof and there has been no notice of default or termination with respect to any such agreement that has not been cured or waived in writing.

               2.14 No  employee  pension  benefit  plan  within the  meaning of
Section 3(a) of the Employment Retirement Income Security Act of 1994, as amended ("ERISA"), has been maintained or sponsored by STARFEST or exists to which STARFEST has contributed since its formation or is obligated to contribute for the benefit of its employees. Neither STARFEST nor any corporation or other entity affiliated with STARFEST contributes to, is obligated to contribute to, or has during the last five years contributed to or been obligated to contribute to, and none of STARFEST's employees are participants in, any multi-employer plan within the meaning of Section 4001(a) of ERISA.

               2.15 Since its formation, STARFEST has not infringed any patents, trademarks, service marks or trade names registered to or used by it in its business, nor has STARFEST claimed any such infringement.

               2.16 The Company is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union.

               2.17 All of the unrestricted outstanding shares were issued pursuant to the exemption from registration provided by Regulation D, Rule 504. No legend or other reference to any purported lien or encumbrance appears upon any certificate representing the unrestricted shares.

               2.18 STARFEST has not made any material misstatement of fact or omitted to state any material fact necessary or desirable to make complete, accurate and not misleading every representation and warranty set forth herein.

        3. Representations of CONCIERGE. CONCIERGE represents as follows:

               3.1 CONCIERGE is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is authorized to transact its business and is in good standing in each state in which its ownership of assets or conduct of business requires such qualifications. CONCIERGE is engaged in the business of designing, developing, manufacturing and marketing computer telephony technology devices.

               3.2 The authorized capital stock of CONCIERGE consists of 10 million shares of common stock, $0.01 par value, of which 895,276 shares are issued and outstanding (the "CONCIERGE Shares. All of the CONCIERGE Shares have been duly authorized and are validly issued, fully paid and non-assessable. Except for the obligations set forth on Exhibit 3.2 attached hereto, there are no existing agreements, options, warrants, rights, calls or commitments of any kind to which CONCIERGE is a party or it is bound providing for the issuance of any shares, or for the repurchase or redemption of shares, of CONCIERGE's capital stock, and there are no outstanding securities or other instruments convertible into or exchangeable for shares of such capital stock and no commitments to issue such securities or instruments. None of the CONCIERGE Shares were issued in violation of the Securities Act or any state securities laws.

               3.3 CONCIERGE has the right, power, legal capacity and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, and the documents, instruments and certificates to be executed and delivered by CONCIERGE pursuant to this Agreement. The execution and delivery of and performance of the obligations contained in this Agreement by CONCIERGE and all documents, instruments and certificates made or delivered by CONCIERGE pursuant to this Agreement, and the transactions contemplated hereby, have been or as of the Closing Date will be duly authorized by all necessary action on the part of the CONCIERGE shareholders and CONCIERGE.

               3.4 The terms and provisions of this Agreement and all documents, instruments and certificates made or delivered from time to time by CONCIERGE hereunder and thereunder constitute valid and legally binding obligations of CONCIERGE, enforceable against CONCIERGE in accordance with the terms hereof and thereof.

               3.5 The execution and delivery of this Agreement by CONCIERGE do not require any consent of, notice to or action by any person or governmental authority, which consent, notice or action has not been made, given or otherwise accomplished, and satisfactory evidence thereof has been delivered to Starfest. The performance of this Agreement by CONCIERGE and the consummation by CONCIERGE of the transactions contemplated hereby will not require any consent of, notice to or action by any person or governmental authority.

               3.6 The making and performance of this Agreement by CONCIERGE and the consummation of the transactions contemplated hereby will not result in a breach or violation by CONCIERGE of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which CONCIERGE is bound, any statute, or any judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to CONCIERGE or any of the properties of CONCIERGE.

               3.7 Attached hereto as Exhibit 3.7 are unaudited financial statements of CONCIERGE from its inception through December 31, 1999. These financial statements present fairly the financial condition and results of operations of its business, in accordance with generally accepted accounting principles, except for those adjustments that would be required for audited financial statements.

               3.8 As of the date hereof, the executive officers and directors of CONCIERGE are Allen E. Kahn, James E. Kirk and G. Robert Knauss.

               3.9 Attached as Exhibit 3.9 is a true and correct list of all material liabilities of CONCIERGE, contingent or matured, which are not reflected on the balance sheet dated as of December 31, 1999 and which arose in the ordinary course of business.

               3.10 There is no claim for personal injury, products liability, property or other damages, grievance, action, proceeding or governmental investigation pending, or to CONCIERGE's knowledge, threatened against CONCIERGE or affecting its assets or business, other than as listed on Exhibit 3.10 hereto.

               3.11 CONCIERGE has not made any material misstatement of fact or omitted to state any material fact necessary or desirable to make complete, accurate and not misleading every representation, warranty and agreement set forth herein.

               3.12 CONCIERGE has filed, or will have filed prior to Closing, all income, franchise, real property, personal property, sales, employment and other tax returns required to be filed by any taxing authority and has paid or accrued all taxes required to be paid by it in respect to the periods covered by such returns, whether or not shown on such returns, and CONCIERGE has no liability for such taxes in excess of the amounts so paid. CONCIERGE is not delinquent in the payment of any tax, assessment or governmental charge, has not requested any extension of time within which to file any tax returns which have not since been filed, and no deficiencies for any tax, assessment or governmental charge have been claimed, proposed or assessed by any taxing authority. As used herein, the term "tax" includes all governmental taxes and related governmental charges imposed by the laws and regulations of any governmental jurisdiction.

               3.13 CONCIERGE's business, properties, plant and offices do not exist or operate in violation of any federal, state or local code, law, regulation or ordinance regulating zoning, city planning, fire safety, environmental protection or similar matters. All permits, licenses, franchises, consents and other authorizations necessary for the conduct of CONCIERGE's business have been timely obtained and are currently in effect. CONCIERGE is not in violation of any term or provision of any such permit, license, franchise, consent or other authorization.

               3.14 Except as described on Schedule 3.14, CONCIERGE is not a party as of the date hereof to any written or oral (i) bonus, pension, insurance or other plan providing employee benefits, (ii) contract, or series of related contracts with any one vendor or customer, for purchase, sale or exchange made in the ordinary course of business and in an amount in excess of $1,000, (iii) contract not made in the ordinary course of business, (iv) franchise, licensing or manufacturer's representative agreement, (v) contract with any shareholder of CONCIERGE or an affiliate of any shareholder of CONCIERGE within the meaning of the federal securities laws, or (vi) any contract for borrowed money either as borrower or lender. All agreements listed on Schedule 3.14, to the extent that the same give rights to CONCIERGE, are enforceable by CONCIERGE, and CONCIERGE has not received notice of any claim to the contrary. Complete and correct copies of all items listed in Schedule 3.14 have been delivered to Starfest prior to the execution of this Agreement.

               Except as listed in Schedule 3.14, all parties other than CONCIERGE obligated under the agreements listed on Schedule 3.14 are in compliance in all material respects with the terms thereof and there has been no notice of default or termination with respect to any such agreement that has not been cured or waived in writing.

               3.15 No  employee  pension  benefit  plan  within the  meaning of
Section 3(a) of the Employment Retirement Income Security Act of 1994, as amended ("ERISA"), has been maintained or sponsored by CONCIERGE or exists to which CONCIERGE has contributed since its formation or is obligated to contribute for the benefit of its employees. Neither CONCIERGE nor any corporation or other entity affiliated with CONCIERGE contributes to, is obligated to contribute to, or has during the last five years contributed to or been obligated to contribute to, and none of CONCIERGE's employees are participants in, any multi-employer plan within the meaning of Section 4001(a) of ERISA.

               3.16 Since its formation, CONCIERGE has not infringed any patents, trademarks, service marks or trade names registered to or used by it in its business, nor has CONCIERGE claimed any such infringement.

               3.17 CONCIERGE is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union.

        4. Confidentiality From the Closing Date and for a period of five years thereafter, each of the parties hereto covenants that it will not use for the benefit of any of them or disclose to another any Confidential Information (as hereafter defined) except as such disclosure or use may be consented to in advance by the party which had supplied the information in a writing which specifically refers to this covenant. Confidential Information as used herein means information of commercial value to the supplying party and that is not normally made public by the supplying party, including but not limited to the whole or any part of any scientific or technical information, design, process, procedure, formula, or improvement, trade secret, data, invention, discovery, technique, marketing plan, strategy, forecast, customer or supplier lists, business plan or financial information.


        5.     Conditions Precedent to STARFEST's Obligations.

               5.1 Conditions Precedent. The obligations of STARFEST to consummate the transactions contemplated herein are subject to the satisfaction (unless waived in writing), on or before the Closing Date, of the following conditions:

                      (a) CONCIERGE shall have materially performed and complied with all covenants, conditions and obligations required by this Agreement to be performed or complied with by CONCIERGE on or before the Closing Date.

                      (b) All representations and warranties of CONCIERGE contained in this Agreement, the Exhibits, and in any document, instrument or certificate that shall be delivered by CONCIERGE under this Agreement shall be materially true, correct and complete on and as though made on the Second Closing Date.

                      (c) During the period from the date of this Agreement through and including the Closing Date: (i) there shall not have occurred any material adverse change affecting CONCIERGE; (ii) CONCIERGE shall not have sustained any loss or damage that materially affects its ability to conduct its business; (iii) the performance by CONCIERGE shall not have been rendered, by a change in circumstances or actions by third parties (including, without limitation, a change in any law or actions by a governmental authority), impossible, illegal, commercially impracticable or capable of accomplishment only on terms and conditions which require STARFEST to incur substantially greater costs or burdens than STARFEST reasonably anticipated on the date of this Agreement.

                      (d) As of the Closing Date, no action or proceeding against any of the parties hereto shall be before any court or governmental agency seeking to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby and which, in the judgment of Starfest, makes the consummation of the transactions contemplated by this Agreement inadvisable.

                      (e)   CONCIERGE   shall  have  tendered  to  STARFEST  all
documents, certificates, payments and other items required by this Agreement hereof to be delivered to STARFEST.

                      (f) A majority of the STARFEST Shareholders shall have approved of the transactions contemplated by this Agreement.

                      (g) CONCIERGE shall have received any consents necessary to perform their obligations under this Agreement.

                      (h) STARFEST shall have received any and all permits, authorizations, approvals and orders under federal and state securities laws for the issuance of STARFEST's Common Stock, without the imposition of any conditions adverse to STARFEST.

THE SALES OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN QUALIFIED WITH THE COMMISSIONERS OF CORPORATIONS OF THE STATES OF NEVADA OR CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFORE PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SUCH SECURITIES IS EXEMPT FROM QUALIFICATION UNDER THE LAWS OF THOSE STATES. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

6.      Conditions Precedent to CONCIERGE's Obligations.

               The obligation of CONCIERGE to consummate the transactions contemplated herein are subject to the satisfaction (unless waived in writing), on or before the Closing Date, of the following conditions:

                      (a) STARFEST shall have materially performed and complied with all covenants, conditions and obligations required by this Agreement to be performed or complied with by STARFEST on or before the Closing Date.

                      (b) All representations and warranties of STARFEST contained in this Agreement, the Exhibits, and in any document, instrument or certificate that shall be delivered by STARFEST under this Agreement shall be materially true, correct and complete on and as though made on the Closing Date.

                      (c) During the period from the date of this Agreement through and including the Closing Date: (i) there shall not have occurred any material adverse change affecting STARFEST; (ii) STARFEST shall not have sustained any loss or damage that materially affects its ability to conduct its business; (iii) the performance by STARFEST shall not have been rendered, by a change in circumstances or actions by third parties (including, without limitation, a change in any law or actions by a governmental authority), impossible, illegal, commercially impracticable or capable of accomplishment on terms and conditions which require CONCIERGE to incur substantially greater costs or burdens than CONCIERGE reasonably anticipated on the date of this Agreement.

                      (d) As of the Closing Date, no action or proceeding against any of the parties hereto shall be before any court or governmental agency seeking to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby and which, in the judgment of CONCIERGE, makes the consummation of the transactions contemplated by this Agreement inadvisable.

                      (e)  STARFEST   shall  have   tendered  to  CONCIERGE  all
documents, certificates, and other items required by this Agreement hereof to be delivered to CONCIERGE.

                      (f) STARFEST shall have received any consents necessary to perform their obligations under this Agreement.

        7.     Closing.

               7.1 The closing of the transaction contemplated by this Agreement (the "Closing") shall take place at such time and at such place as the parties shall mutually agree no later than April 15, 2000 (the "Closing Date") unless such date is extended by written agreement of STARFEST and CONCIERGE and shall be effected in accordance with the following:


                      (a) CONCIERGE shall deliver to STARFEST, and STARFEST shall deliver to CONCIERGE, good standing certificates from the secretary of state of any state where the ownership of its assets or the conduct of its business would require such qualification, attesting to the good standing of CONCIERGE or, as the case may be, STARFEST, in each such state.

                      (b) There shall be delivered all other previously rendered documents, instruments and other writings required to be delivered by CONCIERGE to STARFEST or STARFEST to CONCIERGE, as the case may be, at or prior to the Closing pursuant to this Agreement or otherwise legally required or reasonably necessary in connection herewith.

                      (c) STARFEST shall deliver to CONCIERGE the certificate of its corporate Secretary certifying that the necessary corporate action of STARFEST's directors and stockholders has taken place to approve the merger contemplated by this Agreement, and CONCIERGE shall deliver to STARFEST the certificate of its corporate Secretary certifying that the necessary corporate action of CONCIERGE's directors and stockholders has taken place to approve the merger contemplated by this Agreement.

                      (d) STARFEST shall provide the documents needed to be filed with the Secretaries of State of Nevada and California to effect the merger, and the officers of each of STARFEST and CONCIERGE shall execute the documents and deliver them to such Secretaries of State for filing.

                      (e) CONCIERGE shall deliver to STARFEST a list of its stockholders, certified by its Secretary, setting forth the number of shares of CONCIERGE common stock owned by each such stockholder and the number of shares each such stockholder is to receive in the merger. STARFEST shall send the list to its transfer agent and stock registrar with instructions to issue the 78 million shares to the CONCIERGE stockholders in accordance with the list. The certificates that will represent such 78 million shares of Common Stock of the post-merger company will not bear a legend restricting the transferability of the shares.

        8. Termination. This Agreement may be terminated prior to the Closing by delivery of notice in writing to that effect as follows:

               8.1 By CONCIERGE, if any one or more of the conditions to the obligations CONCIERGE to close has not been fulfilled as of the Closing Date;

               8.2 By STARFEST, if any one or more of the conditions to its obligations to close have not been fulfilled as of the Closing Date.

               8.3 At any time on or prior to the Closing Date by mutual written consent of the parties hereto.

If this Agreement so terminates, it shall become null and void and have no further force or effect.

        9.     Survival and Indemnification.

               9.1 The representations, warranties and covenants of the parties made in this Agreement shall survive the Closing for a period of two years after the Closing Date. Each party shall indemnify and hold harmless the other parties from and against any loss, liability, damage, cost or expense (including reasonable attorneys' and accountants' fees) which shall arise out of or is connected with any breach of any representation or warranty made or covenant to be performed by the party or parties against whom indemnification is sought; provided, however, that no claims may be asserted against any party until and unless the aggregate of all claims against such party exceeds $10,000 and the maximum aggregate amount of the obligations of any individual party to provide indemnification under this Agreement shall not exceed $200,000.

               9.2 Upon the assertion by a third party against one of the parties to this Agreement of a claim to which the indemnification provisions of this Section apply, the party against whom the claim has been asserted shall promptly notify the other party to this Agreement against whom a claim for indemnification is expected to be made of such claim (and such notice shall be a condition precedent to the liability of the parties or party so notified with respect to such claim). Any party so notified shall have the right, at its own expense and with counsel of its choice, to control the defense of any such claim and all actions and proceedings in connection therewith, provided that any party seeking indemnification shall have the right to participate in such defense with counsel of its choice at its own expense. No such claim shall be compromised or settled by any party to this Agreement without the prior written consent of the other party. Each other party shall cooperate in every reasonable way with the party assuming responsibility for the defense and disposition of such claim.

        10. Post-Closing Covenants. CONCIERGE covenants that after the Closing:

               10.1 The post-merger company will exert all reasonable effort and take all reasonable actions required to register its Common Stock with the SEC on SEC Form 10-SB and to maintain its status as a company whose Common Stock is quoted on the OTC Bulletin Board or shall change its status to a company whose Common Stock is listed on The Nasdaq Stock Market.

               10.2 The post-merger company shall not reverse split its stock for a period of at least two years from the date hereof without the written consent of Gary Bryant of Indian Wells, California..

               10.3 For a period of one year, without the written consent of Michael Huemmer the post-merger company will not issue or reserve for issuance more than 9 million shares of its Common Stock for the purposes of attracting qualified management and officers and of obtaining sufficient capital to commence its business in a viable manner.

        11. This Agreement shall be governed and construed in accordance with the laws of the State of Nevada without application of Nevada's conflicts of laws provision.

        12. Execution in Counterparts. This Agreement and any of the documents described herein that are necessary for Closing may be executed in counterparts, each of which shall be deemed an original and together which shall constitute one and the same instrument.

        13. Further Assurances. If, at any time before, on or after either Closing Date, any further action by any of the parties to this Agreement is necessary or desirable to carry out the purposes of this Agreement, such party shall take all such necessary or desirable action or use such party's best efforts to cause such action to be taken.

        14. Expenses. CONCIERGE shall bear all expenses incurred by it in connection with the negotiation, preparation or execution of this Agreement, and STARFEST shall bear all expenses incurred by it in connection with the negotiation, preparation or execution of this Agreement.

        15. Judicial Proceedings. Each party hereto consents to the exclusive jurisdiction over it of the courts of the State of Nevada in the County of Hamilton and of the courts of the United States in the Southern District of Nevada and agrees that personal service of all process may be made by registered or certified mail pursuant to the provisions of Section 19. All actions arising out of or relating in any way to any of the provisions of this Agreement or the transactions contemplated hereby shall be brought or maintained only in one of such courts. The parties hereby irrevocably waive any objection that they may now have or hereafter acquire to the laying of venue of any such action or proceeding brought in such courts and any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum. The parties further agree that a final judgment in any such action or proceeding brought in any such court, after all appeals or all rights of appeal have expired, shall be conclusive and binding upon them and may be enforced in any competent court located elsewhere.

        16. Notices. Any notice or demand desired or required to be given hereunder shall be in writing and deemed given when personally delivered, sent by overnight courier or deposited in the mail (postage prepaid, certified or registered, return receipt requested) and addressed as set forth below or to such other address as any party shall have previously designated by such a notice. Any notice delivered personally shall be deemed to be received on the date of personal delivery; any notice sent by overnight courier shall be deemed to be received upon confirmation one business day after the date sent; and any notice mailed shall be deemed to be received on the date stamped on the receipt.

If to CONCIERGE                     Allen E. Kahn, Chief Executive Officer
                                    Concierge, Inc.
                                    7547 West Manchester Ave., No. 325
                                    Los Angeles, CA 90045

Copy to:                            James E. Kirk, Esq.
                                    11927 Menaul, N.E.
                                    Albuquerque, NM 87112




If to STARFEST                      Michael Huemmer, President
                                    Starfest, Inc.
                                    9494 E. Redfield Road, #1136
                                    Scottsdale, AZ 85260

Copy to:                            Thomas J.Kenan
                                    Fuller, Tubb, Pomeroy & Stokes
                                    201 Robert S. Kerr Ave., Suite 1000
                                    Oklahoma City, OK 73102


        17. Parties in Interest. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether herein so expressed or not.

        18. Severability. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of any provision of this Agreement in any other jurisdiction.

        19. Amendment. Except as otherwise provided herein, the parties hereto may modify or supplement this Agreement at any time, but only in writing duly executed by each of the parties hereto.

        20. Headings. The headings preceding the text of sections of this Agreement are for convenience only and shall not be deemed a part hereof.

        21. Entire Understanding. The terms set forth in this Agreement including its Exhibits are intended by the parties as the final, complete and exclusive expression of the terms of their agreement and may not be contradicted, explained or supplemented by evidence of any prior agreement, any contemporaneous oral agreement or any consistent additional terms. The Exhibits attached to this Agreement are made a part of this Agreement.

        22. Confidentiality. The parties hereto shall not make any public announcement regarding the transactions contemplated by this Agreement without the prior written consent of CONCIERGE and STARFEST, which consent shall not be unreasonably withheld, conditioned or delayed. The parties hereto will issue a press release regarding the transactions contemplated by this Agreement upon the execution of this Agreement. Each of the parties hereto shall keep strictly confidential any and all information furnished to it or its agents or representatives in the course of negotiations relating to this Agreement or any transactions contemplated by this Agreement, and such parties have instructed their representative officers, partners, employees and other representatives having access to such information of such obligation of confidentiality. .

        IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.

               STARFEST, INC.               CONCIERGE, INC.

               By:/s/ Michael Huemmer       By:/s/ Allen E. Kahn
                  -------------------          --------------------
                  Michael Huemmer,             Allen E. Kahn, President
                    President

UNTIL _____________________, 2000 (90 DAYS AFTER THE EFFECTIVE DATE OF THE MERGER), ALL DEALERS EFFECTING TRANSACTIONS IN THESE SECURITIES MAY BE REQUIRED TO DELIVER A PROSPECTUS.

Exhibits and Financial Statement Schedules.

        Separately bound but filed as part of this Registration Statement are the following exhibits:

        Exhibit                                   Item
        -------                                   ----

         2            -      Agreement  of  Merger of  January 26, 2000, between
                             Starfest, Inc. and Concierge, Inc.*

         2.1          -      Stock Purchase Agreement  of  March 6, 2000 between
                             Starfest, Inc. and MAS Capital, Inc.*

         2.2          -      Amendment No. 1 to Agreement  of  Merger of January
                             26, 2000  between  Starfest, Inc.  and   Concierge,
                             Inc.+
                                                                            -

         3.1          -      Articles of Incorporation  and  Amended Articles of
                             Incorporation of Starfest, Inc.*

         3.2          -      Bylaws of Starfest, Inc.*

         3.3          -      Articles of Incorporation of Concierge, Inc.**

         3.4          -      Bylaws of Concierge, Inc.**

         5            -      Opinion  of  Thomas  J.  Kenan,  Esq.,  as  to  the
                             legality  of   the   securities  covered   by   the
                             Registration Statement.**

         8            -      Opinion of Thomas J. Kenan, Esq., as to tax matters
                             and tax consequences.**

        10            -      1999 Stock Option Plan adopted by Starfest, Inc.*

        10.1          -      Manufacturing Services Agreement between Concierge,
                             Inc. and XeTel Corporation.+
                                                        -

        10.2          -      Service Level Agreement between Concierge, Inc. and
                             eAssist.com, Inc.***+

        10.3          -      Independent Consulting Agreement between Concierge,
                             Inc. and Dave Cook Consulting.***+

        23            -      Consent of  Thomas J. Kenan, Esq. to  the reference
                             to  him as an attorney  who has passed upon certain
                             information   contained   in    the    Registration
                             Statement.**

        23.1          -      Consent  of  Brad B. Haynes,  C.P.A.,   independent
                             auditor of  Concierge, Inc.  (superseded by Exhibit
                             23.12).

        23.2          -      Consent  of  Jaak (Jack) Olesk, C.P.A., independent
                             auditor  of  Starfest, Inc.  (superseded by Exhibit
                             23.13).

        23.3          -      Consent  of  Harry F. Camp  to  serve as a director
                             should  the  proposed  merger  with Concierge, Inc.
                             become effective.**

        23.5          -      Consent  of  F. Patrick Flaherty  to  serve  as   a
                             director should the proposed merger with Concierge, Inc. become effective.**

        23.6          -      Consent of  Donald W. Fluken to serve as a director
                             should  the  proposed  merger  with Concierge, Inc.
                             become effective.**

        23.7          -      Consent  of  Allen E. Kahn  to  serve as a director
                             should the  proposed  merger with  Concierge,  Inc.
                             become effective.**

        23.8          -      Consent  of  James E. Kirk  to  serve as a director
                             should  the proposed  merger  with  Concierge, Inc.
                             become effective.**

        23.9          -      Consent  of  Herbert  Marcus, III  to  serve  as  a
                             director should the proposed merger with Concierge, Inc. become effective.**

        23.10         -      Consent of David W. Neibert to serve as a  director
                             should  the  proposed  merger  with Concierge, Inc.
                             become effective.**

        23.11         -      Consent  of  Samuel C.H. Wu  to serve as a director
                             should the  proposed  merger  with  Concierge, Inc.
                             become effective.**






        23.13         -      Consent  of  Jaak (Jack) Olesk, C.P.A., independent
                             auditor of  Starfest, Inc.  (superseded  by Exhibit
                             23.14).


        23.14         -      Consent  of  Jaak (Jack) Olesk, C.P.A., independent
                             auditor of Starfest, Inc.

        23.15         -      Consent  of  Hamid  Kabani,  C.P.A.,    independent
                             auditor of Concierge, Inc.

        27            -      Financial Data Schedule.**

        27.1          -      Financial Data Schedule+

        27.2          -      Financial Data Schedule


        * Previously filed with Form 8-K12G3 on March 10, 2000; Commission File No. 000-29913, incorporated herein.

        ** Previously filed with Form S-4 on June 8, 2000; Commission File No. 333-38838, incorporated herein.

        *** Confidential treatment for portions of this exhibit have been requested.

        + Previously filed with Amendment No. 1 to Form S-4 on September 5, 2000; Commission File No. 333-38838, incorporated herein.


                                  UNDERTAKINGS

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers and controlling persons of Starfest, Inc. pursuant to the foregoing provisions, or otherwise, Starfest, Inc. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Starfest, Inc. of expenses incurred or paid by a director, officer or controlling person of Starfest, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Starfest, Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cave Creek, Arizona.

Date:  December 8, 2000                Starfest, Inc.




                                       By/s/ Michael Huemmer
                                         ---------------------------------------
                                         Michael Huemmer, president


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




Date:  December 8, 2000                  /s/ Michael Huemmer
                                         ---------------------------------------


                                         Michael Huemmer,  president,  director,
                                         principal   financial   officer,    and
                                         authorized    representative   of   the
                                         Registrant




Date:  December 8, 2000                  /s/ Janet Alexander
                                         ---------------------------------------



                                         Janet Alexander, secretary and director
                                         of the Registrant